                                                                     EXHIBIT 4.2




                                TRUST INDENTURE


                                ----------------


                 THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY
                            OF HAMILTON, TENNESSEE,
                                   as Issuer,

                                      and

                           FIRST UNION NATIONAL BANK,
                                   as Trustee


                   -----------------------------------------


                                    securing

                                   $4,500,000


               THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF
            HAMILTON, TENNESSEE INDUSTRIAL DEVELOPMENT REVENUE BONDS (STERILE RECOVERIES, INC. PROJECT), TAXABLE SERIES 1999


                                ----------------


                          DATED AS OF FEBRUARY 1, 1999

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 1.2       Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                   ARTICLE II

                                   THE BONDS

Section 2.1       Amount, Terms, and Issuance of the Bonds. . . . . . . . . . . . . . . . . . . .   18
Section 2.2       Designation, Denominations, Maturity Date and Interest Rates of the Bonds . . .   19
Section 2.3       Optional Tender Provisions of the Bonds . . . . . . . . . . . . . . . . . . . .   23
Section 2.4       Registered Bonds Required: Bond Registrar and Bond Register . . . . . . . . . .   24
Section 2.5       Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 2.6       Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 2.7       Authentication; Authenticating Agent. . . . . . . . . . . . . . . . . . . . . .   26
Section 2.8       Payment of Principal and Interest; Interest Rights Preserved. . . . . . . . . .   26
Section 2.9       Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.10      Mutilated, Destroyed, Lost, Stolen or Undelivered Bonds . . . . . . . . . . . .   28
Section 2.11      Temporary Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 2.12      Cancellation of Surrendered Bonds . . . . . . . . . . . . . . . . . . . . . . .   29
Section 2.13      Conditions of Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 2.14      Book Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                  ARTICLE III

                   PURCHASE AND REMARKETING OF TENDERED BONDS

Section 3.1       Remarketing of Tendered Bonds . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 3.2       Purchase of Bonds Delivered to the Tender Agent . . . . . . . . . . . . . . . .   33
Section 3.3       Delivery of Purchased Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 3.4       Delivery of the Proceeds of the Sale of Remarketed Bonds. . . . . . . . . . . .   35
Section 3.5       No Remarketing After Certain Events . . . . . . . . . . . . . . . . . . . . . .   35
Section 3.6       Conversion of Series 1999 Bonds to Tax-Exempt Series Bonds. . . . . . . . . . .   35

                                   ARTICLE IV

                                  PROJECT FUND

Section 4.1       Creation of and Deposits to the Project Fund. . . . . . . . . . . . . . . . . .   37
Section 4.2       Payments from the Project Fund. . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 4.3       Trustee May Rely on Requisitions. . . . . . . . . . . . . . . . . . . . . . . .   38
Section 4.4       Completion Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 4.5       Transfers to the Bond Fund. . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 4.6       Trustee's Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 4.7       Disposition of Balance in Project Fund. . . . . . . . . . . . . . . . . . . . .   38

                                   ARTICLE V

                        REVENUES AND APPLICATION THEREOF

Section 5.1       Revenues to be Paid Over to Trustee . . . . . . . . . . . . . . . . . . . . . .   39
Section 5.2       The Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 5.3       Revenues to Be Held for All Bondholders; Certain Exceptions . . . . . . . . . .   41
Section 5.4       Rebate Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                   ARTICLE VI

         DEPOSITORIES OF MONEYS; SECURITY FOR DEPOSITS AND INVESTMENT O

Section 6.1       Security for Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 6.2       Investment of Moneys. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 6.3       The Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

                                  ARTICLE VII

                      REDEMPTION OR PURCHASE OF THE BONDS

Section 7.1       Redemption or Purchase Dates and Prices . . . . . . . . . . . . . . . . . . . .   46
Section 7.2       Lessee to Direct Optional Redemption. . . . . . . . . . . . . . . . . . . . . .   48
Section 7.3       Selection of Bonds to be Called for Redemption. . . . . . . . . . . . . . . . .   48
Section 7.4       Notice of Redemption or Purchase. . . . . . . . . . . . . . . . . . . . . . . .   49
Section 7.5       Bonds Redeemed or Purchased in Part . . . . . . . . . . . . . . . . . . . . . .   50



                                  ARTICLE VIII

                      PARTICULAR COVENANTS AND PROVISIONS

Section 8.1       Covenant to Pay the Bonds; Bonds Limited Obligations of the Issuer. . . . . . .   50
Section 8.2       Covenants to Perform Obligations Under this Indenture . . . . . . . . . . . . .   50
Section 8.3       Covenant to Perform Obligations Under the Lease Agreement . . . . . . . . . . .   51
Section 8.4       Trustee May Enforce the Issuer's Rights Under the Lease Agreement . . . . . . .   51
Section 8.5       Covenant Against Arbitrage. . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 8.6       Inspection of the Bond Register . . . . . . . . . . . . . . . . . . . . . . . .   52
Section 8.7       Priority of Pledge and Security Interest. . . . . . . . . . . . . . . . . . . .   52
Section 8.8       Maintenance of Insurance: Payment of Taxes, Charges, Etc. . . . . . . . . . . .   52
Section 8.9       Maintenance and Repair. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
Section 8.10      Insurance and Condemnation Proceeds . . . . . . . . . . . . . . . . . . . . . .   52
Section 8.11      Actions on Behalf of the Lessee . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 8.12      No Lien on the Project in Favor of the Trustee or the Issuer;
                  Quitclaim Transfer of Right, Title and Interest in the Project. . . . . . . . .   53

                                   ARTICLE IX

                              DEFAULT AND REMEDIES

Section 9.1       Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 9.2       Acceleration and Annulment Thereof. . . . . . . . . . . . . . . . . . . . . . .   54
Section 9.3       Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 9.4       Legal Proceedings by the Trustee. . . . . . . . . . . . . . . . . . . . . . . .   55
Section 9.5       Discontinuance of Proceedings by the Trustee. . . . . . . . . . . . . . . . . .   56
Section 9.6       Credit Facility Issuer or Bondholders May Direct Proceedings. . . . . . . . . .   56
Section 9.7       Limitations on Actions by the Bondholders . . . . . . . . . . . . . . . . . . .   56
Section 9.8       Trustee May Enforce Rights Without Possession of the Bonds. . . . . . . . . . .   57
Section 9.9       Remedies Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 9.10      Delays and Omissions Not to Impair Rights . . . . . . . . . . . . . . . . . . .   57
Section 9.11      Application of Moneys in the Event of Default . . . . . . . . . . . . . . . . .   57
Section 9.12      Trustee and Bondholders Entitled to All Remedies Under the Act. . . . . . . . .   58
Section 9.13      Trustee May File Claim in Bankruptcy. . . . . . . . . . . . . . . . . . . . . .   58
Section 9.14      Receiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Section 9.15      Subrogation Rights of Credit Facility Issuer. . . . . . . . . . . . . . . . . .   59



                                   ARTICLE X

                             CONCERNING THE TRUSTEE

Section 10.1      Acceptance of the Trusts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
Section 10.2      Trustee to Give Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 10.3      Trustee Entitled to Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .   62
Section 10.4      Trustee Not Responsible for Insurance, Taxes, Execution
                  of this Indenture, Acts of the Issuer or Application of the
                  Moneys Applied in Accordance with this Indenture. . . . . . . . . . . . . . . .   63
Section 10.5      Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 10.6      Trustee to Preserve Records . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 10.7      Trustee May Be a Bondholder . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 10.8      Trustee Not Responsible for Recitals. . . . . . . . . . . . . . . . . . . . . .   64
Section 10.9      No Responsibility for Recording or Filing . . . . . . . . . . . . . . . . . . .   64
Section 10.10     Trustee May Require Information . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 10.11     Trustee May Rely on Certificates. . . . . . . . . . . . . . . . . . . . . . . .   65
Section 10.12     Trustee Bond. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 10.13     Segregation of Funds; Interests . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 10.14     Qualification of the Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 10.15     Resignation and Removal of the Trustee. . . . . . . . . . . . . . . . . . . . .   66
Section 10.16     Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 10.17     Co-Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 10.18     Notice to Moody's or S&P. . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

                                   ARTICLE XI

                  EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS
                      AND PROOF OF OWNERSHIP OF THE BONDS

Section 11.1      Execution of Instruments by the Bondholders and
                  Proof of Ownership of the Bonds . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 11.2      Preservation of Information . . . . . . . . . . . . . . . . . . . . . . . . . .   70

                                  ARTICLE XII

                           THE REMARKETING AGENT, THE
                      TENDER AGENT AND THE PLACEMENT AGENT

Section 12.1      The Remarketing Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 12.2      The Tender Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 12.3      The Placement Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 12.4      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71



                                  ARTICLE XIII

                           AMENDMENTS AND SUPPLEMENTS

Section 13.1      Amendments and Supplements Without the Bondholders' Consent . . . . . . . . . .   72
Section 13.2      Amendments With the Bondholders' and the Credit
                  Facility Issuer's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 13.3      Supplemental Indentures Affecting the Rights of the
                  Credit Facility Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Section 13.4      Amendment of the Lease Agreement. . . . . . . . . . . . . . . . . . . . . . . .   74
Section 13.5      Amendment of the Lease Agreement Requiring the
                  Consent of the Credit Facility Issuer . . . . . . . . . . . . . . . . . . . . .   75
Section 13.6      Amendment of the Credit Facility. . . . . . . . . . . . . . . . . . . . . . . .   75
Section 13.7      Trustee Authorized to Join in Amendments and Supplements;
                  Reliance on Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

                                  ARTICLE XIV

                           DEFEASANCE; OTHER PAYMENTS

Section 14.1      Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 14.2      Deposit of Funds for Payment of the Bonds . . . . . . . . . . . . . . . . . . .   77
Section 14.3      Effect of Purchase of the Bonds . . . . . . . . . . . . . . . . . . . . . . . .   78

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1      Covenants of the Issuer to Bind its Successors. . . . . . . . . . . . . . . . .   78
Section 15.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 15.3      Trustee as the Paying Agent and the Bond Registrar. . . . . . . . . . . . . . .   80
Section 15.4      Rights Under this Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 15.5      Form of Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . .   80
Section 15.6      Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 15.7      Covenants of Issuer Not Covenants of Officials Individually . . . . . . . . . .   81
Section 15.8      No Personal Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Section 15.9      No Liability of County, Officers, Etc.. . . . . . . . . . . . . . . . . . . . .   82
Section 15.10     Limited Liability of the Issuer . . . . . . . . . . . . . . . . . . . . . . . .   82
Section 15.11     State Law Governs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
Section 15.12     Payments Due on Days Other Than Business Days . . . . . . . . . . . . . . . . .   83
Section 15.13     Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
Section 15.14     Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .   83



EXHIBIT A:        Form of Notice of Conversion . . . . . . . . . . . . . . . . . . . . . . . . . .
EXHIBIT B:        DTC Blanket Issuer Letter of Representations . . . . . . . . . . . . . . . . . .
EXHIBIT C-1:      Form of Taxable Series 1999 Bond . . . . . . . . . . . . . . . . . . . . . . . .
EXHIBIT C-2:      Form of Tax-Exempt Series Bond . . . . . . . . . . . . . . . . . . . . . . . . .
EXHIBIT D:        Description of the Project . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXHIBIT E:        Requisition and Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . .


                                TRUST INDENTURE


         This TRUST INDENTURE, dated as of February 1, 1999 (this "INDENTURE"), by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE COUNTY OF HAMILTON, TENNESSEE, a public non-profit corporation, organized and existing under the laws of the State of Tennessee (the "ISSUER") and FIRST UNION NATIONAL BANK, a national banking association, having a corporate trust office in Nashville, Tennessee, as Trustee (the "TRUSTEE").

                              W I T N E S S E T H:

         WHEREAS, the Issuer has been established and created pursuant to the provisions of Chapter 53 of Title 7 of Tennessee Code Annotated, as amended (the "ACT") and is authorized to acquire real property and interests therein, buildings and other improvements thereon, and to sell or lease the same as herein more particularly described; and

         WHEREAS, in furtherance of the public purpose for which the Issuer was created, the Issuer proposes to issue $4,500,000 in aggregate principal amount of its Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999 (the "SERIES 1999 BONDS") pursuant to this Indenture to finance, in whole or in part, the cost of the acquisition, construction, installation and equipping of an industrial facility to be used for the manufacture and reprocessing of medical products (the "PROJECT") to be located in Hamilton County, Tennessee as more fully set forth in Exhibit D hereto and a portion of the costs of issuance of the Bonds, and to lease the Project to First Security Bank, National Association, as the Owner Trustee under SRI Realty Trust 1998-1 (the "LESSEE"), which will in turn lease the Project to Sterile Recoveries, Inc., a Florida corporation; and

         WHEREAS, the Lessee shall have the option under the Indenture to convert the Series 1999 Bonds to the herein defined Tax-Exempt Series Bonds upon the satisfaction of certain conditions (the Series 1999 Bonds and the Tax-Exempt Series Bonds are hereinafter referred to as the "Bonds"); and

         WHEREAS, the Issuer and the Lessee will enter into a Lease Agreement, dated as of February 1, 1999 (the "LEASE AGREEMENT"), pursuant to which the Lessee will agree to make payments sufficient to pay the principal and Purchase Price (hereinafter defined) of, redemption premium, if any, and interest on, the Bonds as the same become due and payable and to pay administrative expenses in connection with the Bonds, including certain costs of issuance; and

         WHEREAS, it has been determined that the estimated amount necessary to finance the cost of the acquisition, renovation, construction, installation and equipping of the Project, including necessary expenses incidental to the issuance of the Series 1999 Bonds, will require the issuance, sale and delivery of Bonds in the aggregate principal amount of $4,500,000 as hereinafter provided; and

         WHEREAS, the Lessee and First Union National Bank, a national banking association (the "BANK"), have entered into a Credit Agreement, dated as of February 1, 1999 (the "REIMBURSEMENT AGREEMENT"), pursuant to which the Bank has agreed, among other things, to issue its irrevocable direct-pay letter of credit, dated the date of the delivery of the Series 1999 Bonds (the "LETTER OF CREDIT"), in favor of the Trustee, for the account of the Lessee obligating the Bank to pay to the Trustee upon draws made by the Trustee in accordance with the terms thereof up to (i) an amount equal to the aggregate principal amount of the Bonds then Outstanding (hereinafter defined) to be used by the Trustee to pay (a) the principal of such Bonds whether at maturity, upon redemption, acceleration or otherwise and (b) the portion of the Purchase Price equal to the principal amount of any such Bonds delivered to the Tender Agent (hereinafter defined) for purchase plus (ii) an amount equal to up to one hundred twenty (120) days' accrued interest on the Bonds at an assumed interest rate of fifteen percent (15%) per annum (which is the maximum interest rate to be borne by the Bonds), to be used by the Trustee to pay (x) accrued interest on the Bonds and (y) the portion of the Purchase Price of tendered Bonds equal to the accrued interest, if any, on any such Bonds, and pursuant to which the Lessee has agreed to reimburse the Bank for all amounts drawn by the Trustee under the Letter of Credit, together with interest on all such amounts and to pay to the Bank certain fees and expenses for issuing the Letter of Credit; and

         WHEREAS, as security for the payment of the Bonds, the Issuer has agreed to assign and pledge to the Trustee, all right, title and interest of the Issuer in (i) the Lease Agreement (except the Issuer Reserved Rights (hereinafter defined)), (ii) all money and securities at any time on deposit in, in transit to or credited to any account or fund created hereunder, including without limitation the Project Fund and the Bond Fund, but excluding the Rebate Fund, and (iii) Revenues (as hereinafter defined); and

         WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued and delivered as provided in this Indenture, the legal, valid, binding and enforceable limited obligations of the Issuer, according to the import thereof, and to create a valid assignment and pledge of the Revenues to the payment of the principal and Purchase Price of, redemption premium, if any, and the interest on, the Bonds and a valid assignment of certain of the rights, title and interest of the Issuer in the Lease Agreement, have been done and performed, and the execution, issuance and delivery of the Bonds, subject to the terms hereof, have in all respects been authorized; and

         WHEREAS, the Issuer has determined that the Bonds to be issued hereunder shall be substantially in the form contained in Exhibit C-1 and that the Tax-Exempt Series Bonds to issued hereunder shall be substantially in the form contained in Exhibit C-2, in each case, with such variations, omissions and insertions as are required or permitted by this Indenture; and

         NOW, THEREFORE, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Bondholders, and also for and in consideration of the sum of One Dollar to the Issuer in hand paid by the

Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, delivered, secured and accepted by the Bondholders and any and all other persons who shall from time to time be or become owners thereof, and in order to secure the payment of the Bonds at any time issued and outstanding hereunder and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained:

         THE ISSUER DOES HEREBY PLEDGE AND ASSIGN, and grant a security interest unto the Trustee and its successors and assigns, forever, to have and to hold, for the benefit of the owners of the Bonds all right, title and interest of the Issuer presently owned or hereafter acquired in and to the following (collectively, the "TRUST ESTATE"):

               (a) The Lease Agreement (as the same may from time to time be supplemented or amended), including, but not limited to, all payments of principal and interest due and to become due under the Lease Agreement whether made at their respective due dates or as prepayments permitted or required by the Lease Agreement together with full power and authority, in the name of the Issuer or otherwise, to demand, receive, enforce or collect any or all of the foregoing, to endorse or execute any checks or other instruments or orders, to file any claims and to take any action the Trustee may deem necessary or advisable in connection therewith, and the Issuer hereby irrevocably appoints the Trustee as attorney-in-fact for the Issuer for such purposes, which appointment is coupled with an interest and is irrevocable; provided, however, that the Issuer shall continue to have all the rights, together with the Trustee, contained in the following sections of the Lease Agreement (collectively, the "ISSUER RESERVED RIGHTS"):


                    (i) Section 6.4 (pertaining to the Issuer's non-exclusive right to receive payment for certain advances);

                    (ii) Section 7.1 (pertaining to the Issuer's right of access to the Project and certain records);

                    (iii) Section 7.5 (pertaining to the Issuer's right to receive payment for certain costs and expenses);

                    (iv) Section 7.6 (pertaining to the Issuer's right to certain indemnities);

                    (v) Section 7.7 (pertaining to the Issuer's right to indemnification);

                    (vi) Section 7.8 (pertaining to the Issuer's right to request and provide certain information);

                    (vii) Section 8.1 (pertaining to the Issuer's right to consent or withhold consent to assignment of rights of the Lessee under the Lease Agreement or lease or sale of the Project);

                    (viii) Section 9.5 (pertaining to the Issuer's right to
               reimbursement of expenses incurred upon a default); and

                    (ix) Section 12.5 (pertaining to the Issuer's right to receive notices);

               (b) All money and securities at any time on deposit in, in transit to or credited to any account or fund created hereunder, including without limitation the Project Fund and the Bond Fund, but excluding the Rebate Fund; and

               (c) Revenues (as hereinafter defined);

and it is so mutually agreed and covenanted by and between the parties hereto for the equal and proportionate benefit and security of the Bondholders without preference, priority or distinction as to lien or otherwise, except as hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise, for the benefit of the Bondholders and as security for the fulfillment of the obligations of the Issuer hereunder;

         TO HAVE AND TO HOLD the same forever, subject, however, to the exceptions, reservations and matters therein and herein recited but IN TRUST, nevertheless, for the benefit and security of the owners from time to time of the Bonds delivered hereunder and issued by the Issuer and Outstanding;

         PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with
Article XIV hereof, the principal of, premium, if any, and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Bondholders or shall have been provided for by the Lessee pursuant to Article XIV hereof, then this Indenture and all covenants, agreements and other obligations of the Issuer hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Lessee such instruments in writing as shall be required to evidence the discharge hereof; otherwise, this Indenture shall be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that the Bonds issued and secured hereunder are to be issued and delivered and the Trust Estate and other revenues and funds herein pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed.

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS. All words and terms defined in Article I of the Lease Agreement shall have the same meanings in this Indenture, unless otherwise specifically defined herein. In addition, the following words and terms as used in this Indenture shall have the following meanings unless some other meaning is plainly intended:

         "ACT" means, Chapter 53 of Title 7 of Tennessee Code Annotated.

         "ALTERNATE CREDIT FACILITY" shall mean an irrevocable direct-pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall, in all respects material to the Bondholders, be the same (except for the term of such Alternate Credit Facility) as or better than the Credit Facility that is replaced by such Alternate Credit Facility as set forth in Section 6.3 hereof.

         "AUTHENTICATING AGENT" shall mean the Trustee and any agent, designated and appointed pursuant to Section 2.7 hereof.

         "AUTHORIZED INVESTMENTS" means (i) direct or indirect obligations of the State or any municipality, instrumentality or political subdivision thereof, or the United States of America or any instrumentality thereof or (ii) obligations, the full and timely payment of the principal and interest of which are directly and unconditionally guaranteed by the State or the United States of America or (iii) bankers' acceptances of, or certificates of deposit issued by, or time deposits or other banking arrangements or deposits with the Bank or the Trustee with a rating of investment grade at all times by Moody's and S&P or (iv) commercial paper of any Person other than any Related Person which has been classified for rating purposes by Moody's as Prime-1 and by S&P as A-1 or
(v) commercial paper of the Bank or (vi) money market funds or other mutual funds with at least $2 billion in assets and which invest exclusively in assets described in (i) or (ii) above.

         "AVAILABLE MONEYS" shall mean:

               (a) with respect to any payment date occurring during any period that the Bonds are entitled to the benefit of a Credit Facility:

                   (A) any moneys which have been paid to the Trustee by the
               Lessee (including moneys transferred from the Project Fund pursuant to Section 4.1 hereof and which have been on deposit with the Trustee for at least one hundred twenty-seven (127) days during and prior to which no Event of Bankruptcy shall have occurred, and the proceeds from the investment of such moneys after such moneys have become Available Moneys;

                   (B) moneys on deposit with the Trustee representing proceeds from the resale by the Remarketing Agent of Bonds to persons other than the Issuer or the Lessee as described in Article III hereof, which, in each case, were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which only moneys that were Available Moneys were at any time held, and the proceeds from the investment thereof;

                   (C) moneys drawn under a Credit Facility that were at all
               times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys (other than those drawn under a Credit Facility) were at any time held; and

               (b) with respect to any payment date not occurring during a period that the Bonds are entitled to the benefit of a Credit Facility, any moneys furnished to the Trustee and the proceeds from the investment thereof. The Trustee may presume that no Event of Bankruptcy has occurred unless notified in writing to the contrary by the Lessee, the Credit Facility Issuer or the owners of not less than twenty-five percent (25%) in aggregate principal amount of Bonds Outstanding.

         "BANK" shall mean (a) First Union National Bank, a national banking association, as the issuer of the Letter of Credit, and its successors and assigns; and (b) any Substitute Bank.

         "BANK ACCOUNT" shall mean the account of that name established in the Bond Purchase Fund pursuant to Section 3.2 hereof.

         "BOND" or "BONDS" shall mean the Series 1999 Bonds and the Tax-Exempt Series Bonds.

         "BOND COUNSEL" shall mean the firm of Bass, Berry & Sims PLC, or its successors appointed by the Issuer. If the Trustee determines, in its sole discretion, that the Issuer has failed to appoint a successor, "BOND COUNSEL" shall mean a firm of attorneys of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

         "BOND FUND" shall mean the trust fund so designated which is established pursuant to Section 5.2(a) hereof.

         "BOND PURCHASE FUND" shall mean the trust fund so designated which is established pursuant to Section 3.2 hereof.

         "BOND REGISTER" shall have the meaning provided in Section 2.4 hereof.

         "BOND REGISTRAR" shall mean the Bond Registrar as designated in
Section 2.4 hereof.

         "BONDHOLDER" or "BONDHOLDERS" or "OWNER" or "OWNERS" shall mean the initial owner or owners and any future owner or owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section
2.4 hereof.

         "BOOK ENTRY AGREEMENT" shall have the meaning provided in Section 2.14 hereof.

         "BUSINESS DAY" means a day on which (a) banks located in each of the cities in which the principal office of the Trustee, the Credit Facility Issuer and the Remarketing Agent is located are not required or authorized by law or executive order to close for business, and (b) The New York Stock Exchange is not closed.

         "CALCULATION PERIOD" shall mean the period from and including the day following the Determination Date of each week (even if not a Business Day) to and including the following Determination Date.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended. Reference herein to any specific provision of the Code shall be deemed to include a reference to any successor provision to such provision and to any Regulations issued or proposed under or with respect to such provision.

         "CONVERSION DATE" shall mean that Business Day elected by the Lessee in accordance with Section 2.2(e) hereof as the effective date of conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rate, which date shall be an Interest Payment Date.

         "COUNSEL" shall mean an attorney or firm of attorneys acceptable to the Trustee (who may, but need not be, counsel to the Issuer or the Lessee).

         "CREDIT FACILITY" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Trustee pursuant to Article VI hereof.

         "CREDIT FACILITY ACCOUNT" shall mean the account of that name established in the Bond Fund pursuant to Section 5.2 hereof.

         "CREDIT FACILITY ISSUER" shall mean (i) the Bank with respect to the Letter of Credit or (ii) the institution issuing any Alternate Credit Facility.

         "DEFAULTED INTEREST" has the meaning provided in Section 2.8 hereof.

         "DETERMINATION DATE" shall mean Wednesday of each week or if Wednesday is not a Business Day then the next succeeding Business Day.

         "DETERMINATION OF TAXABILITY" shall be defined as and shall be deemed to have occurred on the first to occur of the following:

                    (i) on the date when the Lessee or Sterile Recoveries, Inc., as the case may be, files any statement, supplemental statement or other tax schedule, return or document which discloses that an Event of Taxability shall have in fact occurred; and

                    (ii) on the date when any Bondholder or former Bondholder notifies the Lessee, Sterile Recoveries, Inc., or the Trustee that it has received a written opinion of Bond Counsel to the effect that an Event of Taxability shall have occurred unless, within one (1) year after receipt by the Lessee or Sterile Recoveries, Inc. of such notification from the Trustee, any Bondholder or any former Bondholder, the Lessee or Sterile Recoveries, Inc. shall obtain and deliver to the Trustee a favorable ruling or determination letter issued to or on behalf of the Lessee or Sterile Recoveries, Inc. by the Commissioner or any District Director of Internal Revenue (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

                    (iii) on the date when the Lessee or Sterile Recoveries, Inc., as the case may be, shall be advised in writing by the Commissioner or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Lessee or Sterile Recoveries, Inc., as the case may be, or upon any review or audit of the Lessee or Sterile Recoveries, Inc., as the case may be, or upon any other ground whatsoever, an Event of Taxability shall have occurred;

                    (iv) on the date when the Lessee shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bonds due to the occurrence of an Event of Taxability;

provided, however, no Determination of Taxability shall be deemed to have occurred under subparagraph (iii) or (iv) hereof unless the Lessee or Sterile Recoveries, Inc., as the case may be, has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, no Determination of Taxability shall be deemed to have occurred until such contest, if made, has been finally determined.

         "DTC" means The Depository Trust Company, or any successor thereto.

         "DTC PARTICIPANT" or "DTC PARTICIPANTS" means securities brokers and dealers, trust companies and clearing corporations that have access to the DTC system either directly or through other DTC Participants.

         "EVENT OF BANKRUPTCY" shall mean a petition by or against the Lessee or the Issuer under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than bankruptcy proceedings instituted by the Lessee or the Issuer against third parties) unless such petition shall have been dismissed within 90 days and such dismissal shall be final and not subject to appeal.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section
9.1 hereof to be an Event of Default.

         "EVENT OF TAXABILITY" shall mean a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by Section 144(a)(4) of the Code, or the taking of any action by the Lessee or Sterile Recoveries, Inc., or the failure to take any action by the Lessee or Sterile Recoveries, Inc., or the making by the Lessee or Sterile Recoveries, Inc. of a misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Tax-Exempt Series Bonds) which has the effect of causing the interest paid or payable on any Tax-Exempt Series Bond to become includable in the gross income of any Bondholder or former Bondholder of any Tax-Exempt Series Bond other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" (as defined in the Code).

         "FINANCING BANK" shall mean First Union National Bank, a national banking association, as the Lender and the Holder under the Participation Agreement and any successor or permitted assignee.

         "FIXED RATE" shall mean the fixed annual rate of interest on the Bonds determined by the Placement Agent pursuant to Section 2.2(e) hereof. If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate shall be equal to the Maximum Rate then in effect.

         "FIXED RATE PERIOD" shall mean the period during which the Fixed Rate is in effect, which shall be the period beginning on the Conversion Date and ending on the Maturity Date.

         "GOVERNMENTAL OBLIGATIONS" shall mean:

                    (i) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged,

                    (ii) obligations issued by a Person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and

                    (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America, which securities, receipts or obligations are not subject to redemption prior to maturity at less than par at the option of anyone other than the holder thereof.

         "HOLDER" shall have the meaning provided in Appendix A to the Participation Agreement.

         "INDENTURE" shall mean this Indenture as amended or supplemented from time to time.

         "INITIAL INTEREST RATE" shall mean a variable rate of interest as determined by the Remarketing Agent on the date of the issuance of the Bonds.

         "INITIAL RATE PERIOD" shall mean from and including the Original Delivery Date to and including March 3, 1999.

         "INTEREST PAYMENT DATE" shall mean (i) the first Business Day of each February, May, August and November commencing on the first Business Day of May, 1999 and ending on the Maturity Date, (ii) the Conversion Date and (iii) the Maturity Date.

         "ISSUER" shall mean the (i) The Industrial Development Board of the County of Hamilton, Tennessee, a public non-profit corporation, organized and existing under the laws of the State of Tennessee, its successors and assigns, and (ii) any local governmental body resulting from or surviving any consolidation or merger to which the Issuer or its successors may be a party.

         "ISSUER RESERVED RIGHTS" shall have the meaning set forth in the recitals hereto.

         "LEASE AGREEMENT" shall mean the Lease Agreement of even date herewith between the Issuer and the Lessee and any amendments or supplements thereof permitted by this Indenture.

         "LENDER" shall have the meaning provided in Appendix A to the Participation Agreement.

         "LESSEE" shall mean First Security Bank, National Association, as Owner Trustee under SRI Realty Trust 1998-1 and its successors or assigns and any surviving, resulting or transferee corporations or other entities.

         "LESSEE'S REPRESENTATIVE" shall mean such persons as, at the time, are designated to act on behalf of the Lessee by written certificate furnished to the Trustee and to the Issuer containing the specimen signature of each such person and signed on behalf of (i) the Lessee by a vice-president or any trust officer of First Security Bank, National Association, in its capacity as Owner

Trustee under the SRI Realty Trust 1998-1 and (ii) Sterile Recoveries, Inc. by its Executive Vice President.

         "LETTER OF CREDIT" shall mean the irrevocable direct pay letter of credit, dated the date of delivery of the Bonds in the amount of $4,725,000 issued by the Bank in favor of the Trustee as beneficiary, with an initial term of approximately three (3) years, subject to any extensions thereof.

         "MAJORITY OF THE BONDHOLDERS" shall mean the owners of a majority of the aggregate principal amount of the Outstanding Bonds.

         "MANDATORY TAX-EXEMPT CONVERSION REDEMPTION DATE" shall mean the Business Day that the Series 1999 Bonds are to be converted to the Tax-Exempt Series Bonds.

         "MATURITY DATE" mean the first Business Day of February, 2014 unless the maturity of the Bonds shall be accelerated by the Trustee pursuant to
Section 9.2 hereof, in which case the "MATURITY DATE" of the Bonds shall be the date set forth in the notice of acceleration from the Trustee to the Issuer pursuant to Section 9.2 hereof.

         "MAXIMUM RATE" shall, in the case of the Series 1999 bonds, mean the lesser of 10% or the maximum contract rate of interest permitted by the laws of the State, and in the case of the Tax-Exempt Series Bonds, mean the lesser of 8% or the maximum contract rate of interest permitted by the laws of the State.

         "MOODY'S" shall mean Moody's Investors Service, Inc. a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "MOODY'S" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Lessee and the Credit Facility Issuer.

         "NET PROCEEDS," when used with respect to (i) any insurance proceeds or (ii) any award resulting from, or other amount received in connection with, eminent domain, means the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "OPTIONAL RETENTION NOTICE" shall mean a notice of the owner of a Bond to the Trustee as described in Sections 2.2(e) and 7.1(d) hereof regarding retention of the Bonds after a conversion of the interest rate.

         "OPTIONAL TENDER NOTICE" shall mean a notice from the owner of a Bond to the Tender Agent as described in Sections 2.3 and 3.1 hereof regarding the optional tender of the Bonds by the owners.

         "ORIGINAL DELIVERY DATE" shall mean February 24, 1999.

         "OUTSTANDING" in connection with Bonds shall mean, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

                    (i) Bonds theretofore canceled or required to be canceled under Section 2.12 hereof,

                    (ii) Bonds which are deemed to have been paid in accordance with Article XIV hereof; and

                    (iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

In determining whether the owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Lessee (unless all of the outstanding Bonds are then owned by the Lessee) or an Affiliate of the Lessee (as defined below) shall be disregarded for the purpose of any such determination. For the purpose of this paragraph, an "AFFILIATE" of any specified entity shall mean any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity and "CONTROL," when used with respect to any specific entity, shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "PARTICIPATION AGREEMENT" shall mean the Participation Agreement dated as of February 1, 1999 among Sterile Recoveries, Inc., the Lessee and the Financing Bank, as the Lender and the Holder.

         "PAYING AGENT" shall mean the Trustee and its successors as provided in Section 15.3 hereof.

         "PAYMENT DATE" shall have the meaning set forth in Section 5.2(d) hereof.

         "PERSON" or "PERSONS" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency as political subdivision or branch thereof.

         "PLACEMENT AGENT" shall mean the securities dealer, bank or trust company which is designated by the Lessee with the consent of the Credit Facility Issuer, which is responsible for the initial placement of the Bonds and which will agree to establish the Preliminary Fixed Rate and to use its best efforts to arrange for the sale of Tendered Bonds on the Conversion Date, all as more particularly described in Section 2.2(e) hereof.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement of even date herewith by the Lessee to the Bank, and any amendments or supplements thereof.

         "PLEDGED REVENUES" means and shall include the payments required to be made by the Lessee under the Lease Agreement except payments to be made to the Trustee for services rendered as Trustee under the Indenture and as Bond Registrar and Paying Agent for the Bonds and except for expenses, indemnification and other payments required to be made pursuant to Sections 7.5 and 7.6 of the Lease Agreement.

         "PRELIMINARY FIXED RATE" shall mean the rate of interest determined by the Placement Agent prior to the Conversion Date to be that rate which, in the sole judgment of the Placement Agent based on prevailing market conditions, is the minimum fixed rate of interest necessary for the Placement Agent to arrange for the sale at par of all of the Bonds for which the Placement Agent would be so required to arrange for the sale on the Conversion Date pursuant to Section 2.2(e) hereof.

         "PRINCIPAL OFFICE" of the Trustee or Bond Registrar shall mean the office at which, at the time in question, its corporate trust business with respect to the Bonds is principally conducted.

         "PROJECT" shall mean the financing, in whole or in part, of the acquisition, construction, installation and equipping of an industrial facility consisting of the following: (i) approximately 4.7 acres of land located at 6024 Century Oaks Drive, Chattanooga, Hamilton County, Tennessee, and any other interests, easements or other rights therein (the "LAND"); (ii) an approximately 50,000 square foot facility, and any other rights therein or improvements made thereto, located on the Land (the "BUILDING" and, together with the Land, the "REAL PROPERTY"); and (iii) related equipment and machinery to be installed on or in the Real Property, and any interests therein (the "EQUIPMENT"), all as more fully set forth on Exhibit D.

         "PROJECT FUND" shall mean the trust fund so designated which is established pursuant to Section 4.1 hereof.

         "PURCHASE DATE" has the meaning set forth in Section 3.2 herein.

         "PURCHASE PRICE" means an amount equal to 100% of the principal amount of any Bonds tendered or deemed tendered for purchase pursuant to Section 3.2 and 3.3 of the Indenture, plus accrued interest thereon, if any, to the Purchase Date.

         "REBATE FUND" shall mean the trust fund so designated which is established pursuant to Section 5.4 hereof.

         "REGULAR RECORD DATE" shall mean:

                    (i) in respect of any Interest Payment Date during the Variable Rate Period, the close of business on the Business Day immediately preceding each such Interest Payment Date, and

                    (ii) in respect of any Interest Payment Date during the Fixed Rate Period, the fifteenth (15th) day (whether or not a Business Day) of the calendar month immediately preceding each such Interest Payment Date.

         "REIMBURSEMENT AGREEMENT" shall mean the Credit Agreement of even date herewith by and between the Lessee and the Bank, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Lessee with a Credit Facility Issuer setting forth the obligations of the Lessee to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of this Indenture.

         "REMARKETING ACCOUNT" shall mean the account of that name established in the Bond Purchase Fund pursuant to Section 3.2 hereof.

         "REMARKETING AGENT" shall mean First Union Capital Markets Corp. and its successors as provided in Section 12.1 hereof.

         "REMARKETING AGREEMENT" shall mean the Remarketing Agreement of even date herewith among the Lessee, Sterile Recoveries, Inc. and the Remarketing Agent and any amendments and supplements thereof.

         "REPAYMENTS ACCOUNT" shall mean the account of that name established in the Bond Fund pursuant to Section 5.2 hereof.

         "REQUISITE BONDHOLDERS" shall mean the owners of more than two-thirds (2/3) in aggregate principal amount of the Outstanding Bonds.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee shall mean the chairman or vice chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer, any assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers of banking institutions with trust powers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "REVENUES" shall mean:

                    (i) all amounts payable to the Trustee with respect to the principal of, redemption premium, if any, or interest on the Bonds (a) by the Lessee under the Lease Agreement, (b) by the Credit Facility Issuer under a Credit Facility and (c) by transfer from the Project Fund pursuant to Section 4.1 hereof, and

                    (ii) investment income with respect to any moneys held by the Trustee in the Project Fund and the Bond Fund.

         "SECURITY INTEREST" or "SECURITY INTERESTS" refers to the security interests created herein and shall have the meaning set forth in the U.C.C.

         "SERIES 1999 BONDS" shall mean The Industrial Development Board of the County of Hamilton, Tennessee Revenue Bonds (Sterile Recoveries, Inc. Project) Taxable Series 1999, issued by the Issuer under this Indenture.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Lessee and the Credit Facility Issuer.

         "SPECIAL RECORD DATE" shall mean for purpose of payment of Defaulted Interest on the Bonds, the date fixed by the Trustee pursuant to Section 2.8 hereof.

         "STATE" shall mean the State of Tennessee.

         "SUBSTITUTE BANK" shall mean a commercial bank or savings and loan association which has issued a Substitute Letter of Credit.

         "SUBSTITUTE LETTER OF CREDIT" shall mean a letter of credit delivered to the Trustee in accordance with Section 6.3(c) of this Indenture, issued by the Bank or a Substitute Bank, replacing any existing Letter of Credit and with substantially identical payment terms and conditions to the Letter of Credit being replaced.

         "SYNTHETIC LEASE FINANCING DEFAULT" shall have the meaning specified for the term "Default" as provided in Appendix A to the Participation Agreement.

         "SYNTHETIC LEASE FINANCING EVENT OF DEFAULT" shall have the meaning specified for the term "Event of Default" as provided in Appendix A to the Participation Agreement.

         "TAX-EXEMPT SERIES BONDS" shall mean The Industrial Development Board of the County of Hamilton, Tennessee Revenue Bonds (Sterile Recoveries, Inc. Project) Tax-Exempt Series.

         "TENDER AGENT" shall mean First Union National Bank and its successors as provided in Section 12.2 hereof.

         "TENDER AGENCY AGREEMENT" shall mean the Tender Agency Agreement of even date herewith among the Lessee, the Trustee and the Tender Agent and any amendments and supplements thereof and thereto.

         "TENDERED BONDS" shall mean those Bonds tendered or deemed tendered by the owners for purchase pursuant to an Optional Tender Notice or on the Conversion Date.

         "TRUSTEE" shall mean First Union National Bank, a national banking association, and its successor in the trust hereunder.

         "U.C.C." means the Uniform Commercial Code of the State of Tennessee.

         "UNDELIVERED BOND" shall mean:


                    (i) any Bond for which an Optional Tender Notice has been given pursuant to Section 2.3 hereof and which has not been delivered to the Tender Agent on the date specified for purchase, and

                    (ii) any Bond which has not been delivered to the Trustee for redemption or purchase on any mandatory redemption or purchase date or the Conversion Date if, with respect to Bonds to be delivered on the Conversion Date, the owner thereof has not provided the Trustee with the Optional Retention Notice; provided that in either case the Trustee has on hand and available on such date funds sufficient to purchase or redeem said Bond.

         "VARIABLE RATE" shall mean a variable interest rate established after the Initial Rate Period as the rate of interest determined by the Remarketing Agent on and as of each Determination Date as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the Determination Date in the secondary market at a price equal to the principal amount thereof (plus interest accrued to the date of settlement). If the Remarketing Agent fails to certify such rate, the Variable Rate for the next succeeding Calculation Period or Periods until thereafter certified by the Remarketing Agent shall remain the same as that most recently established and certified by the Remarketing Agent until thereafter certified by the Remarketing Agent or adjusted as set forth in the next succeeding sentences. If the Remarketing Agent fails to certify such rate for the Series 1999 Bonds for four consecutive Calculation Periods, the rate for the Series 1999 Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) to be determined by the Trustee shall be a rate equal to the 30 day LIBOR Rate. "LIBOR Rate" shall mean, for any period, an interest rate per annum (based on a 360-day year) determined by the Trustee or its designee to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) for deposits in immediately available and freely transferable dollars of the United States of America that appears on Telerate Screen, page 3747, as published daily by the British Bankers Association Interest Settlement Rates (or another comparable international financial data service satisfactory to the Trustee, or its designee, in its discretion, if Telerate no longer publishes such rates) and that is offered by first class banks in the London InterBank market to the offices of the Trustee or its designee at 10:00 a.m. on the applicable Determination Date. In the event the Remarketing Agent fails to certify such rate for the Tax-Exempt Series Bonds for four (4) consecutive Calculation Periods for the Bonds, such rate for the Tax-Exempt Series Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) shall be ninety percent (90%) of the yield for United States Treasury bills maturing approximately thirty (30) days after the Determination Date for such Calculation Period as published by The Wall Street Journal on such Determination Date (or the next preceding Business Day on which The Wall Street Journal is published if The Wall Street Journal is not published on the Determination Date) (or, if The Wall Street Journal is no longer published, then any reasonably equivalent financial publication selected by the Remarketing Agent) (or the next Business Day on which such other publication is published if not published on the Determination
Date). If, for any reason, the Variable Rate is not determined as described above or is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the interest rate for each such period shall be equal to the Maximum Rate then in effect.

         "VARIABLE RATE PERIOD" shall mean that period during which a Variable Rate is in effect on the Bonds.

         "VARIABLE RATE PURCHASE DATE" shall mean while the Bonds bear interest at the Variable Rate, any Business Day (prior to and upon the effective date of the Fixed Interest Rate) on which the Bonds may be tendered for purchase at the option of the owner thereof in accordance with Section 2.3 hereof.


         SECTION 1.2   RULES OF CONSTRUCTION.

               (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bondowner," "Bondholder," "Bondholder of Record" and "person" shall include the plural as well as the singular number; the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and the word "Bondholder" when used herein with respect to the Bonds shall mean the registered owner of any of the Bonds.

               (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote payment of Bonds at their stated maturity.

               (c) The Table of Contents, captions and headings in this Indenture are for convenience only and in no way limit the scope or intent of any provision or section of this Indenture.

               (d) All references herein to particular articles or sections are references to articles or sections of this Indenture unless some other reference is indicated.

               (e) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

               (f) All references herein to time shall be prevailing Eastern time.


                                   ARTICLE II

                                   THE BONDS

         SECTION 2.1   AMOUNT, TERMS, AND ISSUANCE OF THE BONDS.

               (a) The Bonds shall be limited to $4,500,000 in aggregate principal amount. The Series 1999 Bonds shall contain substantially the terms recited in the form of Series 1999 Bond in Exhibit C-1 and as set forth in this Indenture. The Tax-Exempt Series Bonds shall contain substantially the terms recited in the form of Tax-Exempt Series Bond contained in Exhibit C-2 and as set forth in this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article II or Section 3.6 hereof. No additional bonds shall be issued under this Indenture.

               (b) The Issuer may cause a copy of the text of the opinion of Bond Counsel delivered in connection with the issuance of the Bonds to be printed on or attached to any of the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto, including the imposition of CUSIP or other identifying numbers.

               (c) Upon satisfaction of the conditions set forth in Section
2.13 hereof, the Issuer shall issue the Bonds, and the Trustee shall, at the Issuer's request, authenticate the Bonds and deliver them as specified in the request.

         SECTION 2.2 DESIGNATION, DENOMINATIONS, MATURITY DATE AND INTEREST RATES OF THE BONDS.

               (a) DESIGNATION, DENOMINATIONS, MATURITY DATE. The Bonds shall be designated "$4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999." At the option of the Lessee, the Series 1999 Bonds may be converted to Tax-Exempt Series Bonds pursuant to Section 3.6 hereof. The Bonds shall be issuable as fully registered Bonds in the denominations of $100,000 or any integral multiple of $5,000 in excess thereof, provided that if less than One Hundred Thousand Dollars ($100,000) principal amount of Bonds is outstanding one Bond shall be issued in such smaller denomination. All Bonds shall bear the date of their authentication, shall bear interest from the most recent date to which interest has been paid or duly provided for, or, if authenticated on an Interest Payment Date, from that date, or, if no interest has been paid or duly provided for, from the date of authentication, and shall mature, subject to prior redemption as provided in
Article VII hereof, on the first Business Day of February, 2014. The Bonds shall be numbered from "1" consecutively upwards prefixed by the letter "R."

               (b) INTEREST RATES. The Bonds shall bear interest at the applicable rate provided below. On each Interest Payment Date, interest accrued through the day immediately preceding such Interest Payment Date shall be payable by the Lessee. While the Bonds bear interest at a Variable Rate interest on the Bonds shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, for the number of days actually elapsed. From and including the Conversion Date, and thereafter, interest on the Bonds shall be computed on the basis of a three hundred sixty (360) day year for the number of days actually elapsed.

               (c) INITIAL INTEREST RATE. For the Initial Rate Period, the Bonds shall bear interest at the Initial Interest Rate. Anything herein to the contrary notwithstanding, in no event shall the interest rate borne by the Bonds exceed the maximum contract rate of interest permitted by the laws of the State.

               (d) VARIABLE RATE. Following the Initial Rate Period and until the Conversion Date, the Bonds shall bear interest at the Variable Rate. During the Variable Rate Period, the Remarketing Agent shall determine the interest rate for the Bonds on each Determination Date. The Remarketing Agent shall give telephonic notice on the Determination Date to the Trustee and the Lessee of the interest rate to be in effect for the following Calculation Period. The determination of the Variable Rate by the Remarketing Agent shall be conclusive and binding upon the Bondholders, the Issuer, the Lessee, the Trustee, the Tender Agent and the Remarketing Agent. Any owner may request the Variable Rate in effect from time to time with respect to the Bonds from the Trustee or the Remarketing Agent.

               (e) FIXED RATE: CONVERSION TO FIXED RATE.

                   (1) The Lessee has a one-time option to convert the interest rate payable on the Bonds from the Variable Rate to the Fixed Rate effective on an Interest Payment Date following compliance by the Lessee with the provisions of this Section 2.2(e). The Fixed Rate shall be established after delivery by the Lessee to the Issuer, the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent of:

                       (A) a notice to the effect that the interest rate on the
                   Bonds shall become fixed on the Conversion Date specified in such notice, which notice shall designate the Placement Agent and shall state that a Credit Facility will not be in effect after the Conversion Date, and

                       (B) an opinion of Bond Counsel addressed to the Trustee
                   and the Issuer that the establishment of a Fixed Rate is authorized and permitted under this Indenture and, if the Bonds are then the Tax-Exempt Series Bonds, will not, in and of itself, cause interest on the Bonds to be includable in the gross income of the owners thereof for federal income tax purposes. Such notice and opinion must be delivered not less than thirty (30) nor more than sixty (60) days prior to the Conversion Date.

                   (2) At least twenty-five (25) days prior to the proposed
               Conversion Date, the Placement Agent shall determine the Preliminary Fixed Rate as of such date and shall notify the Trustee and the Lessee of the Preliminary Fixed Rate by telephone, telecopier, telex, telegram or other telecommunication device and upon request, shall confirm such notice in writing.

                   (3) Upon receipt of notice of the Preliminary Fixed Rate,
               the Trustee shall, as soon as practicable (but in no event more than two (2) Business Days thereafter), mail, in the name of the Issuer, a notice to the owners of the Bonds which shall be in the form of the Notice of Conversion attached hereto as Exhibit A and which shall:

                       (A) state that the interest rate on the Bonds is being
                   converted to the Fixed Rate effective on the Conversion Date and specify the Conversion Date,

                       (B) state that after the tenth (10th) day preceding the
                   Conversion Date, the owners shall not be entitled to deliver Bonds for purchase pursuant to Section 2.3 hereof,

                       (C) state the Preliminary Fixed Rate,

                       (D) state that depending on market conditions, the Fixed
                   Rate may be higher but in no event lower than the Preliminary Fixed Rate,

                       (E) state that payment of the Bonds will not be
                   supported by a Credit Facility after the Conversion Date,

                       (F) state that the rating on the Bonds (if any) may be
                   reduced or withdrawn on the Conversion Date,

                       (G) state that all owners who desire to retain such
                   Bonds must deliver an Optional Retention Notice to the Trustee by the tenth (10th) day preceding the Conversion Date (or the next succeeding Business Day if such date is not a Business Day) or be deemed to have tendered their Bonds for purchase and must deliver the Bonds to the Trustee on or before the Conversion Date to be stamped with the legend contained in Section 2.2(e)(8) hereof,

                       (H) state that the delivery by the Lessee to the Trustee
                   of a letter from Bond Counsel dated as of the Conversion Date confirming the opinion received pursuant to the notice is a condition precedent to a conversion to a Fixed Rate, and

                       (I) state that in order to receive payment of the
                   Purchase Price of any Bond which is deemed to have been tendered, the owner of such Bond must deliver such Bond to a specified office of the Tender Agent before 10:00 a.m. (prevailing Eastern time) on the Conversion Date.

                   (4) The delivery by the Lessee to the Trustee of a letter
               from Bond Counsel confirming the opinion required prior to the notification described above on such Conversion Date is a condition precedent to any such conversion. In the event the Lessee fails to deliver to the Trustee the letter of Bond Counsel referred to in the preceding sentence, such conversion shall not take effect, and the Bonds shall continue to bear interest at the Variable Rate.

                   (5) Any owner of Bonds to be converted to a Fixed Rate not providing the Trustee with the Optional Retention Notice shall be deemed to have tendered its Bonds to the Tender Agent. Said owner shall not be entitled to any payment (including any interest to accrue subsequently to the Conversion Date) other than the Purchase Price for such Bonds which shall be equal to the unpaid principal amount of and accrued interest to the Conversion Date on such Bonds, and such Bonds shall no longer be entitled to the benefits of this Indenture, except for the purpose of payment of the Purchase Price therefor. Payment of the Purchase Price of any such Bonds shall be made only upon the presentment and surrender of such

               Bonds to the Tender Agent. Upon request, the Trustee shall provide the Tender Agent with the address set forth on the Bond Register for such owner. The Trustee shall notify the Bond Registrar of all Bonds with respect to which the Trustee has not received Optional Retention Notices, which Bonds shall be deemed to be tendered for purchase on the Conversion Date. In the case of any Bond deemed tendered, the Issuer shall cause to be executed, and the Trustee shall authenticate and deliver to the new owner as provided in Section 3.1 hereof, a new Bond of like date and tenor in lieu of and in substitution for such Bond deemed to be tendered.

                   (6) On the Conversion Date, the Fixed Rate shall be
               established as follows:

                       (A) if any of the Bonds have been tendered or deemed
                   tendered for purchase, then:

                           (i) if the Placement Agent shall have arranged for the sale of any or all Tendered Bonds at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate or rates at which such Bonds were sold by the Placement Agent, provided that all Tendered Bonds shall be sold at par and at a rate greater than or equal to the Preliminary Fixed Rate; or

                           (ii) if the Placement Agent shall have arranged for
                       the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate; or

                       (B) if all owners of the Bonds elect to retain such
                   Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.


                   (7) On the Conversion Date, the Placement Agent shall give written notice to the Trustee of the Fixed Rate and the Trustee shall give notice of the same as soon as practicable (but in no event more than two (2) Business Days thereafter) to the owners of Bonds being converted to bear the Fixed Rate.

                   (8) On or before the Conversion Date, all Bonds shall be
               presented to the Trustee for stamping thereon of the legend:

                   "The interest rate on this Bond has been fixed at ____% per annum in accordance with the provisions of this Bond and
                   Section 2.2(e) of the Indenture." And, if applicable: "There is not a Credit Facility in effect."

         SECTION 2.3   OPTIONAL TENDER PROVISIONS OF THE BONDS.

               (a) While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination (other than a Bond registered in the name of the Lessee) shall be purchased on the demand of the owner thereof, on any Business Day at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the date of purchase, if the owner of such Bond delivers to the Tender Agent, and the Tender Agent actually receives, at its address filed with the Trustee an Optional Tender Notice at least seven (7) days prior to the Variable Rate Purchase Date specified in such Optional Tender Notice.

               (b) Any Optional Tender Notice delivered pursuant to the preceding subsection shall automatically constitute: (1) an irrevocable offer to sell such Bond on the Variable Rate Purchase Date at a price equal to one hundred percent (100%) of the principal amount of such Bond plus interest accrued to the Variable Rate Purchase Date; and (2) an irrevocable authorization and instruction to the Bond Registrar to effect transfer of such Bond to the purchaser thereof on the Variable Rate Purchase Date. No purchase of Bonds pursuant to the provisions of this Section 2.3 shall be deemed a redemption thereof.

               (c) Any owner who delivers an Optional Tender Notice pursuant to this Section 2.3 shall deliver such Bond to the Tender Agent, at its address filed with the Trustee, not less than five (5) days prior to the Variable Rate Purchase Date specified in the aforesaid Optional Tender Notice; provided, however, that any Bond owner which is an investment company registered under the Investment Company Act of 1940 may deliver Bonds owned by it to the Tender Agent at its address filed with the Trustee, at or prior to 10:00 a.m. on the Variable Rate Purchase Date. All Bonds delivered to the Tender Agent pursuant to this Section 2.3 must be duly endorsed for transfer in blank in form satisfactory to the Trustee.

               (d) If a Bondholder who gives the Optional Tender Notice shall fail to deliver the Bond or Bonds identified in the Optional Tender Notice to the Tender Agent at or prior to 10:00 a.m. on the Variable Rate Purchase Date, such Undelivered Bond shall be purchased and shall cease to accrue interest on such Variable Rate Purchase Date and the owner thereof shall thereafter be entitled only to payment of the Purchase Price therefor and not to the benefits of this Indenture, and the Issuer, to the extent permitted by law, shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver a substitute Bond or Bonds in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser or purchasers thereof pursuant to Section 2.5 hereof. The Tender Agent shall notify the Trustee and the Bond Registrar of any Undelivered Bonds. The Trustee shall (1) notify the Remarketing Agent of such Undelivered Bonds and (2) place a stop transfer against such Undelivered Bonds until the Undelivered Bonds are properly delivered to the Tender Agent. Payment of the Purchase Price of any such Undelivered Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent. Upon notice of such delivery, the Bond Registrar shall make any necessary adjustment to the Bond Register.

               (e) Notwithstanding anything to the contrary contained herein, the rights of the owners to tender Bonds pursuant to this Section 2.3 shall cease immediately and without further notice from and including the date payment of the Bonds is accelerated following an Event of Default pursuant to
Article IX hereof.


         SECTION 2.4   REGISTERED BONDS REQUIRED: BOND REGISTRAR AND BOND
REGISTER.

               (a) All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

               (b) The Issuer shall designate one or more persons to act as "Bond Registrar" for the Bonds, provided that the Bond Registrar appointed for the Bonds shall be either the Trustee or a person which would meet the requirements for qualification as a successor trustee imposed by Section 10.15 hereof. The Issuer hereby appoints First Union National Bank as its Bond Registrar in respect of the Bonds. Any person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Tender Agent.

               (c) The Bond Registrar shall act as registrar and transfer agent for the Bonds. There shall be kept at an office of the Bond Registrar a register (herein sometimes referred to as the "BOND REGISTER") in which, subject to such reasonable regulations as the Issuer, the Trustee or the Bond Registrar may prescribe, there shall be provisions for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. In the absence of a specific designation by the Bond Registrar, the corporate trust office of the Trustee in Nashville, Tennessee, shall be deemed such office in respect of the Bonds for which the Trustee is acting as Bond Registrar.


         SECTION 2.5   TRANSFER AND EXCHANGE.

               (a) Upon surrender for transfer of any Bond at the office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the new owner is entitled to receive; provided that if moneys for the purchase of such Bond have been provided pursuant to a draw under the Credit Facility, such Bond shall not be transferable to any one other than the Lessee or its assignee or pledgee. Except for transfers in connection with the purchase of Bonds pursuant to
Section 2.3 hereof and the remarketing thereof pursuant to Article III, which shall be effected at the corporate trust office of the Tender Agent in Nashville, Tennessee, Bonds shall be surrendered for transfer at the corporate trust office of the Trustee in Nashville, Tennessee. Also, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver Bonds in lieu of Undelivered Bonds.

               (b) Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the principal corporate trust office of the Bond Registrar or Trustee; provided, however, that in connection with the purchase of Bonds tendered for purchase and the remarketing thereof pursuant to
Article III hereof, Bonds may be exchanged at the principal office of the Tender Agent, or any office of any agent designated by the Trustee. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

               (c) All Bonds presented for transfer, exchange, redemption or payment (if so required by the Issuer, the Bond Registrar or the Trustee) shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form satisfactory to the Bond Registrar, which may include a signature guarantee, duly executed by the owner or by his attorney duly authorized in writing.

               (d) No service charge shall be made to a Bondholder for any exchange or transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

               (e) Except in connection with the purchase of Bonds pursuant to
Section 2.3 hereof and the remarketing thereof pursuant to Article III hereof, neither the Issuer nor any Bond Registrar on behalf of the Issuer shall be required to issue, transfer or exchange any Bond selected for redemption in whole or in part.

               (f) New Bonds delivered upon transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bond surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.


         SECTION 2.6   EXECUTION.

               (a) The Bonds shall be executed by the manual or facsimile signature of the Chairman or Vice Chairman of the Issuer and the same shall be attested by the manual or facsimile signature of the Secretary or the Acting Secretary of the Issuer.

               (b) Bonds executed as above provided may be issued and shall, upon request of the Issuer, be authenticated by the Trustee or the Authenticating Agent, notwithstanding that any officer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.

         SECTION 2.7   AUTHENTICATION; AUTHENTICATING AGENT.

               (a) No Bond shall be valid for any purpose until the Trustee's Certificate of Authentication thereon shall have been duly executed as provided in this Indenture, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created subject to the provisions of Section 2.3(d) and Article XIV hereof.

               (b) If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges under Section 2.5 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery "by the Trustee." The Trustee shall, however, itself authenticate all Bonds upon their initial issuance. The Authenticating Agent may authenticate Bonds in substitution for Undelivered Bonds. The Authenticating Agent shall be entitled to reasonable compensation from the Lessee for its services.

               (c) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.4 hereof, without the execution or filing of any further document on the part of the parties hereto or the Authenticating Agent or such successor corporation.

               (d) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer, the Remarketing Agent and the Lessee. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Lessee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may promptly appoint a successor Authenticating Agent, shall give written notice of any such appointment to the Issuer and the Lessee, and shall mail notice of any such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.


         SECTION 2.8   PAYMENT OF PRINCIPAL AND INTEREST; INTEREST RIGHTS
PRESERVED.

               (a) The principal of, and redemption premium, if any, on any Bond shall be payable, upon surrender of such Bond, at the office of the Trustee or other paying agent appointed pursuant to this Indenture. Interest on each Interest Payment Date shall be payable by check, mailed on the Interest Payment Date to the address of the person entitled thereto on the Regular Record Date or, if applicable, the Special Record Date, as such address shall appear in the Bond Register. While the Bonds bear interest at a Variable Rate, interest shall also be payable by wire transfer to the account of a member bank of the Federal Reserve System of any owner of Bonds in the aggregate principal amount of $1,000,000 or more at the written request (identifying such account by number) of such owner received by the Trustee at least ten (10) days prior to the Regular Record Date or Special Record Date.

               (b) Interest on any Bond that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

               (c) Any interest on any Bond that is payable, and is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the owner of such Bonds on the relevant Regular Record Date solely by virtue of such registered owner having been such record owner on the Regular Record Date, and such Defaulted Interest shall be paid, pursuant to Section 9.11 hereof, to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than fifteen (15) nor less than ten (10) days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at its address as it appears in the Bond Register, not less than ten (10) days prior to such Special Record Date.

               (d) Subject to the foregoing provisions of this Section 2.8, each Bond delivered under this Indenture, upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, as such other Bond.

         All payments of principal of, redemption premium, if any, and interest on the Bonds, whether upon redemption, acceleration, maturity or otherwise, shall be made first, pursuant to draws under the Credit Facility in accordance with its terms on the dates when due; second, from Available Moneys on deposit with the Trustee and not held in trust for the benefit of the owners of the Bonds pursuant to the provisions of Article XIV hereof, and then from other collected funds available to the Trustee hereunder for such payments.


         SECTION 2.9 PERSONS DEEMED OWNERS. The Issuer, the Trustee, the Bond Registrar and the Authenticating Agent may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 2.8 hereof) interest on such Bond, and for all other purposes, and neither the Issuer, the Trustee, the Bond Registrar, nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such registered owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

         SECTION 2.10  MUTILATED, DESTROYED, LOST, STOLEN OR UNDELIVERED BONDS

               (a) If any Bond shall become mutilated, the Issuer shall execute, and the Trustee or its Authenticating Agent shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Issuer and the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the loss, theft or destruction thereof shall be submitted to the Issuer and the Trustee; and if such evidence shall be satisfactory to both and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Trustee or its Authenticating Agent shall authenticate and deliver, a new Bond of like tenor and denomination. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the Bondholder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may, with the consent of the Trustee, pay to the owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such owner, without the issuance of a substitute Bond therefor.

               (b) The Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of each Undelivered Bond.

               (c) Every substituted Bond issued pursuant to this Section 2.10 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

               (d) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost, stolen or Undelivered Bonds and shall preclude any and all other rights or remedies.

         SECTION 2.11 TEMPORARY BONDS. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 2.2 hereof. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

         SECTION 2.12 CANCELLATION OF SURRENDERED BONDS. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Lessee for cancellation shall be canceled by the Trustee and a certificate evidencing such cancellation shall be furnished by the Trustee to the Issuer and the Lessee. Bonds purchased pursuant to Section
2.3 hereof shall not be surrendered Bonds and, unless otherwise specifically provided in this Indenture, shall be Outstanding Bonds.


         SECTION 2.13  CONDITIONS OF ISSUANCE.

               (a) Prior to or simultaneously with the authentication and delivery of the Bonds by the Trustee, the Trustee shall have received notice that the conditions for the issuance of the Letter of Credit as set forth in
Article VII of the Reimbursement Agreement have been satisfied and there shall be filed with the Trustee such documents, certificates and opinions as Trustee may require, including, the following:

                   (1) A copy, certified by the Secretary or Acting Secretary of the Issuer, of the resolution or resolutions of the Issuer authorizing the issuance of the Series 1999 Bonds, awarding the Series Bonds and directing the authentication and delivery of the Series 1999 Bonds to or upon the order of the purchaser(s) therein named upon payment of the Purchase Price therein set forth.

                   (2) Executed counterparts of this Indenture, the Lease
               Agreement, the Letter of Credit, Reimbursement Agreement, the Tender Agency Agreement and the Remarketing Agreement.

                   (3) An opinion of Counsel for the Issuer, to the effect that the execution and delivery of the Lease Agreement and this Indenture have been duly authorized by the Issuer, that the Lease Agreement and this Indenture are in substantially the forms so authorized and have been duly executed by the Issuer and that, assuming proper authorization and execution of this Indenture by the Trustee and of the Lease Agreement by the Lessee, the Lease Agreement and this Indenture are the valid and binding agreements of the Issuer enforceable in accordance with their respective terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the exercise of judicial discretion in accordance with general equitable principles.

                   (4) An opinion of Counsel to the Lessee to the effect that the execution and delivery of the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly authorized by the Lessee, that the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly executed and delivered by the Lessee, and that the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Tender Agency Agreement, assuming due authorization, execution and delivery thereof by the other parties thereto, if any, are valid, binding and enforceable against the Lessee in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the exercise of judicial discretion in accordance with general equitable principles.

                   (5) An opinion of Bond Counsel, to the effect that the
               issuance of the Series 1999 Bonds has been duly and validly authorized by the Issuer, that the Bonds are valid and binding agreements of the Issuer enforceable in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the exercise of judicial discretion in accordance with general equitable principles.

                   (6) Evidence satisfactory to the Trustee of compliance by
               the Lessee with the insurance requirements of Section 6.3 of the Lease Agreement.

                   (7) A written request and authorization of the Issuer
               addressed to the Trustee directing the Trustee to authenticate and deliver the Series 1999 Bonds.

                   (8) Such other documents as the Trustee may reasonably
               require.

               (b) When the documents mentioned in paragraphs (1) through (8) of subsection (a) of this Section shall have been filed with the Trustee and when the Series 1999 Bonds shall have been executed as required by this Indenture, the Trustee shall authenticate the Series 1999 Bonds and deliver them to or upon the order of the purchaser(s) named in the resolution mentioned in paragraph (1) thereof, but only upon payment to the Trustee for the account of the Issuer of the Purchase Price of the Series 1999 Bonds. The Trustee shall be entitled to rely conclusively upon such resolution or resolutions, or document approved thereby, as to the name of the purchasers and the amount of such Purchase Price.

               (c) Simultaneously with the delivery of the Bonds, the Trustee shall apply the proceeds of the Series 1999 Bonds in accordance with Article IV of this Indenture.


         SECTION 2.14 BOOK ENTRY. The Issuer shall enter into an agreement in substantially the form attached hereto as Exhibit B (the "BOOK ENTRY AGREEMENT") with the Paying Agent and DTC, or any successor thereto, or other securities depository, and make such other provision and perform such further acts as are necessary or appropriate to provide for the distribution of the Bonds in book-entry form.

         Neither the Issuer, the Lessee, the Trustee, nor the Paying Agent will have any responsibility or obligations to the DTC Participants, DTC Indirect Participants (as each is defined in the Book Entry Agreement contained as Exhibit B hereto) or the beneficial owners with respect to (i) the accuracy of any records maintained by DTC or any DTC Participant or DTC Indirect Participant; (ii) the payment by DTC or any DTC Participant or DTC Indirect Participant of any amount due to any beneficial owner in respect of the principal of, redemption premium, if any, or interest on the Bonds; (iii) the delivery by DTC or any DTC Participant or DTC Indirect Participant of any notice to any beneficial owner that is required or permitted to be given to bondholders under the terms of the Indenture; (iv) the selection of the beneficial owners to receive payment in the event of any partial redemption of the Bonds; or (v) any consent given or other action taken by DTC as registered owner.

         The Trustee shall issue Bonds directly to beneficial owners of Bonds other than DTC, or its nominee, in the event that:

                   (1) DTC determines not to continue to act as securities
               depository for the Bonds; or

                   (2) the Trustee has advised DTC at the request of the Lessee of the Lessee's determination that DTC is incapable of discharging its duties; or

                   (3) the Issuer determines that it is in the best interest of the Lessee not to continue the book-entry system (and the Lessee provides written approval of such determination) or that the interests of the beneficial owners of the Bonds might be adversely affected if the book-entry system is continued.

         Upon occurrence of the events described in (1) or (2) above, the Lessee shall attempt to locate another qualified securities depository.

         In the event the Issuer makes the determination noted in (3) above, or if the Lessee fails to locate another qualified securities depository to replace DTC upon occurrence of the events described in (1) or (2) above, the Trustee shall mail a notice to DTC for distribution to the beneficial owners of the Bonds stating that DTC will no longer serve as securities depository, whether a new securities depository will or can be appointed, the procedures for obtaining such Bonds and the provisions of this Indenture which govern the Bonds including, but not limited to, provisions regarding authorized denominations, transfer and exchange, principal and interest payment and other related matters.

         The Trustee reserves the right to initially issue the Bonds directly to the beneficial owners of the Bonds if the Trustee receives an opinion of Bond Counsel that determines that use of the book entry system would cause the interest on the Bonds to be included in gross income of the bondholders for federal income tax purposes pursuant to Section 103 of the Code, if applicable.

                                  ARTICLE III

                   PURCHASE AND REMARKETING OF TENDERED BONDS


         SECTION 3.1   REMARKETING OF TENDERED BONDS.

               (a) Not later than the close of business on the date the Tender Agent receives an Optional Tender Notice, the Tender Agent shall notify the Remarketing Agent, the Trustee and the Lessee by telephone, telex or telecopier, confirmed in writing if requested, specifying the Variable Rate Purchase Date and the aggregate principal amount of Bonds to be purchased on such Variable Rate Purchase Date.

               (b) Not later than the close of business on the ninth (9th) day prior to the Conversion Date, the Trustee shall notify the Placement Agent and the Lessee by telephone, telex or telecopier, confirmed in writing if requested, specifying the aggregate principal amount of Bonds tendered or deemed tendered for mandatory purchase on the Conversion Date.

               (c) Except as provided in subsection (d) below and Section 3.5 hereof, upon receipt by the Remarketing Agent of notice from the Tender Agent pursuant to Section 3.1(a) hereof and by the Placement Agent of notice from the Trustee pursuant to Section 3.1(b) hereof, the Remarketing Agent or the Placement Agent, as the case may be, shall use its best efforts to arrange for the sale, at par plus accrued interest, if any, of such Bonds tendered or deemed tendered for settlement on the Variable Rate Purchase Date or the Conversion Date, respectively. At or before 3:00 p.m. on the Business Day immediately preceding the Variable Rate Purchase Date or the Conversion Date, the Remarketing Agent or the Placement Agent, respectively, shall give notice by telephone, telecopier or telex, promptly confirmed in writing if requested, to the Trustee and the Tender Agent specifying the principal amount of such Bonds, if any, to be placed by it and to the Trustee the names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof.

               (d) Notwithstanding the provisions of subsection (c) above, any Bond purchased pursuant to the terms of this Indenture from the date notice of redemption or conversion is given shall not be remarketed except to a buyer who agrees at the time of such purchase to tender such Bond for redemption or purchase on the redemption or purchase date.

               (e) During the Variable Rate Period, the Remarketing Agent shall continue to use its best efforts to arrange for the sale, at the best price available, but not less than the principal amount thereof plus accrued interest, of any Bonds purchased with moneys advanced under the Credit Facility pursuant to Section 3.2(a)(2) hereof, provided that Bonds purchased with moneys advanced under the Credit Facility shall not be released for delivery to the purchasers unless the Credit Facility has been reinstated by the amount drawn thereunder to pay the Purchase Price for such Bonds and the Trustee has received the executed reinstatement certificate required to be delivered by such Credit Facility Issuer.

         SECTION 3.2   PURCHASE OF BONDS DELIVERED TO THE TENDER AGENT.

               (a) There is hereby established with the Tender Agent, as agent for the Trustee, a "The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Bond Purchase Fund" (the "BOND PURCHASE FUND") out of which the Purchase Price for Bonds tendered for purchase on a Variable Rate Purchase Date, the Conversion Date or on such other date on which Bonds are remarketed shall be paid. There are hereby established in the Bond Purchase Fund two separate and segregated accounts, to be designated the "REMARKETING ACCOUNT" and the "BANK ACCOUNT." Funds received from purchasers of Tendered Bonds (other than the Lessee or the Credit Facility Issuer) shall be transferred by the Remarketing Agent or the Placement Agent, as the case may be, to the Trustee for deposit in the Remarketing Account. At or prior to 10:00 a.m. on each Variable Rate Purchase Date or the Conversion Date, the Remarketing Agent or the Placement Agent, as the case may be, shall deliver to the Tender Agent for deposit in the Remarketing Account of the Bond Purchase Fund immediately available funds, payable to the order of the Tender Agent, in an amount equal to the Purchase Price of the Bonds to be delivered to the Tender Agent that have been remarketed by the Remarketing Agent or placed by the Placement Agent as specified in the notice delivered pursuant to Section 3.1(c) hereof. Funds, if any, drawn by the Trustee under the Credit Facility pursuant to Section 3.2(b) below in an amount equal to the aggregate Purchase Price of Bonds tendered for purchase less the amount available in the Remarketing Account shall, at the direction of the Trustee, be delivered by the Credit Facility Issuer to the Tender Agent for deposit in the Bank Account of the Bond Purchase Fund. On each Variable Rate Purchase Date and on the Conversion Date, the Tender Agent in coordination with the Trustee shall effect the purchase, but only from the funds listed below, of such Bonds from the owners thereof at a Purchase Price equal to the principal amount thereof, plus interest accrued, if any, to the date of purchase and such payment shall be made in immediately available funds. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

                   (1) proceeds of the remarketing of such Bonds pursuant to
               Section 3.1(c) hereof which constitute Available Moneys;

                   (2) moneys furnished by the Trustee to the Tender Agent
               representing proceeds of a drawing by the Trustee under the Credit Facility which constitute Available Moneys; and

                   (3) any other Available Moneys available for such purposes.

               (b) The Tender Agent shall advise the Trustee by telex or telecopier and shall advise the Credit Facility Issuer and the Lessee by telephone, in each case, no later than 10:30 a.m. on each Variable Rate Purchase Date or the Conversion Date, as the case may be, of the amount of any drawing under the Credit Facility necessary to make full and timely payments hereunder. The Trustee shall promptly (and in no event later than 11:00 a.m.) take all action necessary to draw on the Credit Facility the specified amount. All amounts received by the Trustee from a drawing under the Credit Facility shall be transferred to the Tender Agent and held by the Tender Agent in the Bank Account pending application of such moneys as provided in this Article III. The Trustee shall provide to the Tender Agent the funds referred to in paragraph (2) of Section 3.2(a) prior to the time the Tender Agent is required to apply such funds to effect the purchase of Bonds and shall notify the Tender Agent promptly after receipt of notice from the Credit Facility Issuer reinstating the Credit Facility. The Remarketing Agent shall deliver funds from the sale of Bonds held by the Credit Facility Issuer as pledgee of the Lessee pursuant to Section 3.1(e) hereof to the Tender Agent for deposit in the Remarketing Account, which funds shall be promptly paid by the Tender Agent on behalf of the Lessee to the Credit Facility Issuer as reimbursement under the Reimbursement Agreement. The Tender Agent shall notify the Trustee of any such reimbursement, and the Trustee shall promptly deliver to the Credit Facility Issuer any reinstatement certificate and the form of transfer certificate required by the Credit Facility.


         SECTION 3.3   DELIVERY OF PURCHASED BONDS

               (a) Bonds purchased shall be delivered as follows:

                   (1) Bonds placed by the Remarketing Agent or the Placement
               Agent pursuant to Section 3.1 hereof shall be delivered by the Tender Agent to the Remarketing Agent or the Placement Agent, as the case may be, on behalf of the purchasers thereof.

                   (2) Bonds purchased with moneys described in Section
               3.2(a)(2) shall be delivered to the Credit Facility Issuer as pledgee of the Lessee pursuant to the terms of the Reimbursement Agreement and the Pledge Agreement, or the Credit Facility Issuer designee.

                   (3) Bonds purchased with excess moneys transferred from the
               Project Fund to the Bond Fund pursuant to Section 4.5 hereof or with draws under the Credit Facility for which the Credit Facility Issuer has been reimbursed with such excess moneys from the Project Fund shall be canceled by the Trustee.

               (b) Except as otherwise set forth herein, Bonds delivered as provided in this Section 3.3 shall be registered by the Bond Registrar in the manner directed by the recipient thereof.

               (c) In the event that any Bond to be delivered to the Tender Agent is not delivered by the owner thereof properly endorsed for transfer on or prior to the Variable Rate Purchase Date or the Conversion Date, as the case may be, and there has been irrevocably deposited with the Tender Agent an amount sufficient to pay the Purchase Price thereof, which amount may be held by the Tender Agent in a non-interest bearing account, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser thereof.

Thereafter, interest on such Undelivered Bond shall cease to accrue, and the holder thereof shall be entitled only to payment of the Purchase Price therefor and not to the benefits of the Indenture.

               (d) Notwithstanding the foregoing, Bonds purchased with funds identified in Section 3.2(a)(2) hereof shall be held by the Credit Facility Issuer or the Tender Agent and shall not be delivered to subsequent purchasers thereof or any other person until the Trustee has received notice in writing from the Credit Facility Issuer that the Credit Facility has been reinstated to the extent of the Purchase Price of such Bonds and interest thereon.


         SECTION 3.4 DELIVERY OF THE PROCEEDS OF THE SALE OF REMARKETED BONDS. The proceeds from the sale by the Remarketing Agent of Bonds delivered to the Tender Agent, or by the Placement Agent of Bonds on the Conversion Date, shall be paid first, to the tendering Bondholders of such Bonds; second, to the Credit Facility Issuer, to the extent of any amounts drawn under the Credit Facility in connection with the payment of the Purchase Price for such Bonds and not reimbursed to the Credit Facility Issuer as of the time of sale of such Bonds; and third, to the Lessee.


         SECTION 3.5 NO REMARKETING AFTER CERTAIN EVENTS. Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds pursuant to this Article III after the Conversion Date or the principal of the Bonds shall have been accelerated pursuant to Section 9.2 hereof.


         SECTION 3.6 CONVERSION OF SERIES 1999 BONDS TO TAX-EXEMPT SERIES BONDS. The Lessee shall have the option to convert the Series 1999 Bonds to Tax-Exempt Series Bonds upon the satisfaction of the following conditions:

               (a) Not later than forty (40) days prior to the Mandatory Tax-Exempt Conversion Redemption Date, the Lessee shall provide the Trustee, the Remarketing Agent, the Tender Agent, the Bank and the Issuer, the following:

                   (i) written notice of the Lessee's election to convert the Series 1999 Bonds to Tax-Exempt Series Bonds, specifying the date of such conversion.

                   (ii) an opinion of Bond Counsel to the effect that the interest on the Tax-Exempt Series Bonds to be issued will be excludable from gross income for federal income tax purposes.

                   (iii) evidence of a private activity bond allocation from
               the Tennessee Department of Economic and Community Development in an amount at least equal to the principal amount of the Tax-Exempt Series Bonds.

                   (iv) evidence from the Bank that the Letter of Credit will remain in effect and will be sufficient to cover the principal of and interest (up to 120 days at an assumed interest rate of 15%) on the Tax-Exempt Series Bonds.

               (b) At least thirty (30) days prior to the Mandatory Tax-Exempt Conversion Redemption Date, the Trustee will provide notice in the manner provided in Section 7.4 hereof, notice to each Owner of the Series 1999 Bonds that on the proposed Mandatory Tax-Exempt Conversion Redemption Date, the Series 1999 Bonds will be redeemed with a draw under the Letter of Credit for principal and accrued interest to the Mandatory Tax-Exempt Conversion Redemption Date. If any of the conditions to issue the Tax-Exempt Series Bonds are not satisfied, the Series 1999 Bonds will be remarketed by the Remarketing Agent on the Mandatory Tax-Exempt Conversion Redemption Date as Series 1999 Bonds. No owner of a Series 1999 Bond will have the right to retain his or her Series 1999 bond on or after the Mandatory Tax-Exempt Conversion Redemption Date as provided in this Section 3.6.

               (c) Not later than two (2) Business Days prior to the Mandatory Tax-Exempt Conversion Redemption Date, the Remarketing Agent shall provide the Trustee, the Lessee and the Bank notice of the initial rate of interest for the Tax-Exempt Bonds. The Lessee shall be responsible to pay any costs associated with the issuance of the Tax-Exempt Series Bonds from its own funds.

               (d) On or before 10:00 a.m., prevailing Eastern time, on Mandatory Tax-Exempt Conversion Redemption Date, the Trustee shall be in receipt of the following:

                   (i) a fully executed Tax Certificate of the Lessee and Sterile Recoveries, Inc.;

                   (ii) a completed IRS Form 8038 duly executed by the Issuer;

                   (iii) a Bond Counsel opinion in the form described in paragraph (a)(ii) above;

                   (iv) such other certificates required by Bond Counsel, the Issuer, the Bank or the Trustee;

                   (v) an offering document relating to the Tax-Exempt Series Bonds;

                   (vi) a written request and authorization of the Issuer addressed to the Trustee directing the Trustee to authenticate and deliver the Tax-Exempt Series Bonds;

                   (vii) opinions of counsel to the Issuer, the Lessee and the Bank, as necessary in the reasonable judgment of Bond Counsel;

                   (viii) evidence from the Bank that the Letter of Credit
               will remain in effect and will be sufficient to cover the principal of and interest (up to 120 days at an assumed interest rate of 15%) on the Tax-Exempt Series Bonds; and

                   (ix) such other documents and certificates deemed necessary by the Bond Counsel.


                                   ARTICLE IV

                                  PROJECT FUND


         SECTION 4.1   CREATION OF AND DEPOSITS TO THE PROJECT FUND.

               (a) A special fund is hereby created and designated "The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999, Project Fund" (the "PROJECT FUND") to the credit of which such deposits shall be made as are required by the provisions of this Indenture. Any moneys received by the Issuer or by the Trustee as trustee under this Indenture from any source for payment of the Cost of the Project, including all proceeds of the sale of the Bonds and insurance and condemnation proceeds as provided in the Lease Agreement, shall be deposited to the credit of the Project Fund.

               (b) The moneys in the Project Fund shall be held by the Trustee in trust and, subject to the provisions of Section 4.5 and 9.2 of this Indenture, shall be applied to the payment of (i) the Cost of the Project and
(ii), in an amount not to exceed 2% of the original aggregate principal amount of the Bonds, cost of issuance of the Bonds and, pending such application, shall be and are hereby made subject to a lien and charge in favor of the owners of the Bonds issued and outstanding under this Indenture and for the further security of such owners until paid out or transferred as herein provided.


         SECTION 4.2   PAYMENTS FROM THE PROJECT FUND.

               (a) Payment of the Cost of the Project shall be made from the Project Fund. All payments from the Project Fund shall be subject to the provisions and restrictions set forth in this Article, and the Issuer covenants that it will not cause to be paid from the Project Fund any sums except in accordance with such provisions and restrictions. Such payments shall be made by the Trustee upon receipt of an appropriately completed requisition and certificate, signed by the Lessee's Representative (substantially in the form of the Requisition and Certificate attached hereto as Exhibit "E" and hereby deemed incorporated herein) stating to whom the payment described is to be made and the purpose, in reasonable detail, for which the obligation to make such payment was incurred and including, if such requisition and certificate comprises an item for payment for labor or to contractors, buildings or materialmen, a paragraph in the form of the last paragraph of the attached form of requisition and certificate.

               (b) The Trustee is authorized and directed to apply the moneys in the Project Fund in accordance herewith but only upon receipt of the requisitions required by this Section 4.2, duly executed by the person and in the manner provided for herein.

               (c) Interest earnings on the funds deposited in the Project Fund shall be transferred to the Repayments Account of the Bond Fund.

         SECTION 4.3 TRUSTEE MAY RELY ON REQUISITIONS. All requisitions in the form provided by Section 4.2 hereof and all other statements, orders, certifications and approvals received by the Trustee, as required by this Article as conditions of payment from the Project Fund, may be conclusively relied upon by the Trustee, and shall be retained by the Trustee as provided in
Section 4.6, subject at all reasonable times to examination by the Lessee, the Bank, the Issuer, any Bondholder and the agents and representatives thereof.


         SECTION 4.4 COMPLETION DATE. The establishment of the Completion Date and the disposition of moneys then held for the credit of the Project Fund shall be in accordance with Sections 4.3 and 4.4 of the Lease Agreement, respectively.


         SECTION 4.5 TRANSFERS TO THE BOND FUND. In the event that the Lessee should elect or be required to prepay the rentals pursuant to Section 10.1,
Section 10.2, or Section 10.3 of the Lease Agreement or that the Trustee shall declare the Bonds to be due and payable pursuant to Section 9.2 hereof, the Trustee shall, without further authorization, forthwith transfer any balance remaining in the Project Fund to the Bond Fund.


         SECTION 4.6 TRUSTEE'S RECORDS. The Trustee shall maintain adequate records for a period of at least three (3) years after the Completion Date pertaining to all disbursements from the Project Fund. After the Completion Date, the Trustee shall deliver to the Lessee, and the Issuer upon request a final accounting.


         SECTION 4.7 DISPOSITION OF BALANCE IN PROJECT FUND. When the Project shall have been completed and the Trustee shall have received a certificate of the Lessee's Representative stating the Completion Date and what items of the Cost of the Project, if any, have not been paid, and for the payment of which money should be reserved, any funds remaining after the Trustee has reserved funds for unpaid items shall be deposited in the Bond Fund and applied by the Trustee at the written direction of the Lessee as soon thereafter as practicable, (a) to the purchase of Bonds at such price and upon such terms and conditions as the Lessee may direct or to the reimbursement of the Credit Facility Issuer for draws under the Credit Facility to purchase Bonds, or (b) to the redemption of the Bonds, on the first redemption date occurring after the Completion Date at the applicable optional or mandatory redemption price or to reimburse the Credit Facility Issuer for draws under the Credit Facility to redeem bonds, or (c) provided that, if the Bonds are then the

Tax-Exempt Series Bonds, the Trustee shall have received an opinion of Bond Counsel that such deposit shall not cause interest on the Bonds to be includable in gross income for Federal income tax purposes under Section 103 of the Code, such amounts may be transferred to the Bond Fund for payment of maturing principal of or interest on any of the Bonds or to reimburse the Credit Facility Issuer for draws under the Credit Facility for such payment.



                                   ARTICLE V

                        REVENUES AND APPLICATION THEREOF


         SECTION 5.1 REVENUES TO BE PAID OVER TO TRUSTEE. The Issuer has caused the Revenues from the Lease Agreement payments to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any payments under the Lease Agreement or on account of a Credit Facility with respect to the principal of, redemption premium, if any, or interest on the Bonds, the Issuer shall immediately pay over the same to the Trustee to be held as Revenues.

         SECTION 5.2   THE BOND FUND.

               (a) There is hereby established with the Trustee a special fund to be designated "The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Bond Fund" (the "BOND FUND"), the moneys in which, in accordance with
Section 5.2(c) hereof, the Trustee shall apply to (1) the principal of and redemption premium, if any, on the Bonds as they mature or become due, upon surrender thereof, and (2) the interest on Bonds as it becomes payable. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated the "REPAYMENTS ACCOUNT" and the "CREDIT FACILITY ACCOUNT."

               (b) There shall be deposited into the various accounts of the Bond Fund from time to time the following:

                   (1) into the Repayments Account, moneys received by the
               Trustee under and pursuant to the provisions of this Indenture or any of the provisions of the Lease Agreement, when accompanied by written directions from the person depositing such moneys that such moneys are to be paid into such account of the Bond Fund, which shall include the interest earnings on the Project Fund deposited as required by Section 4.2(c) hereof. All amounts deposited in the Repayments Account shall be segregated and held, with the earnings thereon, separate and apart from other funds in the Bond Fund until such amounts become Available Moneys. At such time as funds deposited in the Repayments Account become Available Moneys, they may be commingled with other Available Moneys in the Repayments Account; and

                   (2) into the Credit Facility Account, all moneys drawn by
               the Trustee under the Credit Facility to pay principal (whether at maturity, upon redemption, acceleration or otherwise) (excluding redemption premium) and interest on the Bonds.

               (c) Except as provided in Section 9.11 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal and redemption premium, if any, and interest on the Bonds from the following source or sources but only in the following order of priority;

                   (1) moneys held in the Credit Facility Account, provided
               that in no event shall moneys held in the Credit Facility Account be used to pay any amounts due on Bonds which are held by or for the Lessee, including without limitation, Bonds pledged to the Credit Facility Issuer, or to pay any portion of the redemption premium required pursuant to Section 7.1(a)(2) hereof; and

                   (2) moneys held in the Repayments Account to the extent such amounts qualify as Available Moneys (except with respect to moneys paid on Bonds that are held by or for the Lessee, including without limitation, Bonds pledged to the Credit Facility Issuer, which moneys need not qualify as Available Moneys).

               (d) Not later than 10:00 A.M. on the third (3rd) Business Day preceding the date on which principal of, redemption premium, if any, or interest on the Bonds is due and payable (the "PAYMENT DATE"), the Trustee shall have notified the Lessee and the Credit Facility Issuer of the amounts of principal of, premium, if any, and interest due on the Bonds on the Payment Date. Not later than 11:00 A.M. on each Payment Date, the Trustee shall present a draft or drafts under the Credit Facility in the amounts due and payable on the Bonds. Such funds shall be wired by the Credit Facility Issuer to the Trustee and immediately deposited by the Trustee in the Credit Facility Account, and payments due under the Bonds shall be made by the Trustee in accordance with Section 2.8 and Section 5.2(c) hereof. Following such payment to the Bondholders, the Trustee shall, on behalf of the Lessee, promptly pay moneys on deposit in the Repayments Account in an amount equal to the amounts of such drawing or drawings to the Bank as reimbursement to the Credit Facility Issuer under the terms of the Reimbursement Agreement. If no amounts are owed by the Lessee to the Credit Facility Issuer under the Reimbursement Agreement, any amounts remaining in the Repayments Account on the Business Day immediately following a Payment Date shall be paid to the Lessee upon request with the consent of the Credit Facility Issuer.

               (e) Except as provided in the following sentence, the Bond Fund shall be depleted at least once each year, except for a reasonable carryover amount (not to exceed the greater of one year's earnings on the Bond Fund or one-twelfth (1/12th) of annual debt service). Any money deposited in the Bond Fund shall be spent within a thirteen (13) month period beginning on the date of deposit, and any amount received from investment of money held in the Bond Fund shall be spent within a one (1) year period beginning on the date of receipt. Any amounts remaining in the Bond Fund after payment in full of the principal of, redemption premium, if any, and interest on the Bonds (or provisions for payment thereof) shall be paid to the Lessee at the written request of the Lessee therefor or as otherwise required by law; provided, that if any payments have been received by the Trustee under the Credit Facility in connection with such payment of the Bonds, any remaining amounts shall be paid to the Credit Facility Issuer to the extent of such payments.


         SECTION 5.3 REVENUES TO BE HELD FOR ALL BONDHOLDERS; CERTAIN EXCEPTIONS. Revenues shall, until applied as provided in this Indenture, be held by the Trustee in trust for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal of, redemption premium, if any, and interest on any Bonds previously matured or called for redemption in accordance with Article VII of this Indenture, shall be held for the benefit of the owners of such Bonds only.


         SECTION 5.4 REBATE FUND. In the event the Lessee provides for the deposit of amounts from time to time for rebate to the United States of America pursuant to the Lease Agreement, the Trustee is hereby authorized to create a special fund to be designated as the "REBATE FUND." The Rebate Fund shall be held separate and apart from all other funds under this Indenture and shall not be subject to the lien and pledge granted hereunder for the benefit of Bondholders. The Trustee shall remit money deposited in the Rebate Fund to the United States or otherwise as directed in writing by the Lessee. All moneys deposited in the Rebate Fund shall be held and invested at the sole direction of the Lessee. In making investments hereunder, or in selling or disposing of investments as required hereby, the Trustee shall have no duty or responsibility to independently verify compliance with Sections 148(d) and 148(f) of the Code and the regulations promulgated thereunder and the Trustee and the Issuer shall be fully protected in relying solely upon the written directions of the Lessee as aforesaid. Under no circumstances whatsoever shall the Trustee be liable to the Issuer, the Lessee or any holder for any loss of tax-exempt status of the Bonds, or any claims, demands, damages, liabilities, losses, costs or expenses resulting therefrom or in any way connected therewith, so long as the Trustee acts only in accordance with the written directions of the Lessee as provided hereunder and in accordance with its other obligations hereunder. Neither the Trustee nor the Issuer shall be responsible for any losses in the investment of money in the Rebate Fund made at the direction of the Lessee.



                                  ARTICLE VI

                      DEPOSITORIES OF MONEYS; SECURITY FOR
                        DEPOSITS AND INVESTMENT OF FUNDS


         SECTION 6.1 SECURITY FOR DEPOSITS. All moneys deposited with the Trustee under the provisions of this Indenture or the Lease Agreement shall be held in trust and applied only in accordance with the provisions of this Indenture and the Lease Agreement and shall not be subject to lien (other than the lien created hereby) or attachment by any creditor of the Trustee, the Issuer or the Lessee.

         SECTION 6.2   INVESTMENT OF MONEYS.

               (a) At the request and the direction of the Lessee's Representative (confirmed in writing), moneys held for the credit of the Project Fund and the Bond Fund (including any amount therein) shall be invested and reinvested by the Trustee in Authorized Investments which shall mature not later than the respective dates when the moneys held for the credit of said funds will be required for the purposes intended, provided that moneys held in the Credit Facility Account of the Bond Fund shall be invested and reinvested by the Trustee only in Governmental Obligations which shall mature not later than the date on which such moneys will be required to be paid; provided further that such investment shall only be made at the direction of the Lessee's Representative. The Trustee shall be entitled to rely on instruction from the Lessee's Representative. In making investments hereunder, or in selling or disposing of investments as required hereby, the Trustee shall have no duty or responsibility to independently verify compliance with Sections 148(d) and 148(f) of the Code and the regulations promulgated thereunder and the Trustee shall be fully protected in relying solely upon the written directions of the Lessee as aforesaid. Under no circumstances whatsoever shall the Trustee be liable to the Issuer, the Lessee or any holder for any loss of tax-exempt status of the Bonds, or any claims, demands, damages, liabilities, losses, costs or expenses resulting therefrom or in any way connected therewith, so long as the Trustee acts only in accordance with the written directions of the Lessee as provided hereunder and in accordance with its other obligations hereunder.

               (b) Obligations so purchased as an investment of moneys in any such fund or account shall be deemed at all times to be a part of such fund or account, and the interest accruing thereon and any profit realized from such investment shall be credited to such fund or account (except as provided in Section 4.2(c)), and any loss resulting from such investment shall be charged to such fund or account. The Trustee shall sell at market price or present for redemption any obligation so purchased whenever it shall be necessary so to do in order to provide cash to meet any payment or transfer from any such fund or account. Neither the Trustee nor the Issuer shall be liable or responsible for loss resulting from any such investment or the sale of any such investment made pursuant to the terms of this Section.

               (c) For the purpose of the Trustee's determination of the amount on deposit to the credit of any such fund or account, obligations in which moneys in such fund or account have been invested shall be valued at the lower of cost or market.

               (d) The Trustee may make any and all investments permitted by this Section through its own bond or investment department, unless otherwise directed in writing by the Lessee's Representative.

         SECTION 6.3   THE CREDIT FACILITY.


               (a) INITIAL LETTER OF CREDIT.

                   (1) The Letter of Credit shall be a direct pay letter of
               credit and shall provide for direct payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the Bank to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof, an amount of up to $4,725,000 of which (A) $4,500,000 shall support the payment of principal of the Bonds when due and that portion of the Purchase Price corresponding to principal of Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date, and (B) $225,000 shall support the payment of up to one hundred twenty (120) days' interest at an assumed rate of fifteen percent (15%) per annum (which is the maximum rate of interest borne by the Bonds) on the Bonds when due and that portion of the Purchase Price corresponding to interest on Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date.

                   (2) The Letter of Credit shall terminate automatically on
               the earliest of (A) the date on which a drawing under the Letter of Credit has been honored upon the maturity or acceleration of the Bonds or redemption of all the Bonds, (B) the day on which the Credit Facility Issuer receives the notice of the conversion following the Conversion Date, (C) the date on which the Bank receives notice from the Trustee that an Alternate Credit Facility is substituted for the Letter of Credit and is in effect, (D) the date on which the Bank receives notice from the Trustee that there are no longer any Bonds Outstanding and (E) the "STATED EXPIRATION DATE" stated in the Letter of Credit as it may be extended pursuant to the terms thereof.

                   (3) The Bank's obligation under the Letter of Credit may be reduced to the extent of any drawing thereunder, subject to reinstatement as provided therein. The Letter of Credit shall provide that, with respect to a drawing by the Trustee solely to pay interest on the Bonds on any Interest Payment Date, if the Trustee shall not have received from the Bank within ten (10) days from the date of such drawing a notice by telecopier, by telex or in writing that the Bank has not been reimbursed, the Trustee's right to draw under the Letter of Credit with respect to the payment of interest shall be reinstated on or before the eleventh (11th) calendar day following such drawing in an amount equal to such drawing. With respect to any other drawing by the Trustee, the amount available under the Letter of Credit for payment of the Purchase Price of the Bonds and the principal and interest on the Bonds shall be reinstated in an amount equal to any such drawing but only to the extent that the Bank is reimbursed in accordance with the terms of the Reimbursement Agreement for the amounts so drawn and the Bank delivers a notice to the Trustee reinstating the Letter of Credit in such amount.

                   (4) The Letter of Credit shall provide that if, in
               accordance with the terms of the Indenture, the Bonds shall become or be declared immediately due and payable pursuant to any provision of the Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent that the amounts are available thereunder to pay the aggregate principal amount of the Bonds then Outstanding plus an amount of interest not to exceed one hundred twenty (120) days.

                   (5) Upon the termination of the Letter of Credit, the
               Trustee shall return the Letter of Credit to the Bank, marked "CANCELED" on its face.

               (b) EXPIRATION. Unless an Alternate Credit Facility has been provided in accordance with Section 6.3(c) hereof at least thirty (30) days before the Interest Payment Date immediately preceding the fifteenth (15th) day prior to the Stated Expiration Date of a Credit Facility or unless the interest rate payable on the Bonds has been converted from the Variable Rate to the Fixed Rate pursuant to Section 2.2 hereof, the Trustee shall call the Bonds for redemption in accordance with the Section 7.1(c)(2) hereof. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the then current Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

               (c) ALTERNATE CREDIT FACILITIES. While the Bonds bear interest at the Variable Rate, the Lessee may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility. The Alternate Credit Facility shall have terms in all respects material to the owners of the Bonds the same as the Credit Facility being replaced and shall be in form acceptable to the Trustee and the Tender Agent. On or prior to the date of delivery of an Alternate Credit Facility to the Trustee, the Lessee shall furnish to the
Trustee:

                   (1) an opinion of Counsel stating that the delivery of such
               Alternate Credit Facility to the Credit Facility Trustee is authorized under this Indenture and complies with the terms hereof and that such Alternate Credit Facility is enforceable against the Credit Facility Issuer thereof in accordance with its terms, and

                   (2) if the Bonds are rated by Moody's or S&P, written
               evidence from Moody's, if the Bonds are rated by Moody's, and from S&P, if the Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the then current Credit Facility will not, by itself, result in:

                       (A) a permanent withdrawal of its rating of the Bonds,
                   or

                       (B) a reduction of the then current rating of the Bonds,
               or if the Bonds are not rated by Moody's or S&P, written evidence (or such other evidence satisfactory to the Trustee in its sole discretion) that the obligations of the bank or institution issuing the proposed Alternate Credit Facility substantially equivalent in term to the remaining term of the Bonds are rated by Moody's or S&P in the same category as the obligations of substantially equivalent term of the bank or institution which issued the Credit Facility being replaced; provided, however, if the Lessee provides the Trustee with an opinion of Bond Counsel that a change in the then current rating on the Bonds or a change in the Credit Facility Issuer to a bank or institution the obligations of which are rated in a different category than those obligations of equivalent term of the issuer of the Credit Facility being replaced will not adversely affect the exclusion of the interest on the Bonds from gross income from federal tax purposes, then such evidence need not be provided, but the Lessee shall instead provide the Trustee with written evidence (or such other evidence as shall be satisfactory to the Trustee) that (i) the commercial paper of the bank or institution issuing the proposed Alternate Credit Facility is rated P-3 or higher by Moody's or A-3 or higher by S&P, and (ii) the Issuer has consented to the proposed Alternate Credit Facility.

         The Trustee shall then accept such Alternate Credit Facility and surrender the previously held Credit Facility to the previous Credit Facility Issuer for cancellation promptly on or before the fifteenth
         (15th) day after the Alternate Credit Facility becomes effective, but not later than the fifteenth (15th) day following the last Interest Payment Date covered by the Credit Facility to be canceled.

               (d) NOTICES OF SUBSTITUTION OR REPLACEMENT OF CREDIT FACILITY.

                   (1) The Trustee shall, at least twenty (20) days prior to
               the proposed replacement of a Credit Facility with an Alternate Credit Facility, give notice thereof by mail to the owners of the Bonds, which notice shall include the identity of the issuer thereof and the rating, if any, to be assigned to the Bonds by Moody's or S&P following the effective date of such Alternate Credit Facility or, if the Bonds are not then rated by Moody's or S&P, then the rating assigned by Moody's or S&P to the obligations of the issuer of such Alternate Credit Facility substantially equivalent in term to the remaining term of the Bonds.

                   (2) The Trustee shall promptly give notice of any
               replacement of the Credit Facility to the Issuer, the Tender Agent and the Remarketing Agent.

                                  ARTICLE VII

                      REDEMPTION OR PURCHASE OF THE BONDS


         SECTION 7.1 REDEMPTION OR PURCHASE DATES AND PRICES. The Bonds shall be subject to redemption, and, in certain instances, to purchase, prior to maturity in the amounts, at the times and in the manner provided in this
Article VII. Payments of the redemption price or the Purchase Price of any Bond shall be made only upon the surrender to the Trustee or its agent, as directed, of any Bond so redeemed or purchased.

               (a) OPTIONAL REDEMPTION.

                   (1) Optional Redemption During Variable Rate Period. While
               the Bonds bear interest at the Variable Rate, the Bonds shall be subject to redemption, upon the written direction of the Issuer, given at the request of the Lessee, with the consent of the Credit Facility Issuer, on any Interest Payment Date and on the Conversion Date in whole or in part, at a redemption price of one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued to the redemption date.

                   (2) Optional Redemption With Premium During Fixed Rate
               Period. While the Bonds bear interest at the Fixed Rate, the Bonds shall be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, in whole on any date, or in part on any Interest Payment Date, occurring on or after the dates set forth below, at the redemption prices (expressed as percentages of principal amount to be redeemed) set forth below plus interest accrued to the redemption date as follows:


                       Commencement of
                      Redemption Period                 Redemption Price
               -------------------------------     ---------------------------

               The Business Day four (4) years     103% declining by 1/2% on
               from the Conversion Date            each succeeding anniversary
                                                   date of the first Business
                                                   day of the redemption
                                                   period until reaching 100%
                                                   and thereafter at 100%


               (b) EXTRAORDINARY OPTIONAL REDEMPTION DUE TO CASUALTY OR EMINENT DOMAIN.


                   (1) The Bonds may be redeemed as a whole or in part by the
               Issuer at any time at the written direction of the Lessee, at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the redemption date, without premium, under any of the following conditions, the existence of which shall be certified to the Trustee by the Lessee's Representative:

                       (A) The Project shall have been damaged or destroyed to
                   such extent that the amount of Net Proceeds of insurance exceeds $50,000 and the Lessee elects not to rebuild the Project or fails to so elect within ninety (90) days of receipt by the Trustee of such Net Proceeds; or

                       (B) Title to, or the temporary use of, all of the
                   Project or any substantial portion thereof shall have been taken by Eminent Domain and the amount of Net Proceeds from such taking exceeds $50,000 and the Lessee elects not to replace the property so taken or fails so to elect within ninety (90) days of receipt by the Trustee of such Net Proceeds.

                   (2) Such redemption shall occur on the next Interest Payment
               Date occurring not less than thirty (30) days following the expiration of such 90-day period referred to in paragraph (1) of this Section 7.1(b).

               (c) MANDATORY REDEMPTION.

                   (1) Determination of Taxability. The Tax-Exempt Series Bonds
               shall be subject to mandatory redemption in whole on any date at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date which shall not be more than one hundred eighty (180) days following the receipt by the Trustee of a written notice of a Determination of Taxability.

                   (2) Failure to Provide Alternate Credit Facility. The Bonds
               shall be subject to mandatory redemption during the Variable Rate Period at one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued, if any, thereon to the date of redemption, on the Interest Payment Date occurring closest to but not after fifteen (15) days prior to the date of expiration of the then current Credit Facility, unless an Alternate Credit Facility has been provided in accordance with Article VI hereof.

                   (3) Excess Moneys in Project Fund. The Bonds shall be
               subject to mandatory redemption in whole or in part on any date from excess moneys in the Project Fund or from moneys drawn under the Credit Facility for which the Credit Facility Issuer has been reimbursed from such excess moneys in accordance with the provisions of Section 4.4 of the Lease Agreement, at a price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the redemption date, provided such redemption date shall be no more than 60 days following the date of transfer of moneys to the Bond Fund from the Project Fund.

                   (4) Tax-Exempt Conversion. The Series 1999 Bonds shall be
               subject to mandatory redemption in whole on the Mandatory Tax-Exempt Conversion Redemption

               Date at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date.

               (d) MANDATORY PURCHASE ON CONVERSION DATE. The Bonds shall be subject to mandatory purchase in whole on the Conversion Date at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued, if any, thereon to the date of purchase, on the Conversion Date; provided that there shall not be so purchased
(1) Bonds or portions thereof in authorized denominations with respect to which the Trustee shall have received Optional Retention Notices from the owners thereof, and (2) Bonds issued in exchange for or upon the registration of transfer of Bonds or portions thereof in authorized denominations referred to in above.

               (e) PURCHASE IN LIEU OF REDEMPTION. The Bonds are subject to optional call and purchase in whole prior to the Conversion Date on any Interest Payment Date upon the written direction of the Issuer, given at the request of the Lessee, which purchase may be in lieu of redemption, from moneys deposited with the Trustee sufficient for payment of 100% of the principal amount due upon such call together with accrued interest on the Bonds to the call date.


         SECTION 7.2 LESSEE TO DIRECT OPTIONAL REDEMPTION. The Issuer shall direct the Trustee in writing to call Bonds for optional redemption when and only when it shall have been notified by the Lessee to do so and the Lessee has notified the Trustee in writing that the Lessee has made or intends to make a corresponding prepayment under the Lease Agreement. Such direction from the Issuer to the Trustee shall be given at least forty-five (45) days but not more than sixty (60) days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. So long as a Credit Facility is then held by the Trustee, the Trustee shall only call Bonds for optional redemption if it has Available Moneys in the Repayments Account of the Bond Fund or has been notified by the Credit Facility Issuer that it will receive moneys pursuant to the Credit Facility, in the aggregate, sufficient to pay the redemption price of the Bonds to be called for redemption, plus accrued interest thereon. No optional redemptions shall be effected at the option of the Lessees during the Variable Rate Period under this Article VII without the prior written consent of the Credit Facility Issuer.


         SECTION 7.3 SELECTION OF BONDS TO BE CALLED FOR REDEMPTION. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected in the following order of priority: first, Bonds pledged to the Bank pursuant to the Pledge Agreement; second, Bonds owned by the Lessee; and third, Bonds selected by any random or other method determined by the Trustee in its sole discretion to be fair and reasonable. The Trustee shall treat any Bond of a denomination greater than One Hundred Thousand Dollars ($100,000) as representing that number of separate Bonds each of the denomination of the minimum denomination of One Hundred Thousand Dollars ($100,000) or any integral multiple of Five Thousand Dollars ($5,000) in excess thereof as the Trustee shall so determine.

         SECTION 7.4   NOTICE OF REDEMPTION OR PURCHASE.

               (a) When required to redeem or purchase Bonds under any provision of this Article VII, or when directed to do so by the Issuer, the Trustee shall cause notice of the redemption or purchase to be given not more than sixty (60) days and not less than twenty (20) days prior to the redemption or purchase date by mailing a copy of all notices of redemption or purchase by first class mail, postage prepaid, to all registered owners of Bonds to be redeemed or purchased at their addresses shown on the Bond Register. Failure to mail any such notice or defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption or purchase of any other Bond. Notices of redemption or purchases shall also be mailed to the Remarketing Agent and the Credit Facility Issuer if any. Any such notice shall be given in the name of the Issuer, shall identify the Bonds to be redeemed or purchased (and, in the case of partial redemption or purchase of any Bonds, the respective principal amounts thereof to be redeemed or purchased), shall specify the redemption or purchase date, and shall state that on the redemption or purchase date, the redemption or Purchase Price of the Bonds called for redemption or purchase will be payable at the principal corporate trust office of the Trustee, or in the case of mandatory redemptions or purchases pursuant to Section 7.1(c)(2) or 7.1(d) hereof at the office of the Trustee's Paying Agent, if any, and that from that date interest will cease to accrue. The Trustee may use "CUSIP" numbers in notices of redemption or purchase as a convenience to Bondholders, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption or purchase and that reliance may be placed only on the identification numbers containing the prefix established under the Indenture.

               (b) With respect to any notice of redemption or purchase of Bonds in accordance with Section 7.1(c)(2) hereof, such notice shall also specify the date of the expiration of the term of the Credit Facility.

               (c) If at the time of mailing of notice of any optional redemption the Issuer shall not have deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional on the deposit of Available Moneys (or in the case of purchase pursuant to Section 7.1(e), moneys) with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

               (d) Upon redemption of less than all of the Bonds, the Trustee shall furnish to the Credit Facility Issuer a notice in the form specified by the Credit Facility Issuer to reduce the coverage provided by the Credit Facility and upon redemption of all of the Bonds, the Trustee shall surrender the Credit Facility to the Credit Facility Issuer for cancellation.

               (e) Purchases under Section 7.1(d) hereof shall be in accordance with Section 2.2(e) hereof.

         SECTION 7.5 BONDS REDEEMED OR PURCHASED IN PART. Any Bond which is to be redeemed or purchased only in part shall be surrendered at a place stated in the notice provided for in Section 7.4 hereof (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the owner thereof or his attorney duly authorized in writing), and the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such owner in an aggregate principal amount equal to and in exchange for the unredeemed and unpurchased portion of the principal of the Bond so surrendered.



                                 ARTICLE VIII

                      PARTICULAR COVENANTS AND PROVISIONS


         SECTION 8.1 COVENANT TO PAY THE BONDS; BONDS LIMITED OBLIGATIONS OF THE ISSUER.

               (a) The Issuer covenants that it will promptly pay the principal of, redemption premium, if any, and interest on the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. Such principal, redemption premium, if any, and interest are payable solely from the payments made by the Lessee under the Lease Agreement and other Revenues.

               (b) The Bonds shall not be general obligations of the Issuer but limited and special obligations payable solely from the amounts payable under the Lease Agreement and other amounts specifically pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the designated accounts of the Bond Fund and other moneys held by the Trustee and the amounts payable under the Lease Agreement or otherwise pledged therefor, which amounts are hereby pledged, assigned and otherwise secured for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of , premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds do not constitute an indebtedness of the Issuer or a loan of credit thereof within the meaning of any constitutional or statutory provisions.


         SECTION 8.2 COVENANTS TO PERFORM OBLIGATIONS UNDER THIS INDENTURE. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in the Bonds executed and delivered hereunder and in all proceedings of the Issuer pertaining thereto and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of the Lease Agreement on its part to be observed or performed. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to enter into this Indenture, to pledge the payments under the Lease Agreement and other Revenues in the manner and to the extent herein set forth, and to assign its interest in the Lease Agreement to the Trustee; and that all action on its part for the issuance of the Bonds issued hereunder and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the owners thereof are and will be the valid and binding obligations of the Issuer according to the tenor and import thereof.


         SECTION 8.3 COVENANT TO PERFORM OBLIGATIONS UNDER THE LEASE AGREEMENT. Subject to the provisions of Section 8.4 of this Article, the Issuer covenants and agrees that it will not suffer, permit or take any action or do anything or fail to take any action or fail to do anything which may result in the termination or cancellation of the Lease Agreement so long as any Bond is Outstanding; that it will punctually fulfill its obligations and will require the Lessee to perform punctually its duties and obligations under the Lease Agreement; that it will not execute or agree to any change, amendment or modification of or supplement to the Lease Agreement or this Indenture except by a supplement or an amendment duly executed by the Issuer and the Lessee with the approval of the Trustee and upon the further terms and conditions set forth in Article VIII of this Indenture; that it will not agree to any abatement, reduction, abrogation, waiver, diminution or other modification in any manner or to any extent whatsoever of the obligation of the Lessee to pay the lease payments and to meet its other obligations as provided in the Lease Agreement; and that it will promptly notify the Trustee in writing of any actual or alleged Event of Default under the Lease Agreement, whether by the Lessee or the Issuer, and will further notify the Trustee at least thirty (30) days before the proposed date of effectiveness of any proposed termination or cancellation of the Lease Agreement.


         SECTION 8.4 TRUSTEE MAY ENFORCE THE ISSUER'S RIGHTS UNDER THE LEASE AGREEMENT. The Lease Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Lessee, including a provision in Section 12.9 thereof that subsequent to the issuance of the Bonds and prior to Payment of the Bonds (as defined in the Lease Agreement) the Lease Agreement may not be effectively amended, changed, modified, altered or terminated except as provided in Article VIII of this Indenture, and reference is hereby made to the Lease Agreement for a detailed statement of said covenants and obligations of the Lessee under the Lease Agreement, and the Issuer agrees that the Trustee, subject to the provisions of the Lease Agreement and this Indenture reserving to the Issuer the Issuer Reserved Rights and respecting actions by the Trustee in its name or in the name of the Issuer, may enforce all rights of the Issuer and all obligations of the Lessee under and pursuant to the Lease Agreement for and on behalf of the Bondholders whether or not the Issuer is in default hereunder.


         SECTION 8.5 COVENANT AGAINST ARBITRAGE. The Issuer covenants and agrees that it will not make or authorize any use, and directs the Trustee not to make or permit any use, of the proceeds of the Bonds which would cause any Bond to be an "arbitrage bond" within the meaning of Section 148 of the Code and the applicable regulations promulgated from time to time thereunder, and further covenants that it will observe and not violate the requirements of
Section 148 of the Code and any such applicable regulations to the extent necessary so that the interest on the Bonds will not cease to be excluded from the gross income of the recipients thereof for federal income tax purposes by reason of such use of proceeds; provided that (i) neither the Issuer nor the

Trustee shall be liable for any investment of moneys under this Indenture made at the direction of the Lessee's Representative and (ii) the Issuer shall not be liable for any investment of moneys under this Indenture made by the Trustee made in contravention of the directors of the Issuer; provided further, that the Issuer shall have no affirmative obligation to undertake any investigation into investments made by the Trustee.


         SECTION 8.6 INSPECTION OF THE BOND REGISTER. At reasonable times and upon reasonable regulations established by the Bond Registrar, the Bond Register may be inspected and copied by and at the expense of the Lessee but only if the Bond Registrar is furnished with opinion of Counsel to the effect that such inspection is lawfully permitted.


         SECTION 8.7 PRIORITY OF PLEDGE AND SECURITY INTEREST. The pledge herein made of the Trust Estate and the security interest created herein with respect thereto constitutes a first and prior pledge of, and a security interest in, the Trust Estate. Said pledge and security interest shall at no time be impaired directly or indirectly by the Issuer or the Trustee, and the Trust Estate shall not otherwise be pledged and, except as provided herein and in the Lease Agreement, no persons shall have any rights with respect thereto.


         SECTION 8.8 MAINTENANCE OF INSURANCE: PAYMENT OF TAXES, CHARGES, ETC. Pursuant to the provisions of 6.3 and 6.4 of the Lease Agreement and Section
4.3 of the Reimbursement Agreement, the Lessee has agreed to maintain certain insurance and to pay all lawful taxes, assessments and charges at any time levied or assessed upon or against the Project, or any part thereof, which might impair or prejudice the lien afforded by this Indenture as to the Trust Estate; provided, however, that nothing contained in this Section shall require the maintenance of such insurance or the payment of any such taxes, assessments or charges if the same are not required to be maintained or paid under the provisions of the Lease Agreement.


         SECTION 8.9   MAINTENANCE AND REPAIR. Pursuant to the provisions of
Section 6.1 of the Lease Agreement, the Lessee has agreed at its own expense to cause the Project to be maintained, preserved and kept in good condition, repair and working order, and that it will, from time to time, cause to be made all needed repairs so that the Project shall at all times be kept in good condition and repair, and that the Lessee may, at its own expense, make, from time to time, additions, modifications and improvements to the Project under the terms and conditions set forth in the Lease Agreement.


         SECTION 8.10 INSURANCE AND CONDEMNATION PROCEEDS. Reference is hereby made to Section 6.7 of the Lease Agreement whereunder it is provided that under certain circumstances the respective Net Proceeds of insurance and condemnation awards (or Net Proceeds from a sale in lieu of condemnation) are to be paid to the Trustee and deposited in separate trust accounts (but not in the Bond Fund) and to be disbursed and paid out as therein provided. The Trustee hereby accepts and agrees to perform the duties and obligations as therein specified.

         SECTION 8.11 ACTIONS ON BEHALF OF THE LESSEE. Subject to the proviso to this sentence, but notwithstanding any other provision of this Indenture or any related document, (a) all decisions which are to be made and all actions which are to be taken, in each case by the Lessee pursuant to this Indenture or any related document, shall be made or taken (or cause to be made or taken) by Sterile Recoveries, Inc., (b) all notices and communications which are to be delivered to the Lessee pursuant to this Indenture or any related document shall also be delivered concurrently to Sterile Recoveries, Inc. and the Financing Bank and (c) all notices and communications which are to be delivered by the Lessee pursuant to this Indenture or any related document shall be delivered by Sterile Recoveries, Inc. and copies thereof shall also be delivered concurrently to the Financing Bank; provided, notwithstanding the foregoing, (x) the rights of Sterile Recoveries, Inc. referenced in Section 8.11(a) shall automatically terminate upon the Financing Bank giving notice to the Trustee and the Issuer at the addresses set forth in Section 15.2 of this Indenture (or any other address which is subsequently designated by either such party to the Financing Bank in writing) of the occurrence of any Synthetic Lease Financing Default or Synthetic Lease Financing Event of Default and (y) thereafter, the Issuer and the Trustee agree that the Financing Bank shall exercise all such rights on behalf of the Lessee; but, provided further that Sterile Recoveries, Inc. shall again have the rights referenced in Section 8.11(a) if any such Synthetic Lease Financing Default or Synthetic Lease Financing Event of Default has been cured within the applicable cure period or waived.


         SECTION 8.12 NO LIEN ON THE PROJECT IN FAVOR OF THE TRUSTEE OR THE ISSUER; QUITCLAIM TRANSFER OF RIGHT, TITLE AND INTEREST IN THE PROJECT. Notwithstanding any other provision of this Indenture or any related document,
(a) each of the Trustee and the Issuer hereby confirms that, except for nominal title held by the Issuer, neither the Trustee nor the Issuer currently is (and at no time shall become) the beneficiary of any lien, mortgage, pledge, security interest, encumbrance, option or charge of any kind on or with respect to the Project and (b) upon the request of the Lessee (or the Financing Bank on behalf of the Lessee), the Issuer and the Trustee each shall promptly issue in favor of the Lessee a quitclaim deed and bill of sale (in substantially the same form of the Deed referenced in Section 10.5 of the Lease Agreement) upon the full payment of all Outstanding Bonds (or provisions for payment thereof having been made in accordance with the provisions of this Indenture).



                                  ARTICLE IX

                              DEFAULT AND REMEDIES



         SECTION 9.1 DEFAULTS. Each of the following events is hereby declared to be an "EVENT OF DEFAULT:"

               (a) Payment of interest on any of the Bonds shall not be made when the same shall become due; or

               (b) Payment of the principal of or redemption premium, if any, on any of the Bonds shall not be made when the same shall become due, whether at maturity or upon call for redemption or otherwise; or

               (c) An "Event of Default" under the Lease Agreement shall have occurred and not have been waived; or

               (d) The Trustee receives written notice from the Credit Facility Issuer that an Event of Default under the Reimbursement Agreement has occurred and has not been waived; or

               (e) The Trustee receives notice by telecopier, by telex or in writing from the Credit Facility Issuer that the Credit Facility Issuer has not been reimbursed for a drawing on or before the close of business on the tenth
(10th) calendar day following a drawing under such Credit Facility to pay interest on the Bonds and that the interest portion of the Credit Facility will not be reinstated for the amount so drawn; or

               (f) Payment of the Purchase Price of any Bond tendered pursuant to Section 2.3 hereof is not made when payment is due; or

               (g) The Issuer shall fail to duly and punctually perform any of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Issuer to be performed other than as referred to in the preceding subsections of this Section;

provided, however, that no failure specified in subsections (c) or (g) of this
Section 9.1 shall constitute an Event of Default until written notice specifying such failure and requiring the same to be remedied shall have been given to the Lessee and the Issuer by the Trustee, which may give notice in its discretion and shall give such notice at the written direction of the owners of not less than twenty-five percent (25%) in aggregate principal amount of Bonds Outstanding, and the Lessee and the Issuer shall have had thirty (30) days after receipt of such notice to correct said failure and shall not have corrected said failure within the applicable period, provided, however, that if the Issuer or Lessee as the case may be, is diligently and continuously pursuing a cure or correction of such failure but has been unable to affect such cure within the aforementioned thirty (30) day period, the Trustee shall extend such period to allow for the same to be remedied.


         SECTION 9.2   ACCELERATION AND ANNULMENT THEREOF.

               (a) Subject to the requirement that, so long as the Credit Facility Issuer is performing under the Credit Facility, the consent of the Credit Facility Issuer to any acceleration must be obtained in the case of an Event of Default described in subsections (c) or (g) of Section 9.1 hereof, upon the occurrence of an Event of Default, the Trustee may, and upon (1) the written request of the Credit Facility Issuer, or (2) the occurrence of an Event of Default described in subsection (a), (b), (d), (e) or (f) of Section 9.1 hereof the Trustee shall, by notice to the Issuer, declare the entire unpaid principal of and interest on the Bonds due and payable; and upon such declaration, the said principal, together with interest accrued thereon, shall become payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. The Trustee shall not be permitted to request receipt of indemnity to its satisfaction prior to such declaration of acceleration. Upon the occurrence of any acceleration hereunder, the Trustee, to the extent it has not already done so, shall immediately draw upon the Credit Facility to the extent permitted by the terms thereof. Interest on the Bonds shall cease to accrue upon receipt by the Trustee of funds drawn under the Credit Facility.

               (b) Immediately after any acceleration because of the occurrence of an Event of Default under Sections 9.1(a), (b), (d), (e), (f) or (g), the Trustee shall (immediately, and in no event within two Business Days thereafter) notify in writing the Issuer, the Lessee and the Credit Facility Issuer of the occurrence of such acceleration. Within five (5) days of the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

               (c) If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Lessee, and the Lessee also performs all other things in respect to which it may have been in default under the Lease Agreement and pays the reasonable charges of the Trustee and the Bondholders, including reasonable attorneys' fees, then, and in every such case, the Credit Facility Issuer or a Majority of the Bondholders by written notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; provided, however, that the Trustee shall not annul any declaration without the written consent of the Credit Facility Issuer unless such acceleration has resulted from the failure of the Credit Facility Issuer to honor a proper draw for payment under the Credit Facility. Notwithstanding the foregoing, the Trustee shall not annul any acceleration which has resulted from an Event of Default under Section 9.1(e) hereof unless the Credit Facility has been reinstated in accordance with its terms to an amount equal to the principal amount of the Bonds Outstanding plus one hundred twenty (120) days' interest accrued thereon, and the Trustee has received written notice of such reinstatement from the Credit Facility Issuer. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Lessee.


         SECTION 9.3 OTHER REMEDIES. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Lease Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article IX, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 10.1 hereof would best serve the interests of the Bondholders.

         SECTION 9.4   LEGAL PROCEEDINGS BY THE TRUSTEE.

               (a) If any Event of Default has occurred and is continuing, the Trustee in its direction may, and upon the written request of the Credit Facility Issuer or the owners of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Bonds and receipt of indemnity to its satisfaction shall, in its own name:

                   (1) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders hereunder;

                   (2) Bring suit upon the Bonds, the Credit Facility (but only to the extent the Credit Facility Issuer shall have wrongfully dishonored drawings made in strict conformity with the terms hereof); and

                   (3) By action or suit in equity seek to enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

               (b) If an Event of Default under Section 9.1(c) occurs and is continuing, the Trustee in its discretion may, and upon the written request of the owners of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Bonds and receipt of indemnity to its satisfaction shall, enforce each and every right granted to it under the Lease Agreement.


         SECTION 9.5 DISCONTINUANCE OF PROCEEDINGS BY THE TRUSTEE. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Lessee, the Credit Facility Issuer, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no proceedings had been commenced.


         SECTION 9.6 CREDIT FACILITY ISSUER OR BONDHOLDERS MAY DIRECT PROCEEDINGS. Anything to the contrary in this Indenture notwithstanding, either the Credit Facility Issuer if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility), or a Majority of the Bondholders, if there is no Credit Facility in effect, shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders.


         SECTION 9.7   LIMITATIONS ON ACTIONS BY THE BONDHOLDERS.

               (a) No Bondholder shall have any right to bring suit on the Credit Facility. No Bondholder shall have any right to pursue any other remedy hereunder unless:

                   (1) the Trustee shall have been given written notice of an
               Event of Default;

                   (2) the owners of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Bonds shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

                   (3) the Trustee shall have been offered indemnity
               satisfactory to it against costs, expenses and liabilities, except that no offer of indemnification shall be required for a declaration of acceleration under Section 9.2 hereof or for a drawing under the Credit Facility;

                   (4) the Trustee shall have failed to comply with such
               request within a reasonable time; and

                   (5) prior to the Conversion Date, the Credit Facility Issuer has failed to honor a proper draw request under the Credit Facility.

               (b) Notwithstanding the foregoing provisions of subsection (a) of this Section 9.7 or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal of, redemption premium, if any, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.


         SECTION 9.8 TRUSTEE MAY ENFORCE RIGHTS WITHOUT POSSESSION OF THE BONDS. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceedings instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.


         SECTION 9.9 REMEDIES NOT EXCLUSIVE. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.


         SECTION 9.10 DELAYS AND OMISSIONS NOT TO IMPAIR RIGHTS. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article IX may be exercised from time to time and as often as may be deemed expedient.


         SECTION 9.11  APPLICATION OF MONEYS IN THE EVENT OF DEFAULT.

               (a) Any moneys received by the Trustee, under this Article IX shall be applied in the following order; provided that any moneys received by the Trustee from a drawing under the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in paragraph (3) below with respect to the principal of (but not redemption premium) and interest accrued on, Bonds other than Bonds held by or for the
Lessee:

                   (1) To the payment of the reasonable costs of the Trustee, including counsel fees and any disbursements of the Trustee, with interest thereon from the date of payment at the overdue rate, and its reasonable compensation; and

                   (2) To the payment of reasonable costs and expenses of the
               Issuer, including counsel fees, incurred in connection with the Event of Default; and

                   (3) To the payment of principal of, premium, if any, and
               interest on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to payment of principal of, redemption premium, if any, and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest.

               (b) The surplus, if any, shall be paid to the Lessee or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct; provided that, if the Trustee has received payments on the Credit Facility following the Event of Default, the surplus shall be paid to the Credit Facility Issuer to the extent of such payments.


         SECTION 9.12 TRUSTEE AND BONDHOLDERS ENTITLED TO ALL REMEDIES UNDER THE ACT. It is the purpose of this Article IX to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.


         SECTION 9.13  TRUSTEE MAY FILE CLAIM IN BANKRUPTCY.

               (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relating to the Issuer, the Lessee or any other obligor upon the Lease Agreement or the Bonds or to property of the Issuer, the Lessee, or such other obligor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Lessee for the payment of an amount equal to overdue principal or interest or additional interest) shall be entitled and empowered, by intervention in such proceedings or otherwise.

                   (1) to file and prove a claim for the whole amount of
               principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

                   (2) to collect and receive any moneys or other property
               payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Bondholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.11 hereof.

               (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of the Bondholders, any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof, or to authorize the Trustee to vote in respect of the claim of the Bondholders in any such proceeding.

               (c) All moneys received by the Trustee pursuant to any right given or action taken under this Indenture shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and the fees and expenses of the Trustee, be deposited in the Bond Fund and applied to the payment of the principal of, redemption premium, if any, and interest then due and unpaid on the Bonds in accordance with the provisions of this Indenture.


         SECTION 9.14 RECEIVER. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the amounts payable under the Lease Agreement and assigned to the Trustee under this Indenture pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds.


         SECTION 9.15 SUBROGATION RIGHTS OF CREDIT FACILITY ISSUER. The Credit Facility Issuer shall be subrogated to the rights possessed under this Indenture by the owners of the Bonds, to the extent the Credit Facility is drawn upon and the amount of such drawing is not subsequently reimbursed to the Credit Facility Issuer. For purposes of the subrogation rights of the Credit Facility Issuer hereunder, (i) any reference herein to the owners of the Bonds shall mean the Credit Facility Issuer, (ii) any principal of or interest on the Bonds paid with money collected pursuant to the Credit Facility shall be deemed to be unpaid hereunder, and (iii) the Credit Facility Issuer may exercise any rights it would have hereunder as the owner of the Bonds. The subrogation rights granted to the Credit Facility Issuer in this Indenture are not intended to be exclusive of any other remedy or remedies available to the Credit Facility Issuer, and such subrogation rights shall be cumulative and shall be in addition to every other remedy given hereunder, under the Reimbursement Agreement or under any other instrument or agreement with respect to the reimbursement of moneys paid by the Credit Facility Issuer under the Credit Facility or with respect to the security for the obligations of the Lessee under the Reimbursement Agreement, and every other remedy now or hereafter existing at law or in equity or by statute.



                                   ARTICLE X

                             CONCERNING THE TRUSTEE


         SECTION 10.1 ACCEPTANCE OF THE TRUSTS. The Trustee hereby represents and warrants to the Issuer (for the benefit of the Lessee and the Bondholders as well as the Issuer) that it is a national banking association and that it is duly authorized under the laws of the United States of America to accept and execute trusts of the character herein set out.

         The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture including the following express terms and conditions, to all of which the parties hereto and the Bondholders agree:

               (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Trustee would exercise or use under the facts and circumstances in the conduct of its own affairs.

               (c) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its Counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases be reimbursed hereunder for reasonable compensation paid to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may conclusively rely upon an opinion of Counsel and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith in reliance upon such opinion of Counsel.

               (d) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the authentication certificate of the Trustee endorsed on the Bonds), or for insuring the Trust Estate or any part of the Project or collecting any insurance moneys, or for the validity of the execution hereof by the Issuer or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any agreements or conditions on the part of the Issuer or on the part of the Lessees under the Lease Agreement, except as hereinafter set forth; but the Trustee may require of the Issuer or the Lessee full information and advice as to the performance of the agreements and conditions aforesaid and as to the condition of the Trust Estate.

               (e) The Trustee shall not be liable in connection with the performance or nonperformance of its duties under this Indenture except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1) This subsection shall not be construed to limit the
               effect of subsection (a) of this Section 10.1;

                   (2) The Trustee shall not be liable for any error of
               judgment made in good faith by a responsible Officer or Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (3) The Trustee shall not be liable with respect to any
               action taken or omitted to be taken by it in good faith in accordance with the direction of a Majority of the Bondholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

               (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, including without limitation Sections 10.3 and 10.4 hereof, shall be subject to the provisions of this Section 10.1.


         SECTION 10.2  TRUSTEE TO GIVE NOTICE.

               (a) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by
Article V or failure by the Issuer or the Lessee to file with the Trustee any document required by this Indenture or the Lease Agreement to be so filed, unless the Trustee shall be notified of such default by the Issuer or by the holders of 25% in aggregate principal amount of Bonds then Outstanding or unless a responsible corporate trust officer of the Trustee charged with the responsibility for the management of the trusts conferred by this Indenture shall have actual knowledge of such default.

               (b) If a responsible trust officer of the Trustee charged with the responsibility for the management of the trusts conferred by this Indenture shall have actual knowledge of any Event of Default continuing hereunder, the Trustee shall give to all Bondholders and to the Credit Facility Issuer written notice of all such defaults within thirty (30) days after receipt of such information.

               (c) Promptly upon receipt of notice of the occurrence of a Determination of Taxability, the Trustee shall give notice thereof to the Lessee, the Issuer, the Bondholders and former Bondholders and to the Credit Facility Issuer.


         SECTION 10.3  TRUSTEE ENTITLED TO INDEMNITY.

               (a) The Lessee shall indemnify the Trustee and its officers, directors and employees against any loss, liability or expense incurred by any thereof arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in subsection (b) below. The Trustee shall notify the Lessee promptly of any claim for which it may seek indemnity. Except where the Lessee is the claimant, the Lessee shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Lessee shall pay the reasonable fees and expenses of such counsel.

               (b) The Lessee shall not be obligated to reimburse any expense or to indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

               (c) To secure the Lessee's payment obligations in this Section, the Trustee shall have a lien prior to the lien of the Trustee for the benefit of the owners of the Bonds on all money or property held or collected by the Trustee, except for amounts drawn under the Credit Facility as to which the Trustee shall have no such lien. Such obligations shall survive the satisfaction and discharge of this Indenture.

               (d) When the Trustee, incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

               (e) The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee without indemnity, and in such case the Issuer shall reimburse the Trustee from funds available therefor under the Lease Agreement for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith; provided, however, that the Trustee shall:

                   (1) make all payments hereunder of principal of, redemption premium, if any, and interest on the Bonds and of the Purchase Price of Bonds tendered at the option of the owners thereof or purchased by the Lessee in lieu of redemption,

                   (2) accelerate the Bonds when required to do so hereunder
               other than at the direction of the Bondholders, and

                   (3) draw on the Credit Facility when required to do so
               hereunder,

each without the necessity of the Bondholders providing security or indemnity to the Trustee. If the Issuer shall fail to make reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture (other than amounts drawn under the Credit Facility) and shall be entitled with respect thereto to a preference over the Bonds.


         SECTION 10.4 TRUSTEE NOT RESPONSIBLE FOR INSURANCE, TAXES, EXECUTION OF THIS INDENTURE, ACTS OF THE ISSUER OR APPLICATION OF THE MONEYS APPLIED IN ACCORDANCE WITH THIS INDENTURE.

               (a) The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Lessee, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture or any supplements thereto or instruments of further assurance or the validity or sufficiency of the security provided hereunder or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no liability for failure to see that any such duties or covenants are so done or performed.

               (b) The Trustee shall not be liable or responsible because of the failure of the Issuer or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Issuer or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depository in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 6.2 hereof.

               (c) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct. The immunities and exemptions from liability of the Trustee hereunder shall extend to the directors, officers, employees and agents of the Trustee.

         SECTION 10.5 COMPENSATION. The Issuer shall use its best efforts to cause the Lessee to pay to the Trustee a total annual fee of $4,100 each year during the term hereof and reasonable out-of-pocket expenses in accordance with
Section 7.5 of the Lease Agreement. In computing such compensation, the parties shall not be limited by any law on the compensation of an express trust. If the Lessee shall fail to make any payment required by this Section 10.5, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over the Bonds hereunder; provided that no payments under this Section 10.5 shall be made with moneys drawn under the Credit Facility. When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to and shall constitute expenses of administration under any applicable bankruptcy law.


         SECTION 10.6 TRUSTEE TO PRESERVE RECORDS. All records and files pertaining to the Project in the custody of the Trustee shall be open at all reasonable times to the inspection of the Issuer, the Credit Facility Issuer and the Lessee and their agents and representatives; provided, however, that inspection of the bond registration books shall be permitted only in accordance with Section 8.6 hereof.


         SECTION 10.7 TRUSTEE MAY BE A BONDHOLDER. The institution acting as Trustee under this Indenture, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Bondholder in any action which any Bondholder may be entitled to take with like effect as if such institution were not the Trustee under this Indenture. To the extent permitted by law, such institution may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.


         SECTION 10.8 TRUSTEE NOT RESPONSIBLE FOR RECITALS. Except for the authentication of the Bonds by the Trustee, the recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and, except for the authentication of the Bonds by the Trustee, the Trustee shall be under no responsibility for the correctness of the same.


         SECTION 10.9 NO RESPONSIBILITY FOR RECORDING OR FILING. The Trustee shall be under no obligation to see to the recording or filing of this Indenture, the Lease Agreement, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.


         SECTION 10.10 TRUSTEE MAY REQUIRE INFORMATION. Except for the obligations of the Trustee under Section 9.2 hereof, the obligations of the Trustee to make payments on the Bonds when due, and the obligations of the Trustee to draw under the Credit Facility as required hereunder, anything contained in this Indenture to the contrary notwithstanding, the Trustee shall have the right, but shall not be required, to demand, as a condition of any action by the Trustee in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof.


         SECTION 10.11 TRUSTEE MAY RELY ON CERTIFICATES. The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any ordinance, resolution, order, notice, request, consent, waiver, certificate, statement, instrument, opinion, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Lease Agreement or this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.


         SECTION 10.12 TRUSTEE BOND. The Trustee shall not be required to give any bond or surety in respect to the execution of its rights and obligations hereunder.


         SECTION 10.13 SEGREGATION OF FUNDS; INTERESTS. All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law. The Trustee shall be under no liability for interest on any moneys received hereunder.


         SECTION 10.14 QUALIFICATION OF THE TRUSTEE. There shall at all times be a Trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws and the applicable laws of the State to exercise corporate trust powers and act as Bond Registrar hereunder, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), and subject to supervision or examination by federal or state authority. If such association or corporation is not a commercial bank or trust company, it shall also have a rating by Moody's (if the Bonds are then rated by Moody's) of BAA 3/P3 or higher, or by S&P (if the Bonds are then rated by S&P) of BBB/A3 or higher or shall otherwise be approved in writing by Moody's or S&P, as the case may be. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.14, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.14, it shall resign immediately in the manner and with the effect specified in Section 10.15 hereof.


         SECTION 10.15 RESIGNATION AND REMOVAL OF THE TRUSTEE.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 10.16 hereof.

               (b) The Trustee may resign at any time by giving written notice thereof to the Issuer and the Lessee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty
(30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed (i) at any time by an instrument or instruments in writing to the Trustee, with copies to the Issuer and the Lessee, signed by a Majority of the Bondholders or by their attorneys, legal representatives or agents and delivered to the Trustee, the Issuer and the Lessee (such instruments to be effective only when received by the Trustee) and
(ii) at anytime by an instrument in writing from the Lessee delivered to the Trustee, with the consent of the Issuer and the Bank.

               (d) If at any time:

                   (1) the Trustee shall cease to be eligible under Section
               10.14 hereof and shall fail to resign after written request therefor by the Lessee or by a Majority of the Bondholders, or

                   (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of the property of the Trustee shall be appointed or any public officer shall take charge or control of the Trustee or of the property or affairs for the purpose of rehabilitation, conservation or liquidation of the Trustee, then, in any such case, the Issuer or the Lessee may remove the Trustee, or any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer with the approval of the Lessee shall promptly appoint a successor. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority of the Bondholders delivered to the Lessee and the resigning or removed Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment, become the successor Trustee, and supersede the successor Trustee appointed by the Issuer and approved by the Lessee. If no successor Trustee shall have been so appointed by the Issuer and approved by the Lessee or a Majority of the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder, if he has been a bona fide owner of a Bond for at least six (6) months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Issuer shall cause the successor Trustee to give notice of the resignation and removal of the Trustee and the appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Bondholder. Each notice shall include the name and address of the principal corporate trust office of the successor Trustee.


         SECTION 10.16 SUCCESSOR TRUSTEE.

               (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Issuer and the Lessee, an instrument in writing accepting such appointment hereunder, and thereupon and upon transfer of the Credit Facility to the successor Trustee, such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 10.5 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee, shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 10.3 and 10.5 hereof. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture and the Financing Statements have been filed and/or recorded.

               (b) Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee may be merged or consolidated, or to which the assets and business of such bank or trust company may be sold, shall be deemed the successor of the Trustee; provided, however, that any sale of trust assets, if any, other than as part of all other assets of the bank or trust company being sold shall be deemed a resignation pursuant to Section 10.15 hereof.

         SECTION 10.17 CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. It is recognized that in case of litigation under this Indenture and in particular in case of the enforcement of the security interest contained in this Indenture upon the occurrence of an Event of Default, it may be necessary that the Trustee appoint an additional individual or institution as a separate Trustee or Co-Trustee, which shall be satisfactory to the Lessee. The following provisions of this Section 10.17 are adapted to these ends:

               (a) In the event of the incapacity or lack of authority of the Trustee by reason of any present or future law of any jurisdiction to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to or a security interest in the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

               (b) Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to it such properties, rights, powers, trusts, duties and obligations any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or Co-Trustee or a successor to either, shall die, be dissolved, become incapable of action, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by are, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.


         SECTION 10.18 NOTICE TO MOODY'S OR S&P. At any time during which the Bonds are rated by Moody's or S&P, the Trustee, to the extent it has knowledge of the following, shall notify Moody's or S&P, as applicable, promptly of:

               (a) any change in the Trustee,

               (b) the expiration or termination of the Credit Facility during the Variable Rate Period or the provision of an Alternate Credit Facility in accordance with the terms of this Indenture,

               (c) a change in the interest rate borne by the Bonds from a Variable Rate to a Fixed Rate,

               (d) the payment of all of the Bonds, or

               (e) any material change to this Indenture, the Lease Agreement, or the Reimbursement Agreement.



                                   ARTICLE XI

                  EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS
                      AND PROOF OF OWNERSHIP OF THE BONDS


         SECTION 11.1 EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS AND PROOF OF OWNERSHIP OF THE BONDS.

               (a) Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by a Bondholder may be signed or executed by the Bondholder or its attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of the Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by the Trustee under such instrument if made in the following manner:

                   The fact and date of the execution by any person of any
               such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such verification or affidavit shall also constitute sufficient proof of his authority.

               (b) Nothing contained in this Section 11.1 shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of a Bondholder shall bind every future owner of the Bond(s) to which such request or consent pertains or any Bond(s) issued in lieu thereof in respect of anything done by the Trustee pursuant to such request or consent.

               (c) Notwithstanding any of the foregoing provisions of this
Section 11.1, the Trustee shall not be required to recognize any person as an owner of Bonds or to take any action at such owner's request unless the Bonds shall be deposited with the Trustee.

         SECTION 11.2 PRESERVATION OF INFORMATION. The Trustee shall preserve in the Bond Register, in as current a form as is reasonably practicable, the name and address of each Bondholder received by the Trustee in its capacity as Bond Registrar.



                                  ARTICLE XII

                           THE REMARKETING AGENT, THE
                      TENDER AGENT AND THE PLACEMENT AGENT


         SECTION 12.1  THE REMARKETING AGENT.

               (a) The Issuer hereby appoints First Union Capital Markets Corp., with its corporate office in Charlotte, North Carolina, as Remarketing Agent under this Indenture. The Remarketing Agent and any successor Remarketing Agent, by written instrument delivered to the Issuer, the Trustee and the Lessee, shall accept the duties and obligations imposed on it under this Indenture and the Remarketing Agreement.

               (b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records in connection with its activities as Remarketing Agent hereunder as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee, the Credit Facility Issuer and the Lessee at all reasonable times.

               (c) The Remarketing Agent shall at all times be a member of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or a trust company, in each case authorized by law to perform its obligations hereunder.

               (d) If at any time the Remarketing Agent is unable or unwilling to act as Remarketing Agent, the Remarketing Agent, upon thirty (30) Business Days' prior written notice to the Issuer, the Trustee, the Credit Facility Issuer, the Tender Agent and the Lessee, may resign. The Remarketing Agent may be removed at any time by the Lessee with the consent of the Issuer and the Bank, by written notice signed by the Lessee delivered to the Trustee, the Remarketing Agent, the Credit Facility Issuer and the Tender Agent. Upon resignation or removal of the Remarketing Agent, the Lessee, with the consent of the Issuer, shall appoint a substitute Remarketing Agent meeting the qualifications of Section 12.1(c) above.

               (e) In the event that the Lessee shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may, but is not required to, appoint a Remarketing Agent or may itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section 12.1; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the interest rate on the Bonds pursuant to Section 2.2 hereof.


         SECTION 12.2  THE TENDER AGENT.

               (a) The Issuer hereby appoints as Tender Agent under this Indenture First Union National Bank, which agent has a corporate trust office in Nashville, Tennessee. The Tender Agent and any successor Tender Agent, by written instrument delivered to the Issuer, the Trustee and the Lessee, shall accept the duties and obligations imposed on it under this Indenture.

               (b) The Tender Agent shall at all times be a member of the National Association of Securities Dealers, Inc. having a capitalization of at least Fifteen Million Dollars ($15,000,000) and a rating by Moody's (if the Bonds are then rated by Moody's) of Baa 3/P3 or higher or a national banking association of a bank or a trust company having capital and surplus of at least $50,000,000, in each case authorized by law to perform its obligations hereunder.

               (c) If at any time the Tender Agent is unable or unwilling to act as Tender Agent, the Tender Agent, upon sixty (60) days' prior written notice to the Issuer, the Trustee, the Remarketing Agent and the Lessee, may resign; provided, however, that in no case shall such resignation become effective until the appointment of a successor Tender Agent. The Tender Agent may be removed at any time by the Lessee with the consent of the Issuer, by written notice signed by the Lessee delivered to the Trustee, the Remarketing Agent, the Credit Facility Issuer and the Tender Agent; provided, however, that in no case shall such removal become effective until the appointment of a successor Tender Agent. Upon resignation or removal of the Tender Agent, the Lessee, with the consent of the Issuer, shall appoint a substitute Tender Agent meeting the qualifications of Section 12.2(b) above.

               (d) In the event that the Lessee shall fail to appoint a successor Tender Agent, upon the resignation or removal of the Tender Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may at its discretion, but is not required to, act as Tender Agent until the appointment of a successor Tender Agent in accordance with this Section 12.2.


         SECTION 12.3 THE PLACEMENT AGENT. The Placement Agent shall be a member of the National Association of Securities Dealers, Inc. and registered as a municipal securities dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or trust company, in each case authorized by law to perform its obligations described in Section 2.2(e) hereof.


         SECTION 12.4 NOTICES. The Trustee shall, within thirty (30) days of the resignation or removal of the Remarketing Agent or the Tender Agent or the appointment of the Placement Agent or a successor Remarketing Agent or a successor Tender Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

                                  ARTICLE XIII

                           AMENDMENTS AND SUPPLEMENTS


         SECTION 13.1 AMENDMENTS AND SUPPLEMENTS WITHOUT THE BONDHOLDERS' CONSENT. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Lessee and the Credit Facility Issuer, if a Credit Facility is in effect (and no Event of Default has occurred and is continuing under the Credit Facility), by a supplemental indenture authorized by a resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

               (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

               (b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the owners of the Bonds;

               (c) to permit the Bonds to be converted during the Variable Rate Period to certificateless securities or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time;

               (d) to permit the appointment of a Co-Trustee under this Indenture;

               (e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended;

               (f) except as otherwise provided in Section 13.2 hereof, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P;

               (g) to amend the administrative provisions hereof to accommodate the provisions of an Alternate Credit Facility; and

               (h) to change or modify any provisions of the Indenture (other than as specified in Section 13.2 hereof) which in the judgment of the Trustee are not to the material prejudice of any Bondholder.

               Notwithstanding the foregoing, prior to the making of any amendment or supplement as described in the preceding paragraph, the Lessee shall provide the Trustee, and during the Variable Rate Period (if no Event of Default has occurred and is continuing under the Credit Facility) the Credit Facility Issuer, with:

                   (1) a copy of the proposed amendment or supplement, and

                   (2) an opinion of Bond Counsel to the effect that, if the
               Bonds are then the Tax-Exempt Series Bonds, such amendment or supplement will not adversely affect the exclusion of the interest on the Bonds from the gross income of the recipients thereof for federal income tax purposes, and, unless the Trustee shall have otherwise given its consent to such amendment or supplement, to the further effect that such amendment or supplement will not otherwise adversely affect the interests of the Bondholders.


         SECTION 13.2 AMENDMENTS WITH THE BONDHOLDERS' AND THE CREDIT FACILITY ISSUER'S CONSENT.

               (a) This Indenture may be amended pursuant to Section 13.2 from time to time, except with respect to:

                   (1) the principal of, redemption premium, if any, or
               interest payable upon any Bonds,

                   (2) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bonds, and

                   (3) this Article XIII,

by a supplemental indenture authorized by a resolution of the Issuer filed with the Trustee and consented to by the Credit Facility Issuer if a Credit Facility is in effect (and no Event of Default has occurred and is continuing under the Credit Facility) and by the Lessee.

               (b) This Indenture may be amended with respect to the matters enumerated in paragraphs (1) through (3) of subsection (a) of this Section with the unanimous consent of all Bondholders, the Credit Facility Issuer if a Credit Facility is in effect (and no Event of Default has occurred and is continuing under the Credit Facility), the Lessee and the Issuer.

               (c) Notwithstanding the foregoing provisions of this Section 13.2, prior to the making of any amendment or supplement as described in this
Section 13.2, the Lessee shall provide the Trustee, and during the Variable Rate Period (if no Event of Default has occurred and is continuing under the Credit Facility) the Credit Facility Issuer, with:

                   (1) a copy of the proposed amendment or supplement, and

                   (2) an opinion of Bond Counsel to the effect that such
               amendment or supplement will not adversely affect the exclusion of the interest on the Bonds from the gross income of the recipients thereof for federal income tax purposes, and, unless the Trustee shall have otherwise given its consent to such amendment or supplement, to the further effect that such amendment or supplement will not otherwise adversely affect the interests of the Bondholders.


         SECTION 13.3 SUPPLEMENTAL INDENTURES AFFECTING THE RIGHTS OF THE CREDIT FACILITY ISSUER. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XIII which in the judgment of the Credit Facility Issuer if a Credit Facility is in effect (and no Event of Default has occurred and is continuing under the Credit Facility) materially and adversely affects the rights of the Credit Facility Issuer shall not become effective unless or until the Credit Facility Issuer shall have consented to the execution and delivery thereof.


         SECTION 13.4  AMENDMENT OF THE LEASE AGREEMENT.

               (a) The Lessee and the Issuer may amend the Lease Agreement, but only with the consent of the Credit Facility Issuer (if no default has occurred and is continuing under the Credit Facility) during the Variable Rate Period; provided that prior to making any amendment, the Lessee shall provide the Trustee and, during the Variable Rate Period (if no default has occurred and is continuing under the Credit Facility), the Credit Facility Issuer, with:

                   (1) copy of the proposed amendment, and

                   (2) an opinion of Bond Counsel to the effect that such
               amendment will not adversely affect the exclusion of the interest on the Bonds from the gross income of the recipients thereof for federal income tax purposes, and, unless the Trustee shall have otherwise given its consent to such amendment, to the further effect that such amendment will not otherwise adversely affect the interests of the Bondholders.

Notwithstanding the foregoing, the Issuer and the Lessee may amend the Lease Agreement to such extent as may be necessary to obtain a rating of the Bonds from Moody's or S&P without providing the opinion of Bond Counsel specified in paragraph (2) above.

               (b) If the Lessee proposes to amend the Lease Agreement in such a manner as would materially and adversely affect the interests of the Bondholders, the Trustee shall notify

Bondholders of the proposed amendment and may consent thereto with the consent of at least a Majority of the Bondholders which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would:

                   (1) decrease the amounts payable under the Lease Agreement,

                   (2) change the due date of lease payments corresponding with payment of principal of or interest on the Bonds or change any of the prepayment provisions of the Lease Agreement, or

                   (3) change Section 5.6 of the Lease Agreement.


         SECTION 13.5 AMENDMENT OF THE LEASE AGREEMENT REQUIRING THE CONSENT OF THE CREDIT FACILITY ISSUER. Anything herein to the contrary notwithstanding, any amendment, change or modification of the Lease Agreement which in the judgment of the Credit Facility Issuer (if a Credit Facility is in effect and no default has occurred and is continuing under the Credit Facility) materially and adversely affects the rights of the Credit Facility Issuer shall not become effective unless or until the Credit Facility Issuer shall have consented to the execution and delivery of such amendment, change or modification.


         SECTION 13.6 AMENDMENT OF THE CREDIT FACILITY. The initial Credit Facility may be amended to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P provided that such amendment or supplement will not adversely affect the interests of the Bondholders. The Trustee shall notify the Bondholders and the Issuer of any proposed amendment of the Credit Facility which would materially and adversely affect the interests of the Bondholders and may consent thereto with the consent of the Issuer, which consent shall not be unreasonably withheld, and the consent of at least a Majority of the Bondholders which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would decrease the amount payable under the Credit Facility or reduce the term of the Credit Facility.


         SECTION 13.7 TRUSTEE AUTHORIZED TO JOIN IN AMENDMENTS AND SUPPLEMENTS; RELIANCE ON COUNSEL. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XIII and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done; provided that certain amendments may, by agreement between the Trustee and the Credit Facility Issuer, require the prior consent of the Credit Facility Issuer.

                                  ARTICLE XIV

                           DEFEASANCE; OTHER PAYMENTS


         SECTION 14.1  DEFEASANCE.

               (a) When the principal of, redemption premium, if any, and interest on all Bonds issued hereunder shall have been paid, including without limitation the Purchase Price for Bonds tendered under Section 2.2 hereof, or provision has been made for payment of the same, together with the compensation of the Trustee and all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee in and to the Trust Estate and the security interests shall thereupon cease, and the Trustee, on written demand of the Issuer, shall release this Indenture and the security interests and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to the Lessee or to such person, body or authority as may be entitled to receive the same all balances then held by the Trustee hereunder; provided, that, if any payments have been derived from draws by the Trustee under the Credit Facility in connection with such release, such balances shall be paid to the Credit Facility Issuer to the extent of such payments. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot by the Trustee and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds. Notwithstanding anything to the contrary contained herein, Bonds purchased at the option of the owners thereof with moneys held by the Trustee pursuant to this Article XIV shall not be remarketed but shall be canceled by the Trustee.

               (b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (1) moneys sufficient to make such payment provided that if a Credit Facility is then held by the Trustee, such moneys shall constitute Available Moneys or (2) noncallable Governmental Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys without reinvestment to make such payment; provided that the Trustee shall have received an opinion of Bond Counsel to the effect that such deposit will not affect the exclusion of the interest on any of the Bonds from the gross income of the recipients thereof for federal income tax purposes (e.g. by causing any of the Bonds to be classified as an "arbitrage bond" within the meaning of Section 148 of the Code), and provided further, that if a Credit Facility is then held by the Trustee, such Governmental Obligations shall have been on deposit with the Trustee in a separate and segregated account for a period of three hundred sixty-six (366) days during and prior to which no Event of Bankruptcy has occurred or which Governmental Obligations were purchased with Available Moneys.

               (c) No Bonds in respect of which a deposit under subsection (b) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, including Purchase Price payments for Bonds tendered at the option of the owners or purchased by the Lessee in lieu of redemption, if any. Notwithstanding the foregoing, no delivery to the Trustee under this subsection
(c) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal of, redemption premium, if any, Purchase Price (if applicable) and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal of, or redemption premium, if any, on any Bonds more than sixty (60) days following the deposit thereof with the Trustee, the Trustee shall mail a notice stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of such Bonds at their addresses shown on the Bond Register.

               (d) Anything in Article XIV to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal of, redemption premium, if any, Purchase Price (if applicable) and interest on the Bonds, and such moneys or Governmental Obligations do not constitute Available Moneys, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

               (e) Notwithstanding the foregoing, those provisions relating to the purchase of Bonds upon the demand of any Bondholders, the maturity of Bonds, interest payments and dates thereof, and the dates, premiums and notice requirements for optional and mandatory redemption or purchase and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust and repayments to the Lessee or the Credit Facility Issuer from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Issuer, the Lessee and the Bondholders notwithstanding the release and discharge of the lien of this Indenture.


         SECTION 14.2 DEPOSIT OF FUNDS FOR PAYMENT OF THE BONDS. If the principal of and redemption premium, if any, on any Bonds to become due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 14.1 hereof, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

         SECTION 14.3 EFFECT OF PURCHASE OF THE BONDS. No purchase of Bonds pursuant to Section 3.3 hereof shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.



                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS


         SECTION 15.1 COVENANTS OF THE ISSUER TO BIND ITS SUCCESSORS. In the event of the dissolution of the Issuer, all of the covenants, stipulations, obligations and agreements contained in this Indenture by or on behalf of or for the benefit of the Issuer shall bind or inure to the benefit of the successor or successors of the Issuer from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law, and the term "Issuer" as used in this Indenture shall include such successor or successors.

         SECTION 15.2  NOTICES.

               (a) Any notice, demand, direction, request or other instrument authorized or required by this Indenture to be given or filed with the Issuer, the Trustee, the Lessee or the Credit Facility Issuer shall be in writing and shall be deemed given or filed for all purposes of this Indenture when delivered by hand delivery, sent via overnight courier service or mailed by first class mail, postage prepaid, registered or certified mail, addressed as follows:

                           If to the Issuer:

                                 The Industrial Development Board of the County of Hamilton, Tennessee
                                 c/o Ross Schram, III
                                 Suite 500, First Tennessee Building
                                 701 Market Street
                                 Chattanooga, Tennessee 37402-4800
                                 Attention: Chairman
                                 Telephone: (423) 265-2214
                                 Telecopy:  (423) 266-1842

                           If to the Trustee:

                                 First Union National Bank
                                 150 Fourth Avenue, North, TN 1327
                                 Nashville, Tennessee 37219
                                 Attention: Corporate Trust Group
                                 Telephone: (615) 251-9294
                                 Telecopy:  (615) 251-9364

                           If to the Lessee:

                                 First Security Bank, National Association
                                 79 South Main Street
                                 Salt Lake City, Utah 84111
                                 Attention: Van T. Orton,
                                            Vice President
                                 Telephone: (801) 246-5300
                                 Telecopy:  (801) 246-5053

                           with copies to:

                                 Sterile Recoveries, Inc.
                                 28100 US Highway 19N, Suite 201
                                 Clearwater, Florida 33761
                                 Attention: James T. Boosales
                                 Telephone: (813) 726-4421
                                 Telecopy:  (813) 726-8037

                           and the Bank

                           If to the Bank:

                                 First Union National Bank
                                 c/o First Union Capital Markets Group
                                 DC 6
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0166
                                 Attention: Christy Lee Foster,
                                 Capital Markets Services
                                 Telephone: (704) 383-5398
                                 Telecopy:  (704) 383-7989
and if sent by telegraph, telegram report of delivery requested, or telecopy, addressed as above, at the time and date appearing on the report of delivery. Notwithstanding the foregoing, the delivery of Bonds, Optional Tender Notices, or Optional Retention Notices to the Trustee or Tender Agent if made by telegraph, telegram or telecopy, must be made by delivery of the hard copy by overnight delivery on the date of delivery of such telegraph, telegram or telecopy and shall not be effective until actual receipt thereof by the Trustee or the Tender Agent, as the case maybe.

               (b) A duplicate copy of each notice or other communication given hereunder by either the Issuer or the Trustee to the other shall also be given to the Lessee.

               (c) All documents received by the Trustee under the provisions of this Indenture, or photographic copies thereof, shall be retained in its possession until this Indenture shall be released in accordance with the provisions of the Indenture, subject at all reasonable times to the inspection of the Issuer and the Lessee and the agents and representatives thereof.

               (d) The Issuer, the Trustee, the Lessee and the Credit Facility Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.


         SECTION 15.3 TRUSTEE AS THE PAYING AGENT AND THE BOND REGISTRAR. The Trustee is hereby designated and agrees to act as Paying Agent and Bond Registrar for and in respect of the Bonds and any amounts received under the Credit Facility or the Lease Agreement.


         SECTION 15.4 RIGHTS UNDER THIS INDENTURE. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto, the Lessee and the owners of the Bonds issued under and secured by this Indenture, any benefit of this Indenture or any provisions hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Lessee and the owners from time to time of the Bonds issued hereunder.


         SECTION 15.5 FORM OF CERTIFICATES AND OPINIONS. Except as otherwise provided in this Indenture, any request, notice, certificate or other instrument from the Issuer or the Lessee to the Trustee shall be deemed to have been signed by the proper party or parties if signed by the Issuer Representative or the Lessee's Representative, respectively, and the Trustee may accept and rely upon a certificate signed by the Issuer Representative as to any action taken by the Issuer and by the Lessee's Representative as to any action taken by the Lessee.


         SECTION 15.6 SEVERABILITY. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement of the Issuer contained in this Indenture or in the Bonds shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement of the Issuer shall be given effect to the full extent permitted by law.


         SECTION 15.7 COVENANTS OF ISSUER NOT COVENANTS OF OFFICIALS INDIVIDUALLY. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent permitted by the Constitution and laws of the State. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future officer, member, agent or employee of the Issuer in his individual capacity, and no officer of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No officer, agent or employee of the Issuer shall incur any personal liability in acting or proceeding or in not acting or not proceeding in accordance with the terms of this Indenture.


         SECTION 15.8 NO PERSONAL LIABILITY. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or other documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in the Bonds or between the Issuer and the Trustee, whether herein contained or to be implied herefrom as being supplemental hereto; and all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of this Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.

         The Bonds shall be limited obligations of the Issuer. The Bonds and the interest thereon and redemption premium, if any, shall not be deemed to constitute or create an indebtedness, liability or obligation of the Issuer, the State or any political subdivision or agency thereof within the meaning of any State constitutional provision or statutory limitation or a pledge of the faith the credit or the taxing power of the State or any such political subdivision or agency. The Bonds and the interest thereon are payable solely from and secured by the Trust Estate, including the moneys available to be drawn by the Trustee under the Letter of Credit that may be in effect from time to time to support payments due on or with respect to the Bonds, all as described in and subject to limitations set forth in this Indenture, for the equal and ratable benefit of the Holders, from time to time, of the Bonds. Nothing in the Bonds or in the Indenture or the proceedings of the Issuer to create a debt of the Issuer, the State, or any political subdivision thereof within the meaning of any constitutional or statutory provision of the State. No member, director or officer, agent, attorney or employee of the Issuer, including any person executing the Indenture or the Bonds, shall be liable personally on the Bonds or subject to any personal liability for any reason relating to the issuance of the Bonds. The Bonds and interest due thereon shall not be a general obligation, debt or liability of the Issuer and do not constitute or give rise to any pecuniary liability or charge against the general credit of the Issuer.

         No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or the other documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. No personal liability whatsoever shall attach to, or be incurred by, any member, officer, agent, attorney or employee as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in the Bonds or between the Issuer and the Trustee, whether herein contained or to be implied herefrom as being supplemental hereto; and all personal liability of that character against every such direct, member, officer, agent, attorney and employee is, by the extension of this Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.


         SECTION 15.9 NO LIABILITY OF COUNTY, OFFICERS, ETC. Hamilton County, Tennessee, its officials and agents, shall not in any event be liable for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or in any of the Bonds, and none of the agreements or obligations of the Issuer contained in this Indenture or in the Bonds or otherwise shall be construed to constitute an indebtedness of Hamilton County, Tennessee or its officials or agents, within the meaning of any constitutional or statutory provision whatsoever.


         SECTION 15.10 LIMITED LIABILITY OF THE ISSUER. Notwithstanding anything to the contrary, any liability for payment of money and any other liability or obligation which the Issuer may incur under the Bonds, this Indenture, the Lease Agreement or the Placement Agreement shall not constitute a general obligation of the Issuer but shall constitute limited obligations of the Issuer payable solely from and enforced only against the Trust Estate. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or the Lease Agreement to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty otherwise. No personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, agent, attorney or employee as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in the Bonds or between the Issuer and the Trustee, whether herein contained or to be implied herefrom as being supplemental hereto; and to all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of this Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.


         SECTION 15.11 STATE LAW GOVERNS. This Indenture shall be governed by and construed in accordance with the laws of the State.


         SECTION 15.12 PAYMENTS DUE ON DAYS OTHER THAN BUSINESS DAYS. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be in the city of payment a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest shall accrue for the period of any such extension.


         SECTION 15.13 THIRD-PARTY BENEFICIARIES. Notwithstanding any other provision of this Indenture or any related document, the Issuer and the Trustee each agree that the Lessee and the Financing Bank, as the Lender and the Holder, are each third-party beneficiaries of this Indenture, as permitted under Tennessee law.


         SECTION 15.14 EXECUTION IN COUNTERPARTS. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.


                           [Execution pages follow.]

         IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its name and on its behalf by its Chairman and its Acting Secretary; and the Trustee has caused this Indenture to be executed in its name and on its behalf by a vice president or trust officer; all as of the date and year first above written.


                                         THE INDUSTRIAL DEVELOPMENT BOARD OF
                                         THE COUNTY OF HAMILTON, TENNESSEE



                                         By: /s/ Chairman
                                            -----------------------------------
                                                 Chairman



                                         By: /s/ Secretary
                                            -----------------------------------
                                                 Acting Secretary



                                         FIRST UNION NATIONAL BANK,
                                         as Trustee



                                         By: /s/ Authorized Officer
                                            -----------------------------------
                                         Title:

                                   EXHIBIT A

                          Form of Notice of Conversion


[Name and Address of Owner]

         Re: $4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999 or Tax-Exempt Series Bonds

         The undersigned officer of First Union National Bank, as Trustee with respect to the captioned Bonds, pursuant to the provisions of Section 2.2(e) of that certain Trust Indenture (the "Indenture"), dated as of February 1, 1999, between The Industrial Development Board of the County of Hamilton, Tennessee and the Trustee, hereby notifies you that the interest rate borne by the captioned Bonds shall be converted from the Variable Rate to the Fixed Rate, as follows (capitalized terms used herein shall have the meanings provided in the Indenture):

         The Conversion Date is ____________________.

         1. The Placement Agent is First Union Capital Markets, a division of Wheat First Securities, Inc., One First Union Center, TW8, 301 South College Street, Charlotte, North Carolina 28288-0600.

         2. All Owners of Bonds are required to tender their Bonds on the Conversion Date to the Tender Agent, at the address set forth below, for purchase on the Conversion Date. In the event any owner of Bonds shall fail to tender such owner's Bonds for purchase on the Conversion Date, such Bonds shall be deemed to have been tendered for purchase on the Conversion Date.

         3.   The address of the Tender Agent is as follows:

                           First Union National Bank
                           150 Fourth Avenue, North, TN 1327
                           Nashville, Tennessee 37219
                           Attention: Corporate Trust Department

         4. After the tenth day preceding the Conversion Date, you will not be entitled to tender any Bond for purchase.

         5. In order to receive payment of the Purchase Price of any Bond which is deemed to have been tendered, you must deliver such Bond to the office of the Tender Agent shown above before 10:00 a.m. (prevailing Eastern time) on the Conversion Date.

         6. Interest on any Bond will be payable only to (but not including) the Conversion Date.

         7. The delivery by the Lessee to the Trustee of a letter from Bond Counsel confirming the opinion received pursuant to this notification is a condition precedent to a conversion to a Fixed Rate. In the event that the Lessee fails to deliver to the Trustee the letter of Bond Counsel herein referred to, the conversion of interest on the Bonds to the Fixed Rate shall not take effect and the Bonds shall continue to bear interest at the Variable Rate.

         8.   The Preliminary Fixed Rate is _____________

         9. Depending on market conditions, the Fixed Rate may be higher but in no event lower than the Preliminary Fixed Rate.

         10. After the Conversion Date, payment on the Bonds will not be supported by a Credit Facility.

         11. The rating on the Bonds (if any) may be reduced or withdrawn on the Conversion Date.

         12. All owners of Bonds who desire to retain such Bonds must deliver an Optional Retention Notice to the Trustee by the tenth (10th) day preceding the Conversion Date (or the next succeeding Business Day if such date is not a Business Day) or be deemed to have tendered their Bonds for purchase and must deliver the Bonds to the Trustee on or before the Conversion Date to be stamped with the legend contained in Section 2.2(e)(8) of the Indenture.

         Dated this ________ day of ____________________, ____.

                                          FIRST UNION NATIONAL BANK,
                                          as Trustee

                                          -------------------------------------
                                          Title:

         A copy of this Notice has been delivered to the Tender Agent at the address above.

                                   EXHIBIT B

                  DTC Blanket Issuer Letter of Representations

                                 (see attached)

                                  EXHIBIT C-1

                        Form of Taxable Series 1999 Bond

                    THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                         COUNTY OF HAMILTON, TENNESSEE
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
            (STERILE RECOVERIES, INC. PROJECT), TAXABLE SERIES 1999

                          CUSIP NO. __________________

                                                                        No. R-1

Registered Owner: Cede & Co.

Principal Amount: $______________

Maturity Date: First Business Day of February, 2014

Initial Interest Rate: ______%

Interest Payment Dates: The first Business Day of each February, May, August and November, commencing the first Business Day of May __, 1999, and ending on the Maturity Date, the Conversion Date (hereinafter defined) and the Maturity Date.

Original Delivery Date: _____________________

         THE ISSUER HAS ESTABLISHED A BOOK ENTRY SYSTEM OF REGISTRATION FOR THIS BOND. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE INDENTURE, CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), WILL BE THE REGISTERED OWNER AND WILL HOLD THIS BOND ON BEHALF OF EACH BENEFICIAL OWNER HEREOF. BY ACCEPTANCE OF A CONFIRMATION OF PURCHASE, DELIVERY OR TRANSFER, EACH BENEFICIAL OWNER OF THIS BOND SHALL BE DEEMED TO HAVE AGREED TO SUCH ARRANGEMENT. CEDE & CO., AS REGISTERED OWNER OF THIS BOND, MAY BE TREATED AS THE OWNER OF IT FOR ALL PURPOSES.

         UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO




                                     C-1-1

SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE BONDS SHALL NOT BE GENERAL OBLIGATIONS OF THE ISSUER BUT LIMITED AND SPECIAL OBLIGATIONS PAYABLE SOLELY FROM THE AMOUNTS PAYABLE UNDER THE LEASE AGREEMENT AND OTHER AMOUNTS SPECIFICALLY PLEDGED THEREFOR UNDER THE INDENTURE, AND SHALL BE A VALID CLAIM OF THE RESPECTIVE OWNERS THEREOF ONLY AGAINST THE DESIGNATED ACCOUNTS OF THE BOND FUND AND OTHER MONEYS HELD BY THE TRUSTEE AND THE AMOUNTS PAYABLE UNDER THE LEASE AGREEMENT OR OTHERWISE PLEDGED THEREFOR, WHICH AMOUNTS ARE HEREBY PLEDGED, ASSIGNED AND OTHERWISE SECURED FOR THE EQUAL AND RATABLE PAYMENT OF THE BONDS AND SHALL BE USED FOR NO OTHER PURPOSE THAN TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, EXCEPT AS MAY BE OTHERWISE EXPRESSLY AUTHORIZED IN THE INDENTURE. THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER OR A LOAN OF CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISIONS.

         THIS BOND AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF TENNESSEE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING HAMILTON COUNTY, TENNESSEE. HAMILTON COUNTY, TENNESSEE SHALL NOT IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND, OR FOR THE PERFORMANCE OF ANY PLEDGE, MORTGAGE, OBLIGATION OR AGREEMENT OF ANY KIND WHATSOEVER HEREIN OR INDEBTEDNESS BY THE ISSUER, AND NEITHER THIS BOND NOR ANY OF THE ISSUER'S AGREEMENTS OR OBLIGATIONS DESCRIBED HEREIN OR OTHERWISE SHALL BE CONSTRUED OR CONSTITUTE AN INDEBTEDNESS OF HAMILTON COUNTY, TENNESSEE, WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER.

         THIS BOND MAY BE TENDERED FOR PURCHASE AS DESCRIBED HEREIN. DELIVERY OF AN OPTIONAL TENDER NOTICE WITH RESPECT TO THIS BOND CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED THEREIN AND IS BINDING ON SUBSEQUENT OWNERS OF THIS BOND. IN THE EVENT THE OWNER OF THIS BOND FAILS TO DELIVER THIS BOND TO THE TENDER AGENT ON THE SPECIFIED DATE, THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE. THIS BOND ALSO IS SUBJECT TO MANDATORY TENDER AND PURCHASE AS DESCRIBED HEREIN.




                                     C-1-2

         The Industrial Development Board of the County of Hamilton, Tennessee (herein called the "ISSUER"), a public non-profit corporation, organized and existing under the laws of the State of Tennessee, for value received, hereby promises to pay (but only from the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, the Principal Amount set forth above on the Maturity Date set forth above and to pay (but only from the sources hereinafter mentioned) interest thereon from the Interest Payment Date immediately preceding the Date of Authentication endorsed hereon, unless this Bond is authenticated on an Interest Payment Date in which event it will bear interest from such date, payable on each Interest Payment Date, until payment of said principal sum has been made or provided for, at the rate or rates per annum set forth below. Principal and interest and premium, if any, will be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest will be paid by check mailed on the Interest Payment Date to the person in whose name this Bond is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date; provided, however, that while the Bonds (as hereinafter defined) bear interest at the Variable Rate (as hereinafter defined) interest will also be payable by wire transfer to the account at a member bank of the Federal Reserve System of any registered owner of Bonds in the aggregate principal amount of One Million Dollars ($1,000,000) or more at the written request (identifying such account by number) of such owner received by the Trustee (as hereinafter defined) on or before the Regular Record Date. While the Bonds bear interest at the Variable Rate (as hereinafter defined), the Regular Record Date will be the close of business on the Business Day immediately preceding each Interest Payment Date. While the Bonds bear interest at the Fixed Rate (as hereinafter defined), the Regular Record Date will be the fifteenth (15th) day of the calendar month immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date (as defined in the Indenture (hereinafter defined)) for the payment of such defaulted interest to be fixed by the Trustee, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Principal of and redemption premium, if any, will be paid upon surrender of this Bond at the corporate trust office of First Union National Bank, as trustee (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "TRUSTEE"), in Nashville, Tennessee. Payment of the Purchase Price of Bonds purchased as described herein will be paid, upon surrender of such Bonds, at the office of First Union National Bank in Nashville, Tennessee (in such capacity, herein called the "TENDER AGENT").

         This Bond is issued under and pursuant to the Constitution and laws of the State of Tennessee (the "STATE"), particularly the provisions of Chapter 53 of Title 7 of Tennessee Code Annotated (the "ACT").

         This Bond and the issue of which it is a part and the Purchase Price thereof, the premium, if any, and interest thereon are limited obligations of the Issuer payable by the Issuer solely from the revenues and receipts derived from the Lease Agreement (as hereinafter defined), which revenues and receipts have been pledged and assigned to the Trustee to secure payment thereof




                                     C-1-3
and from amounts received pursuant to the Credit Facility (as hereinafter defined). This Bond and the interest hereon will not constitute an indebtedness or a charge against the general credit or assets of the Issuer within the meaning of any constitutional provision or statutory limitation and shall never constitute nor give rise to any pecuniary liability of the Issuer, but will be a limited obligation of the Issuer payable solely from the revenues and other funds pledged therefor and will not be payable from any assets or funds of the Issuer other than the revenues and other funds pledged therefor, and neither the faith and credit nor the taxing power of the State or any political subdivision or any agency thereof is pledged to the payment of the principal of or the interest on this Bond.

         This Bond is one of the Bonds of a duly authorized issue of variable rate industrial revenue bonds of the Issuer in the aggregate principal amount of $4,500,000 and designated The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999 (the "BONDS").

         The Bonds have been issued for the purpose of financing the acquisition, construction, installation and equipping of an industrial facility (herein called the "PROJECT") and to pay a portion of the costs of issuing the Bonds.

         The Bonds are issued under and pursuant to a Trust Indenture, dated as of February 1, 1999 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "INDENTURE"), between the Issuer and the Trustee. An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds; the collection and disposition of revenues; a description of the funds charged with and pledged to the payment of the principal of and interest on and any other amounts payable under the Bonds; the nature and extent of the security; the terms and conditions under which the Bonds are or may be issued; and the rights, duties and obligations of the Issuer and of the Trustee and the rights of the owners of the Bonds, and, by the acceptance of this Bond, the owner hereof assents to all of the provisions of the Indenture.

         The Issuer has entered into a Lease Agreement, dated as of February 1, 1999 (herein called the "LEASE AGREEMENT"), with First Security Bank, National Association, as Owner Trustee under SRI Realty Trust 1998-1 (the "LESSEE"), under which the Issuer has agreed to use the proceeds of the Bonds to provide financing for the acquisition, construction, installation and equipping of certain manufacturing buildings and facilities directly related or ancillary thereto and to pay a portion of the costs of issuing the Bonds, and in consideration therefor, the Lessee has agreed to make lease payments in installments, bearing interest at a rate or rates and payable at times corresponding to the principal amount of, installments of principal of, interest rates on and due dates of the Bonds. The Lease Agreement also provides for the payment by the Lessee of certain fees and expenses of the Issuer and the Trustee, and the Lease Agreement further obligates the Lessee (d) to pay the cost of maintaining the Project in good repair in all material respects and keeping the same properly insured and (e) to maintain a Credit Facility (as hereinafter defined)




                                     C-1-4
during the period of time the Bonds bear interest at the Variable Rate (herein called the "VARIABLE RATE PERIOD").

         As security for the payment of the Bonds, all right, title and interest of the Issuer in (a) the Lease Agreement (except certain Issuer Reserved Rights defined in the Indenture); (b) all money and securities at any time on deposit in, in transit to or credited to any account or Fund created under the Indenture, including without limitation the Project Fund and the Bond Fund (as defined in the Indenture), but excluding the Rebate Fund (as defined in the Indenture); and (c) Revenues (as defined in the Indenture) have been assigned to the Trustee under the Indenture and pledged to the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds. The Project shall not otherwise constitute any part of the security for the payment of the Bonds.

         Reference to the Indenture is hereby made for a description of the aforesaid Bond Fund which is charged with, and pledged to, the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds, the nature and extent of the security, the rights, duties and obligations of the Issuer, the Lessee and the Trustee, the rights of the owners of the Bonds, the terms and conditions under and upon the occurrence of which the Indenture and the Lease Agreement may be modified and the terms and conditions under and upon the occurrence of which the lien of the Indenture may be defeased as to this Bond prior to the maturity or redemption date hereof, to all of the provisions of which the owner hereof, by the acceptance of this Bond, assents.

         Credit Facility. The Lessee has entered into a Credit Agreement, dated as of February 1, 1999 (herein called the "REIMBURSEMENT AGREEMENT"), by and between the Lessee and First Union National Bank (in such capacity, herein called the "BANK").

         Pursuant to the Reimbursement Agreement, the Lessee has caused a Letter of Credit issued by the Bank (herein called the "LETTER OF CREDIT"; such Letter of Credit and any extensions or renewals thereof or any amendment thereto and any Alternate Credit Facility (as hereinafter defined) referred to herein as the "CREDIT FACILITY") to be delivered to the Trustee. The Trustee will be entitled under the Letter of Credit to draw up to an amount of $4,725,000 of which (a) $4,500,000 will be available for the payment of principal or that portion of the Purchase Price corresponding to principal of the Bonds and (b) $225,000 will support the payment of up to one hundred twenty
(120) days' interest or that portion of the Purchase Price corresponding to interest on the Bonds at an assumed rate of fifteen percent (15%) per annum, which is the maximum rate of interest borne by the Bonds. Subject to the provisions of the Indenture, the Lessee is required during the Variable Rate Period to provide an alternate credit facility with terms and provisions substantially the same as those of the Letter of Credit (an "ALTERNATE CREDIT FACILITY") prior to the termination of Letter of Credit. During the Variable Rate Period unless the Letter of Credit or the then current Alternate Credit Facility is replaced prior to its expiration in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption as provided in the Indenture.





                                     C-1-5

         Source of Funds. The principal of, premium (if any) and interest on the Bonds are payable solely from lease payments under the Lease Agreement and from any other moneys held by the Trustee under the Indenture for such purpose, including, with respect to principal and interest only, moneys drawn by the Trustee under the Letter of Credit or Alternate Credit Facility for the benefit of the Bondholders (the Bank as the issuer of the Letter of Credit and the institution issuing any Alternate Credit Facility are herein called the "CREDIT FACILITY ISSUER"). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption and Purchase Price) and interest with all other Bonds issued under the Indenture.


                                 INTEREST RATES

         Initial Interest Rate. The Bonds will bear interest from the Original Delivery Date specified above to March 3, 1999 at the Initial Interest Rate.

         Variable Rate. The Bonds will initially bear interest from the Original Delivery Date (as defined in the Indenture) through March 3, 1999 at the Initial Interest Rate stated thereon as determined in accordance with the Indenture. Thereafter, prior to and including the Conversion Date, the Bonds will bear interest at a floating rate determined weekly by the Remarketing Agent as set forth below (the "VARIABLE RATE"). The Variable Rate will be equal to the rate of interest certified to the Trustee by the Remarketing Agent on and as of each Wednesday (or the next Business Day if such Wednesday is not a Business Day) (the "DETERMINATION DATE") as the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds in the secondary market on the Determination Date at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate for the Bonds for four consecutive Calculation Periods, the rate for the Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) to be determined by the Trustee shall be a rate equal to the 30 day LIBOR Rate. "LIBOR Rate" shall mean, for any period, an interest rate per annum (based on a 360-day year) determined by the Trustee or its designee to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) for deposits in immediately available and freely transferable dollars of the United States of America that appears on Telerate Screen, page 3747, as published daily by the British Bankers Association Interest Settlement Rates (or another comparable international financial data service satisfactory to the Trustee, or its designee, in its discretion, if Telerate no longer publishes such rates) and that is offered by first class banks in the London InterBank market to the offices of the Trustee or its designee at 10:00 a.m. on the applicable Determination Date. If, for any reason, the Variable Rate is not determined as described above or is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the interest rate for each such period shall be equal to the Maximum Rate (as defined in the Indenture) then in effect. While the Bonds bear interest at a Variable Rate, interest on the Bonds shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed and shall be payable on each Interest Payment Date.




                                     C-1-6

         Fixed Rate. (a) The interest rate on this Bond will be converted to the Fixed Rate upon an election by the Lessee pursuant to the Indenture to convert the rate of interest on all Bonds then outstanding from the Variable Rate to the Fixed Rate (herein called the "FIXED RATE ELECTION"), on any Interest Payment Date by giving written notice, accompanied by the items described in Section 2.2(e) of the Indenture, to the Issuer, the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent, which notice will specify, among other things, the name and address of the Placement Agent which has agreed to use its best efforts to arrange for the sale of any Bonds to be tendered or deemed tendered for purchase on the Conversion Date (herein called the "PLACEMENT AGENT"). At least twenty-five (25) days prior to the Conversion Date, the Placement Agent will determine a rate (the "PRELIMINARY FIXED RATE") which will be the minimum rate of interest on the Bonds determined by the Placement Agent to be the fixed annual rate of interest (for the period beginning on the Conversion Date and ending on the Maturity
Date) necessary, in the judgment of the Placement Agent taking into account market conditions prevailing on the date such rate is determined, to enable the Placement Agent to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof if the Bonds were tendered for purchase on the Conversion Date. The Placement Agent will promptly notify the Trustee of the Preliminary Fixed Rate.

               (b) As soon after the receipt of notice from the Placement Agent of the Preliminary Fixed Rate as practicable (but in no event more than two (2) Business Days thereafter) a notice will be mailed by the Trustee to each registered owner of Bonds stating, among other things, (1) the Preliminary Fixed Rate, (2) that, depending on market conditions, the Fixed Rate may be higher but in no event will be lower than the Preliminary Fixed Rate, (3) the Conversion Date, (4) that after the tenth (10th) day preceding the Conversion Date, the owner will not be entitled to tender this Bond for purchase as described below, (5) that payment of this Bond will not be supported by an Alternate Credit Facility after the Conversion Date, (6) that the rating on the Bonds (if at such time there is a rating in effect on the Bonds) may be reduced or withdrawn on the Conversion Date, (7) that unless such registered owner delivers to the Trustee a notice (an "OPTIONAL RETENTION NOTICE") in the form attached hereto as Exhibit A at least ten days prior to the Conversion Date, this Bond will be deemed tendered for purchase on the Conversion Date, (8) that in order to receive payment of the Purchase Price of any Bond which is deemed to have been tendered, the registered owner of such Bond must deliver such Bond to the office of the Tender Agent before 10:00 a.m. on the Conversion Date specifying such address, and (9) that interest on any Bond deemed to have been tendered will be payable only to (but not including) the Conversion Date.

               (c) Upon the Conversion Date stated in such notice, the Fixed Rate to be borne by the Bonds for the period beginning on the Conversion Date until the Maturity Date or prior redemption of the Bonds (the "FIXED RATE"), will be determined as follows:

                   (1) if any of the Bonds have been tendered or deemed
               tendered for purchase (herein called the "TENDERED BONDS"), then:




                                     C-1-7

                       (A) if the Placement Agent shall have arranged for the
                   sale of any or all of the Tendered Bonds, at a price equal to the principal amount thereof, the Fixed Rate will be equal to the interest rate at which all such Bonds were sold by the Placement Agent, provided that all such Bonds will be sold at a rate greater than or equal to the Preliminary Fixed Rate; and

                       (B) if the Placement Agent shall have arranged for the
                   sale of none of the Tendered Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate; or

                   (2) if all owners of the outstanding Bonds elect to retain such Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate.

               (d) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be the Maximum Rate (as defined in the Indenture) then in effect.

               (e) The Fixed Rate will be computed on the basis of a three hundred sixty (360)-day year, computed for the actual number of days elapsed, and will be payable on each Interest Payment Date after the Conversion Date until the principal of, and premium, if any, and interest on the Bonds shall have been paid in full.

         Interest Rate Determination Binding. The determination of the interest rate on the Bonds by the Remarketing Agent or Placement Agent, as appropriate, in accordance with the terms of the Indenture will be conclusive and binding upon the owners of the Bonds, the Issuer, the Lessee, the Trustee, the Trustee, the Remarketing Agent, the Placement Agent, the Tender Agent and the Credit Facility Issuer.

         No Usury. Anything herein to the contrary notwithstanding, in no event shall the interest rate borne by the Bonds exceed the maximum contract rate of interest permitted by the laws of the State.


                              REDEMPTION OF BONDS

               (a) Optional Redemption. While the Bonds bear interest at the Variable Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, with the consent of the Credit Facility Issuer, on any Interest Payment Date and on the Conversion Date, in whole or in part, at redemption price equal to one hundred percent (100%) of the principal amount thereof without premium plus interest accrued to the redemption date.

               (b) While the Bonds bear interest at the Fixed Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, in whole on any date, or in part on any Interest Payment Date, occurring on or after the dates set forth




                                     C-1-8
below, at the redemption prices (with a premium expressed as a percentage of principal amount to be redeemed) set forth below plus interest accrued to the redemption date as follows:

         Commencement of
         Redemption Period               Redemption Price
         -----------------               ----------------
         The Business Day four (4)       103% declining by 1/2% on each
         years from the Conversion       succeeding anniversary date of the
         Date                            first day of the redemption period
                                         until reaching 100% and thereafter
                                         at 100%


               (c) The Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, at any time in whole or in part at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the redemption date in the event of damage, destruction or condemnation of the Project, all as more fully described in Section 7.1(b) of the Indenture.

               Mandatory Redemption. (a) The Bonds will be subject to mandatory redemption in whole on the Mandatory Tax-Exempt Conversion Redemption Date (as defined in the Indenture) at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date.

               (b) During the Variable Rate Period, the Bonds will be subject to mandatory redemption in whole on the Interest Payment Date occurring closest to but not after fifteen (15) days prior to the date of expiration of the then current Credit Facility unless prior to such date an Alternate Credit Facility has been provided in accordance with the Indenture, at a redemption price or Purchase Price equal to one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued to the redemption date.

               (c) The Bonds are subject to redemption without premium from proceeds of the Bonds not used to complete the Project or from moneys drawn under the Credit Facility for which the Credit Facility Issuer is reimbursed from such excess proceeds in accordance with the provisions of the Indenture, which redemption date shall be no more than sixty (60) days following the date of transfer of moneys to the Bond Fund established under the Indenture from the Project Fund established under the Indenture.

         Purchase in Lieu of Redemption. The Bonds are subject to optional call and purchase in whole prior to the Conversion Date on any Interest Payment Date upon the written direction of the Issuer, given at the request of the Lessee, which purchase may be in lieu of redemption, from moneys deposited with the Trustee sufficient for payment of 100% of the principal amount due upon such call together with accrued interest on the Bonds to the call date.




                                     C-1-9

         Notice of Redemption and Selection of Bonds. Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, will be given not more than sixty (60) days and not less than twenty (20) days prior to the redemption date, by mailing a copy of the redemption notice by first class mail to the owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register (as defined in the Indenture) maintained by the Bond Registrar (as hereinafter described). Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice will be of no effect unless such moneys are so deposited. All Bonds so called for redemption, including Bonds purchased by the Lessee as provided in the Indenture but not yet surrendered for payment of the Purchase Price, will cease to bear interest on the specified redemption date provided funds for the payment of their redemption price and any accrued interest payable on the specified redemption date are on deposit at the principal place of payment at that time. If less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption will be selected in the following order of priority: first, Bonds pledged to the Credit Facility Issuer; second, Bonds owned by the Lessee and third, Bonds selected by any random or other method determined by the Trustee in its sole discretion.

         Mandatory Tender for Purchase Upon Conversion to Fixed Rate. The Bonds will be subject to mandatory purchase in whole (and not in part) on the Conversion Date at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of purchase; provided that there will not be so purchased (a) Bonds or portions thereof in authorized denominations which the owners have irrevocably elected to retain on the Conversion Date in accordance with the Indenture by the delivery of an Optional Retention Notice in accordance with the provisions of Section 2.2(e) of the Indenture, or (b) Bonds issued in exchange for or upon the registration of transfer of Bonds referred to in clause (a) above.

         THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO THE MANDATORY PURCHASE OF THIS BOND AS PROVIDED IN THE INDENTURE, AND AGREES THAT THIS BOND WILL BE PURCHASED ON THE DATE SPECIFIED UPON DEPOSIT WITH THE TRUSTEE OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TRUSTEE ON THE DATE SPECIFIED, INTEREST WILL CEASE TO ACCRUE HEREON ON SUCH SPECIFIED DATE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFIT OF THE INDENTURE.

         Purchase at Option of the Owner During Variable Rate Period. While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination will be purchased on the demand of the owner thereof, on any Business Day at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the date of purchase upon delivery to the Tender Agent of a notice (herein called an "OPTIONAL TENDER NOTICE") in the form attached hereto as Exhibit B specifying the date on which such Bond will be purchased, which date will be a Business Day not prior to the seventh (7th) day after the date of delivery of the Optional Tender Notice. To receive payment of the Purchase Price, the owner will




                                    C-1-10
be required to deliver such Bond to the Tender Agent, accompanied by an executed form of assignment and any other instruments of transfer satisfactory to the Trustee, not less than five (5) days prior to the purchase date specified in such notice as provided in the Indenture; provided, however, that any owner which is an investment company registered pursuant to the Investment Company Act of 1940 may deliver such Bond to the Tender Agent at or prior to 10:00 a.m. on the date of purchase. No purchase of Bonds at the option of the owner thereof or on the Conversion Date will be deemed to be a payment or redemption of the Bonds or any portion thereof. Notwithstanding the foregoing, no owner will have a right to tender such owner's Bond(s) for purchase as described in this paragraph following acceleration of the payment of the Bonds pursuant to the terms of the Indenture or after the Conversion Date.

         THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES THAT DELIVERY OF THE WRITTEN NOTICE DESCRIBED IN THE PRECEDING PARAGRAPH BY THE OWNER CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED, AND THAT THIS BOND WILL BE PURCHASED ON SUCH DATE UPON DEPOSIT WITH THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TENDER AGENT ON THE DATE SPECIFIED IN THE NOTICE, THIS BOND WILL BE HELD BY THE OWNER AS AGENT FOR THE LESSEE, INTEREST WILL CEASE TO ACCRUE HEREON AS OF THE DATE SPECIFIED IN THE NOTICE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE, AND THE ISSUER WILL, TO THE EXTENT PERMITTED BY LAW, EXECUTE AND THE TRUSTEE WILL AUTHENTICATE AND DELIVER A SUBSTITUTE BOND IN LIEU OF THE UNDELIVERED BOND.

         Tender Agent. The Issuer has appointed First Union National Bank, Nashville, Tennessee as Tender Agent. The Tender Agent may be changed at any time by the Lessee with the consent of the Issuer and the Trustee.

         Authorized Denominations. Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of One Hundred Thousand Dollars ($100,000) or any integral multiple of $5,000 in excess thereof; provided that if less than $100,000 in principal amount of Bonds is Outstanding (as defined in the Indenture), one Bond shall be issued in such smaller denomination. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

         Transfer. This Bond is transferable by the registered owner hereof or his duly authorized attorney at the corporate trust office of First Union National Bank, as Bond Registrar, in Nashville, Tennessee, in compliance with the terms and conditions set forth in the Indenture and upon surrender of this Bond, provided that transfers in connection with the remarketing hereof will be made at the corporate trust office of the Trustee in Nashville, Tennessee, accompanied by a




                                    C-1-11
duly executed instrument of transfer in form satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer, the Bond Registrar or the Trustee may prescribe and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED THAT IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN PROVIDED PURSUANT TO A DRAW UNDER THE CREDIT FACILITY, THIS BOND IS NOT TRANSFERABLE TO ANYONE OTHER THAN THE LESSEE OR ITS ASSIGNEE OR PLEDGEE. Upon any such transfer, a new Bond or Bonds registered in the name of the transferee or transferees in denominations authorized by the Indenture and in the same aggregate principal amount as the principal amount of this Bond (and of the same maturity and bearing interest at the same rate) will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered will be deemed the owner hereof for all purposes, and the Issuer, the Bond Registrar and the Trustee will not be affected by any notice to the contrary.

         The owner of this Bond will have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon.

         Modifications or alterations of the Lease Agreement and the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the owners of the Bonds.

         No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or other documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in this Bond or between the Issuer and the Trustee; and all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of the Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.

         Notwithstanding anything to the contrary, any liability for payment of money and any other liability or obligation which the Issuer may incur under this Bond shall not constitute a general obligation of the Issuer but shall constitute limited obligations of the Issuer payable solely from and enforced only against the Trust Estate. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or the Lease Agreement to which the Issuer is a party or for any claim based hereon or thereon or otherwise




                                    C-1-12
in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty otherwise. No personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, agent, attorney or employee as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in this Bond or between the Issuer and the Trustee, whether herein contained or to be implied herefrom as being supplemental hereto; and to all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of the Indenture and as a condition of, and as part of the consideration for, the execution of the Indenture, expressly waived and released.

         Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder will be subject to the limitation that payment of interest to the owner of this Bond will not be required to the extent that receipt of any such payment by the owner of this Bond would be contrary to the provisions of law applicable to such Bond which limits the maximum rate of interest which may be charged or collected by such owner.

         In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be in the city of payment a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest will accrue for the period of any such extension.

         This Bond will be governed by and construed in accordance with the laws of the State of Tennessee.

         Tennessee Code Annotated Sections 7-53-305(a) and 67-5-205(a), as amended, provide that this Bond and the income therefrom shall be exempt from all taxes in the State of Tennessee. Other provisions of the Tennessee Code Annotated indicate, however, that the Bond and/or interest thereon may be subject to Tennessee inheritance, transfer and gift taxes and to the Tennessee corporate excise and franchise taxes.

         All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.




                                    C-1-13

         IN WITNESS WHEREOF, The Industrial Development Board of the County of Hamilton, Tennessee has caused this Bond to be executed with the manual signatures of its Chairman and its Acting Secretary, all as of _______________.

                                         THE INDUSTRIAL DEVELOPMENT BOARD OF
                                         THE COUNTY OF HAMILTON, TENNESSEE


                                         By:
                                            -----------------------------------
                                                  Chairman

                                         Attest:
                                                -------------------------------
                                                  Acting Secretary












                                    C-1-14

                         CERTIFICATE OF AUTHENTICATION



         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                          FIRST UNION NATIONAL BANK,
                                          as Trustee


                                          By:
                                             ----------------------------------
                                                  Authorized Representative



Date of Authentication:
                       --------------







                                    C-1-15

                                   ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE






                                          -------------------------------------

the within bond of the ____________________________ and does hereby constitute and appoint _______________________________ attorney to transfer the said bond on the books of the within named Issuer, with full power of substitution in the premises.



Dated:


In the presence of:                       -------------------------------------
                                                       Bondholder



Signature Guaranteed:


------------------------

NOTICE: Signature(s) must be guaranteed by a member firm of a Medallion Program acceptable to the Trustee.






                                    C-1-16

                                   EXHIBIT A

                 FORM OF BONDHOLDER'S OPTIONAL RETENTION NOTICE


                                                     Date:
                                                          ---------------------


First Union National Bank, as
Trustee (the "Trustee") under the Trust Indenture dated as of January 1, 1999 (the "Indenture") between the
Trustee and The Industrial Development Board of the
County of Hamilton, Tennessee

Attention:     Corporate Trust Department

         Re: $4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999

         1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above.

         2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably elect(s) to hold the Bonds, which will bear interest at the Fixed Rate (as defined in, and to be determined as described in, the Indenture), effective on the Conversion Date (as defined in the Indenture) specified in the notice from the Trustee (the "Notice of Conversion").

         3. The undersigned hereby acknowledges that it has received the Notice of Conversion and that it acknowledges, without limitation, that (i) the Bonds will not be supported by an Alternate Credit Facility after the Conversion Date, (ii) the rating on the Bonds, if any, may be reduced or withdrawn after the Conversion Date, and (iii) after the tenth day preceding he Conversion Date the undersigned will not be entitled to deliver Bonds for purchase pursuant to
Section 2.3 of the Indenture.

         4. The undersigned hereby acknowledges that, even if it fails to deliver such Bonds as agreed pursuant to paragraph 5 hereof, the bonds will nevertheless bear the Fixed Rate effective on the Conversion Date.

         5. The undersigned hereby undertakes to deliver the Bonds to First Union National Bank, as Tender Agent, at its corporate trust office located at 150 Fourth Avenue, North, TN 1327, Nashville, Tennessee 37219, Attention:
Corporate Trust Department, to be stamped with the legend set forth in Section 2.2(e) of the Indenture not later than 10:00 A.M. prevailing Eastern time on the Conversion Date.





                                    C-1-17

Name of Bondholder:
                   ------------------------------
                      (Type or Print)

Signature:
          ---------------------------------------
Guaranteed by:
              -----------------------------------

Name of Institution:
                    -----------------------------

Date:
     --------------------------------------------


                       [End of Exhibit A to Form of Bond]








                                    C-1-18

                                   EXHIBIT B

                  FORM OF BONDHOLDER'S OPTIONAL TENDER NOTICE


                                                     Date:
                                                          ---------------------


First Union National Bank, as
Trustee (the "Trustee") under the Trust Indenture dated as of January 1, 1999 (the "Indenture") between the
Trustee and The Industrial Development Board of the
County of Hamilton, Tennessee

Attention:     Corporate Trust Department

         Re: $4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999

         1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above.

         2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of the Bonds described above.

         3. The date on which the Bonds shall be purchased shall be ______________, ____ [Note: This date must be a Business Day (as defined in the Indenture) which is at least seven days after delivery of this notice to the Tender Agent].

         4. The person or persons to whom or to whose order the proceeds of the purchase of the Bonds are to be paid is ___________________, and the address or addresses of such payee or payees is _________________________________________.

         5. The undersigned hereby irrevocably authorizes and instructs the Trustee or the Bond Registrar (as defined in the Bonds) to the effect the transfer of such Bonds (or any Bond(s) exchanged therefor), upon payment of the purchase price therefor, to the purchaser(s) thereof, whether or not it delivers such Bonds as agreed pursuant to paragraph (7) hereof.

         6. The undersigned hereby acknowledges that, even it if fails to deliver such Bonds, the bonds may nevertheless be purchased pursuant to the Indenture, and that, in any event, on and after the proposed purchase date set forth in paragraph 3 hereof, the bonds will cease to be outstanding for all purposes under the Indenture, to evidence the indebtedness of the Issuer with respect thereto and to bear interest.




                                    C-1-19

         7. The undersigned hereby undertakes to deliver the Bonds to you, as Tender Agent, at 150 Fourth Avenue, North, TN 1327, Nashville, Tennessee 37219,
Attention: Corporate Trust Department at least five days prior to the proposed purchase date set forth in paragraph 3 above duly endorsed in blank for transfer.


Name of Bondholder:
                   ------------------------------
                      (Type or Print)

Signature:
          ---------------------------------------
Guaranteed by:
              -----------------------------------

Name of Institution:
                    -----------------------------

Date:
     --------------------------------------------


                       [End of Exhibit A to Form of Bond]







                                    C-1-20

                                  EXHIBIT C-2

                         Form of Tax-Exempt Series Bond

                    THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                         COUNTY OF HAMILTON, TENNESSEE
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
             (STERILE RECOVERIES, INC. PROJECT), TAX-EXEMPT SERIES

                          CUSIP NO.
                                   ------------------

                                                                        No. R-1

Registered Owner: Cede & Co.

Principal Amount: $
                   -----------------

Maturity Date: First Business Day of                 ,
                                     ----------------  ------

Initial Interest Rate:       %
                      -------

Interest Payment Dates: The first Business Day of each February, May, August and November commencing the first Business Day of _______________, ____, and ending on the Maturity Date, the Conversion Date (hereinafter defined) and the Maturity Date.

Original Delivery Date:
                       -----------------------


         THE ISSUER HAS ESTABLISHED A BOOK ENTRY SYSTEM OF REGISTRATION FOR THIS BOND. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE INDENTURE, CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), WILL BE THE REGISTERED OWNER AND WILL HOLD THIS BOND ON BEHALF OF EACH BENEFICIAL OWNER HEREOF. BY ACCEPTANCE OF A CONFIRMATION OF PURCHASE, DELIVERY OR TRANSFER, EACH BENEFICIAL OWNER OF THIS BOND SHALL BE DEEMED TO HAVE AGREED TO SUCH ARRANGEMENT. CEDE & CO., AS REGISTERED OWNER OF THIS BOND, MAY BE TREATED AS THE OWNER OF IT FOR ALL PURPOSES.

         UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF




                                     C-2-1

DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE BONDS SHALL NOT BE GENERAL OBLIGATIONS OF THE ISSUER BUT LIMITED AND SPECIAL OBLIGATIONS PAYABLE SOLELY FROM THE AMOUNTS PAYABLE UNDER THE LEASE AGREEMENT AND OTHER AMOUNTS SPECIFICALLY PLEDGED THEREFOR UNDER THE INDENTURE, AND SHALL BE A VALID CLAIM OF THE RESPECTIVE OWNERS THEREOF ONLY AGAINST THE DESIGNATED ACCOUNTS OF THE BOND FUND AND OTHER MONEYS HELD BY THE TRUSTEE AND THE AMOUNTS PAYABLE UNDER THE LEASE AGREEMENT OR OTHERWISE PLEDGED THEREFOR, WHICH AMOUNTS ARE HEREBY PLEDGED, ASSIGNED AND OTHERWISE SECURED FOR THE EQUAL AND RATABLE PAYMENT OF THE BONDS AND SHALL BE USED FOR NO OTHER PURPOSE THAN TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, EXCEPT AS MAY BE OTHERWISE EXPRESSLY AUTHORIZED IN THE INDENTURE. THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER OR A LOAN OF CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISIONS.

         THIS BOND AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF TENNESSEE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING HAMILTON COUNTY, TENNESSEE. HAMILTON COUNTY, TENNESSEE SHALL NOT IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND, OR FOR THE PERFORMANCE OF ANY PLEDGE, MORTGAGE, OBLIGATION OR AGREEMENT OF ANY KIND WHATSOEVER HEREIN OR INDEBTEDNESS BY THE ISSUER, AND NEITHER THIS BOND NOR ANY OF THE ISSUER'S AGREEMENTS OR OBLIGATIONS DESCRIBED HEREIN OR OTHERWISE SHALL BE CONSTRUED OR CONSTITUTE AN INDEBTEDNESS OF HAMILTON COUNTY, TENNESSEE, WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER.

         THIS BOND MAY BE TENDERED FOR PURCHASE AS DESCRIBED HEREIN. DELIVERY OF AN OPTIONAL TENDER NOTICE WITH RESPECT TO THIS BOND CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED THEREIN AND IS BINDING ON SUBSEQUENT OWNERS OF THIS BOND. IN THE EVENT THE OWNER OF THIS BOND FAILS TO DELIVER THIS BOND TO THE TENDER AGENT ON THE SPECIFIED DATE, THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE. THIS BOND ALSO IS SUBJECT TO MANDATORY TENDER AND PURCHASE AS DESCRIBED HEREIN.




                                     C-2-2

         The Industrial Development Board of the County of Hamilton, Tennessee (herein called the "ISSUER"), a public non-profit corporation, organized and existing under the laws of the State of Tennessee, for value received, hereby promises to pay (but only from the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, the Principal Amount set forth above on the Maturity Date set forth above and to pay (but only from the sources hereinafter mentioned) interest thereon from the Interest Payment Date immediately preceding the Date of Authentication endorsed hereon, unless this Bond is authenticated on an Interest Payment Date in which event it will bear interest from such date, payable on each Interest Payment Date, until payment of said principal sum has been made or provided for, at the rate or rates per annum set forth below. Principal and interest and premium, if any, will be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest will be paid by check mailed on the Interest Payment Date to the person in whose name this Bond is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date; provided, however, that while the Bonds (as hereinafter defined) bear interest at the Variable Rate (as hereinafter defined) interest will also be payable by wire transfer to the account at a member bank of the Federal Reserve System of any registered owner of Bonds in the aggregate principal amount of One Million Dollars ($1,000,000) or more at the written request (identifying such account by number) of such owner received by the Trustee (as hereinafter defined) on or before the Regular Record Date. While the Bonds bear interest at the Variable Rate (as hereinafter defined), the Regular Record Date will be the close of business on the Business Day immediately preceding each Interest Payment Date. While the Bonds bear interest at the Fixed Rate (as hereinafter defined), the Regular Record Date will be the fifteenth (15th) day of the calendar month immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date (as defined in the Indenture (hereinafter defined)) for the payment of such defaulted interest to be fixed by the Trustee, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Principal of and redemption premium, if any, will be paid upon surrender of this Bond at the corporate trust office of First Union National Bank, as trustee (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "TRUSTEE"), in Nashville, Tennessee. Payment of the Purchase Price of Bonds purchased as described herein will be paid, upon surrender of such Bonds, at the office of First Union National Bank in Nashville, Tennessee (in such capacity, herein called the "TENDER AGENT").

         This Bond is issued under and pursuant to the Constitution and laws of the State of Tennessee (the "STATE"), particularly the provisions of Chapter 53 of Title 7 of Tennessee Code Annotated (the "ACT").

         This Bond and the issue of which it is a part and the Purchase Price thereof, the premium, if any, and interest thereon are limited obligations of the Issuer payable by the Issuer solely from the revenues and receipts derived from the Lease Agreement (as hereinafter defined), which revenues and receipts have been pledged and assigned to the Trustee to secure payment thereof




                                     C-2-3
and from amounts received pursuant to the Credit Facility (as hereinafter defined). This Bond and the interest hereon will not constitute an indebtedness or a charge against the general credit or assets of the Issuer within the meaning of any constitutional provision or statutory limitation and shall never constitute nor give rise to any pecuniary liability of the Issuer, but will be a limited obligation of the Issuer payable solely from the revenues and other funds pledged therefor and will not be payable from any assets or funds of the Issuer other than the revenues and other funds pledged therefor, and neither the faith and credit nor the taxing power of the State or any political subdivision or any agency thereof is pledged to the payment of the principal of or the interest on this Bond.

         This Bond is one of the Bonds of a duly authorized issue of variable rate industrial revenue bonds of the Issuer in the aggregate principal amount of $_____________ and designated The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Tax-Exempt Series (the "BONDS").

         The Bonds have been issued for the purpose of financing the acquisition, construction, installation and equipping of an industrial facility (herein called the "PROJECT") and to pay a portion of the costs of issuing the Bonds.

         The Bonds are issued under and pursuant to a Trust Indenture, dated as of February 1, 1999 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "INDENTURE"), between the Issuer and the Trustee. An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds; the collection and disposition of revenues; a description of the funds charged with and pledged to the payment of the principal of and interest on and any other amounts payable under the Bonds; the nature and extent of the security; the terms and conditions under which the Bonds are or may be issued; and the rights, duties and obligations of the Issuer and of the Trustee and the rights of the owners of the Bonds, and, by the acceptance of this Bond, the owner hereof assents to all of the provisions of the Indenture.

         The Issuer has entered into a Lease Agreement, dated as of February 1, 1999 (herein called the "LEASE AGREEMENT"), with First Security Bank, National Association, as Owner Trustee under SRI Realty Trust 1998-1 (the "LESSEE"), under which the Issuer has agreed to use the proceeds of the Bonds to provide financing for the acquisition, construction, installation and equipping of certain manufacturing buildings and facilities directly related or ancillary thereto and to pay a portion of the costs of issuing the Bonds, and in consideration therefor, the Lessee has agreed to make lease payments in installments, bearing interest at a rate or rates and payable at times corresponding to the principal amount of, installments of principal of, interest rates on and due dates of the Bonds. The Lease Agreement also provides for the payment by the Lessee of certain fees and expenses of the Issuer and the Trustee, and the Lease Agreement further obligates the Lessee (a) to pay the cost of maintaining the Project in good repair in all material respects and keeping the same properly insured and (b) to maintain a Credit Facility (as hereinafter defined)




                                     C-2-4
during the period of time the Bonds bear interest at the Variable Rate (herein called the "VARIABLE RATE PERIOD").

         As security for the payment of the Bonds, all right, title and interest of the Issuer in (a) the Lease Agreement (except certain Issuer Reserved Rights defined in the Indenture); (b) all money and securities at any time on deposit in, in transit to or credited to any account or Fund created under the Indenture, including without limitation the Project Fund and the Bond Fund (as defined in the Indenture), but excluding the Rebate Fund (as defined in the Indenture); and (c) Revenues (as defined in the Indenture) have been assigned to the Trustee under the Indenture and pledged to the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds. The Project shall not otherwise constitute any part of the security for the payment of the Bonds.

         Reference to the Indenture is hereby made for a description of the aforesaid Bond Fund which is charged with, and pledged to, the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds, the nature and extent of the security, the rights, duties and obligations of the Issuer, the Lessee and the Trustee, the rights of the owners of the Bonds, the terms and conditions under and upon the occurrence of which the Indenture and the Lease Agreement may be modified and the terms and conditions under and upon the occurrence of which the lien of the Indenture may be defeased as to this Bond prior to the maturity or redemption date hereof, to all of the provisions of which the owner hereof, by the acceptance of this Bond, assents.

         Credit Facility. The Lessee has entered into a Credit Agreement, dated as of February 1, 1999 (herein called the "REIMBURSEMENT AGREEMENT"), by and between the Lessee and First Union National Bank (in such capacity, herein called the "BANK").

         Pursuant to the Reimbursement Agreement, the Lessee has caused a Letter of Credit issued by the Bank (herein called the "LETTER OF CREDIT"; such Letter of Credit and any extensions or renewals thereof or any amendment thereto and any Alternate Credit Facility (as hereinafter defined) referred to herein as the "CREDIT FACILITY") to be delivered to the Trustee. The Trustee will be entitled under the Letter of Credit to draw up to an amount of $4,725,000 of which (a) $4,500,000 will be available for the payment of principal or that portion of the Purchase Price corresponding to principal of the Bonds and (b) $225,000 will support the payment of up to one hundred twenty
(120) days' interest or that portion of the Purchase Price corresponding to interest on the Bonds at an assumed rate of fifteen percent (15%) per annum, which is the maximum rate of interest borne by the Bonds. Subject to the provisions of the Indenture, the Lessee is required during the Variable Rate Period to provide an alternate credit facility with terms and provisions substantially the same as those of the Letter of Credit (an "ALTERNATE CREDIT FACILITY") prior to the termination of Letter of Credit. During the Variable Rate Period unless the Letter of Credit or the then current Alternate Credit Facility is replaced prior to its expiration in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption as provided in the Indenture.




                                     C-2-5

         Source of Funds. The principal of, premium (if any) and interest on the Bonds are payable solely from lease payments under the Lease Agreement and from any other moneys held by the Trustee under the Indenture for such purpose, including, with respect to principal and interest only, moneys drawn by the Trustee under the Letter of Credit or Alternate Credit Facility for the benefit of the Bondholders (the Bank as the issuer of the Letter of Credit and the institution issuing any Alternate Credit Facility are herein called the "CREDIT FACILITY ISSUER"). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption and Purchase Price) and interest with all other Bonds issued under the Indenture.

                                 INTEREST RATES

         Initial Interest Rate. The Bonds will bear interest from the Original Delivery Date specified above to _______________ at the Initial Interest Rate.

         Variable Rate. The Bonds will initially bear interest from the Original Delivery Date (as defined in the Indenture) through _____________________ at the Initial Interest Rate stated thereon as determined in accordance with the Indenture. Thereafter, prior to and including the Conversion Date, the Bonds will bear interest at a floating rate determined weekly by the Remarketing Agent as set forth below (the "VARIABLE RATE"). The Variable Rate will be equal to the rate of interest certified to the Trustee by the Remarketing Agent on and as of each Wednesday (or the next Business Day if such Wednesday is not a Business Day) (the "DETERMINATION DATE") as the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds in the secondary market on the Determination Date at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). In the event the Remarketing Agent fails to certify such rate for four (4) consecutive Calculation Periods for the Bonds, such rate for the Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) shall be ninety percent (90%) of the yield for United States Treasury bills maturing approximately thirty (30) days after the Determination Date for such Calculation Period as published by The Wall Street Journal on such Determination Date (or the next preceding Business Day on which The Wall Street Journal is published if The Wall Street Journal is not published on the Determination Date) (or, if The Wall Street Journal is no longer published, then any reasonably equivalent financial publication selected by the Remarketing Agent) (or the next Business Day on which such other publication is published if not published on the Determination Date). If, for any reason, the Variable Rate is not determined as described above or is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the interest rate for each such period shall be equal to the Maximum Rate (as defined in the Indenture) then in effect. While the Bonds bear interest at a Variable Rate, interest on the Bonds shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed and shall be payable on each Interest Payment Date.




                                     C-2-6

               Fixed Rate. (d) The interest rate on this Bond will be converted to the Fixed Rate upon an election by the Lessee pursuant to the Indenture to convert the rate of interest on all Bonds then outstanding from the Variable Rate to the Fixed Rate (herein called the "FIXED RATE ELECTION"), on any Interest Payment Date by giving written notice, accompanied by the items described in Section 2.2(e) of the Indenture, to the Issuer, the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent, which notice will specify, among other things, the name and address of the Placement Agent which has agreed to use its best efforts to arrange for the sale of any Bonds to be tendered or deemed tendered for purchase on the Conversion Date (herein called the "PLACEMENT AGENT"). At least twenty-five (25) days prior to the Conversion Date, the Placement Agent will determine a rate (the "PRELIMINARY FIXED RATE") which will be the minimum rate of interest on the Bonds determined by the Placement Agent to be the fixed annual rate of interest (for the period beginning on the Conversion Date and ending on the Maturity
Date) necessary, in the judgment of the Placement Agent taking into account market conditions prevailing on the date such rate is determined, to enable the Placement Agent to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof if the Bonds were tendered for purchase on the Conversion Date. The Placement Agent will promptly notify the Trustee of the Preliminary Fixed Rate.

               (e) As soon after the receipt of notice from the Placement Agent of the Preliminary Fixed Rate as practicable (but in no event more than two (2) Business Days thereafter) a notice will be mailed by the Trustee to each registered owner of Bonds stating, among other things, (1) the Preliminary Fixed Rate, (2) that, depending on market conditions, the Fixed Rate may be higher but in no event will be lower than the Preliminary Fixed Rate, (3) the Conversion Date, (4) that after the tenth (10th) day preceding the Conversion Date, the owner will not be entitled to tender this Bond for purchase as described below, (5) that payment of this Bond will not be supported by an Alternate Credit Facility after the Conversion Date, (6) that the rating on the Bonds (if at such time there is a rating in effect on the Bonds) may be reduced or withdrawn on the Conversion Date, (7) that unless such registered owner delivers to the Trustee a notice (an "OPTIONAL RETENTION NOTICE") in the form attached hereto as Exhibit A at least ten days prior to the Conversion Date, this Bond will be deemed tendered for purchase on the Conversion Date, (8) that in order to receive payment of the Purchase Price of any Bond which is deemed to have been tendered, the registered owner of such Bond must deliver such Bond to the office of the Tender Agent before 10:00 a.m. on the Conversion Date specifying such address, and (9) that interest on any Bond deemed to have been tendered will be payable only to (but not including) the Conversion Date.

               (f) Upon the Conversion Date stated in such notice, the Fixed Rate to be borne by the Bonds for the period beginning on the Conversion Date until the Maturity Date or prior redemption of the Bonds (the "FIXED RATE"), will be determined as follows:

                   (1) if any of the Bonds have been tendered or deemed
               tendered for purchase (herein called the "TENDERED BONDS"), then:



                                     C-2-7

                       (A) if the Placement Agent shall have arranged for the
                   sale of any or all of the Tendered Bonds, at a price equal to the principal amount thereof, the Fixed Rate will be equal to the interest rate at which all such Bonds were sold by the Placement Agent, provided that all such Bonds will be sold at a rate greater than or equal to the Preliminary Fixed Rate; and

                       (B) if the Placement Agent shall have arranged for the
                   sale of none of the Tendered Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate; or

                   (2) if all owners of the outstanding Bonds elect to retain such Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate.

               (g) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be the Maximum Rate (as defined in the Indenture) then in effect.

               (h) The Fixed Rate will be computed on the basis of a three hundred sixty (360)-day year, computed for the actual number of days elapsed, and will be payable on each Interest Payment Date after the Conversion Date until the principal of, and premium, if any, and interest on the Bonds shall have been paid in full.

         Interest Rate Determination Binding. The determination of the interest rate on the Bonds by the Remarketing Agent or Placement Agent, as appropriate, in accordance with the terms of the Indenture will be conclusive and binding upon the owners of the Bonds, the Issuer, the Lessee, the Trustee, the Remarketing Agent, the Placement Agent, the Tender Agent and the Credit Facility Issuer.

         No Usury. Anything herein to the contrary notwithstanding, in no event shall the interest rate borne by the Bonds exceed the maximum contract rate of interest permitted by the laws of the State.

                              REDEMPTION OF BONDS

               Optional Redemption. (a) While the Bonds bear interest at the Variable Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, with the consent of the Credit Facility Issuer, on any Interest Payment Date and on the Conversion Date, in whole or in part, at redemption price equal to one hundred percent (100%) of the principal amount thereof without premium plus interest accrued to the redemption date.

               (b) While the Bonds bear interest at the Fixed Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, in whole on any date, or in part on any Interest Payment Date, occurring on or after the dates set forth




                                     C-2-8
below, at the redemption prices (with a premium expressed as a percentage of principal amount to be redeemed) set forth below plus interest accrued to the redemption date as follows:

         Commencement of
         Redemption Period                  Redemption Price
         -----------------                  ----------------

         The Business Day four (4)          103% declining by 1/2% on each
         years from the Conversion          succeeding anniversary date of the
         Date                               first day of the redemption period
                                            until reaching 100% and thereafter
                                            at 100%


               (c) The Bonds will be subject to redemption upon the written direction of the Issuer, given at the request of the Lessee, at any time in whole or in part at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the redemption date in the event of damage, destruction or condemnation of the Project, all as more fully described in Section 7.1(b) of the Indenture.

               Mandatory Redemption (a). The Bonds will be subject to mandatory redemption in whole on any date at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date within one hundred eighty (180) days after receipt by the Trustee of a written notice of a Determination of Taxability (as defined in the Lease Agreement).

               (b) During the Variable Rate Period, the Bonds will be subject to mandatory redemption in whole on the Interest Payment Date occurring closest to but not after fifteen (15) days prior to the date of expiration of the then current Credit Facility unless prior to such date an Alternate Credit Facility has been provided in accordance with the Indenture, at a redemption price or Purchase Price equal to one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued to the redemption date.

               (c) The Bonds are subject to redemption without premium from proceeds of the Bonds not used to complete the Project or from moneys drawn under the Credit Facility for which the Credit Facility Issuer is reimbursed from such excess proceeds in accordance with the provisions of the Indenture, which redemption date shall be no more than sixty (60) days following the date of transfer of moneys to the Bond Fund established under the Indenture from the Project Fund established under the Indenture.

         Purchase in Lieu of Redemption. The Bonds are subject to optional call and purchase in whole prior to the Conversion Date on any Interest Payment Date upon the written direction of the Issuer, given at the request of the Lessee, which purchase may be in lieu of redemption, from moneys deposited with the Trustee sufficient for payment of 100% of the principal amount due upon such call together with accrued interest on the Bonds to the call date.




                                     C-2-9

         Notice of Redemption and Selection of Bonds. Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, will be given not more than sixty (60) days and not less than twenty (20) days prior to the redemption date, by mailing a copy of the redemption notice by first class mail to the owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register (as defined in the Indenture) maintained by the Bond Registrar (as hereinafter described). Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice will be of no effect unless such moneys are so deposited. All Bonds so called for redemption, including Bonds purchased by the Lessee as provided in the Indenture but not yet surrendered for payment of the Purchase Price, will cease to bear interest on the specified redemption date provided funds for the payment of their redemption price and any accrued interest payable on the specified redemption date are on deposit at the principal place of payment at that time. If less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption will be selected in the following order of priority: first, Bonds pledged to the Credit Facility Issuer; second, Bonds owned by the Lessee and third, Bonds selected by any random or other method determined by the Trustee in its sole discretion.

         Mandatory Tender for Purchase Upon Conversion to Fixed Rate. The Bonds will be subject to mandatory purchase in whole (and not in part) on the Conversion Date at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of purchase; provided that there will not be so purchased (a) Bonds or portions thereof in authorized denominations which the owners have irrevocably elected to retain on the Conversion Date in accordance with the Indenture by the delivery of an Optional Retention Notice in accordance with the provisions of Section 2.2(e) of the Indenture, or (b) Bonds issued in exchange for or upon the registration of transfer of Bonds referred to in clause (a) above.

         THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO THE MANDATORY PURCHASE OF THIS BOND AS PROVIDED IN THE INDENTURE, AND AGREES THAT THIS BOND WILL BE PURCHASED ON THE DATE SPECIFIED UPON DEPOSIT WITH THE TRUSTEE OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TRUSTEE ON THE DATE SPECIFIED, INTEREST WILL CEASE TO ACCRUE HEREON ON SUCH SPECIFIED DATE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFIT OF THE INDENTURE.

         Purchase at Option of the Owner During Variable Rate Period. While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination will be purchased on the demand of the owner thereof, on any Business Day at a Purchase Price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the date of purchase upon delivery to the Tender Agent of a notice (herein called an "OPTIONAL TENDER NOTICE") in the form attached hereto as Exhibit B specifying the date on which such Bond will be purchased, which date will be a Business Day not prior to the seventh (7th) day after the date of delivery of the Optional Tender Notice. To receive payment of the Purchase Price, the owner will




                                    C-2-10
be required to deliver such Bond to the Tender Agent, accompanied by an executed form of assignment and any other instruments of transfer satisfactory to the Trustee, not less than five (5) days prior to the purchase date specified in such notice as provided in the Indenture; provided, however, that any owner which is an investment company registered pursuant to the Investment Company Act of 1940 may deliver such Bond to the Tender Agent at or prior to 10:00 a.m. on the date of purchase. No purchase of Bonds at the option of the owner thereof or on the Conversion Date will be deemed to be a payment or redemption of the Bonds or any portion thereof. Notwithstanding the foregoing, no owner will have a right to tender such owner's Bond(s) for purchase as described in this paragraph following acceleration of the payment of the Bonds pursuant to the terms of the Indenture or after the Conversion Date.

         THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES THAT DELIVERY OF THE WRITTEN NOTICE DESCRIBED IN THE PRECEDING PARAGRAPH BY THE OWNER CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED, AND THAT THIS BOND WILL BE PURCHASED ON SUCH DATE UPON DEPOSIT WITH THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TENDER AGENT ON THE DATE SPECIFIED IN THE NOTICE, THIS BOND WILL BE HELD BY THE OWNER AS AGENT FOR THE LESSEE, INTEREST WILL CEASE TO ACCRUE HEREON AS OF THE DATE SPECIFIED IN THE NOTICE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE, AND THE ISSUER WILL, TO THE EXTENT PERMITTED BY LAW, EXECUTE AND THE TRUSTEE WILL AUTHENTICATE AND DELIVER A SUBSTITUTE BOND IN LIEU OF THE UNDELIVERED BOND.

         Tender Agent. The Issuer has appointed First Union National Bank as Tender Agent. The Tender Agent may be changed at any time by the Lessee with the consent of the Issuer and the Trustee.

         Authorized Denominations. Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of One Hundred Thousand Dollars ($100,000) or any integral multiple of $5,000 in excess thereof; provided that if less than $100,000 in principal amount of Bonds is Outstanding (as defined in the Indenture), one Bond shall be issued in such smaller denomination. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

         Transfer. This Bond is transferable by the registered owner hereof or his duly authorized attorney at the corporate trust office of First Union National Bank, as Bond Registrar, in Nashville, Tennessee, in compliance with the terms and conditions set forth in the Indenture and upon surrender of this Bond, provided that transfers in connection with the remarketing hereof will be made at the corporate trust office of the Trustee in Nashville, Tennessee, accompanied by a



                                    C-2-11
duly executed instrument of transfer in form satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer, the Bond Registrar or the Trustee may prescribe and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED THAT IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN PROVIDED PURSUANT TO A DRAW UNDER THE CREDIT FACILITY, THIS BOND IS NOT TRANSFERABLE TO ANYONE OTHER THAN THE LESSEE OR ITS ASSIGNEE OR PLEDGEE. Upon any such transfer, a new Bond or Bonds registered in the name of the transferee or transferees in denominations authorized by the Indenture and in the same aggregate principal amount as the principal amount of this Bond (and of the same maturity and bearing interest at the same rate) will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered will be deemed the owner hereof for all purposes, and the Issuer, the Bond Registrar and the Trustee will not be affected by any notice to the contrary.

         The owner of this Bond will have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon.

         Modifications or alterations of the Lease Agreement and the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the owners of the Bonds.

         No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or other documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in this Bond or between the Issuer and the Trustee; and all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of the Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.

         Notwithstanding anything to the contrary, any liability for payment of money and any other liability or obligation which the Issuer may incur under this Bond shall not constitute a general obligation of the Issuer but shall constitute limited obligations of the Issuer payable solely from and enforced only against the Trust Estate. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or the Lease Agreement to which the Issuer is a party or for any claim based hereon or thereon or otherwise




                                    C-2-12
in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty otherwise. No personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, agent, attorney or employee as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in this Bond or between the Issuer and the Trustee, whether herein contained or to be implied herefrom as being supplemental hereto; and to all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of the Indenture and as a condition of, and as part of the consideration for, the execution of the Indenture, expressly waived and released.

         Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder will be subject to the limitation that payment of interest to the owner of this Bond will not be required to the extent that receipt of any such payment by the owner of this Bond would be contrary to the provisions of law applicable to such Bond which limits the maximum rate of interest which may be charged or collected by such owner.

         In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be in the city of payment a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest will accrue for the period of any such extension.

         This Bond will be governed by and construed in accordance with the laws of the State of Tennessee.

         Tennessee Code Annotated Sections 7-53-305(a) and 67-5-205(a), as amended, provide that this Bond and the income therefrom shall be exempt from all taxes in the State of Tennessee. Other provisions of the Tennessee Code Annotated indicate, however, that the Bond and/or interest thereon may be subject to Tennessee inheritance, transfer and gift taxes and to the Tennessee corporate excise and franchise taxes.

         All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.




                                     C-2-13

         IN WITNESS WHEREOF, The Industrial Development Board of the County of Hamilton, Tennessee has caused this Bond to be executed with the manual signatures of its Chairman and its Secretary, all as of _______________.

                                         THE INDUSTRIAL DEVELOPMENT BOARD OF
                                         THE COUNTY OF HAMILTON, TENNESSEE


                                         By:
                                            -----------------------------------
                                                 Chairman


                                         Attest:
                                                -------------------------------
                                                 Secretary







                                    C-2-14

                         CERTIFICATE OF AUTHENTICATION



         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                          FIRST UNION NATIONAL BANK,
                                          as Trustee



                                          By:
                                             ----------------------------------
                                                  Authorized Representative



Date of Authentication:
                       ---------------




                                    C-2-15

                                   ASSIGNMENT



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



the within bond of the ____________________________ and does hereby constitute and appoint _______________________________ attorney to transfer the said bond on the books of the within named Issuer, with full power of substitution in the premises.



Dated:


In the presence of:
                                          -------------------------------------
                                                        Bondholder



Signature Guaranteed:



-------------------------------------

NOTICE: Signature(s) must be guaranteed by a member firm of a Medallion Program acceptable to the Trustee.






                                    C-2-16

                                   EXHIBIT A

                 FORM OF BONDHOLDER'S OPTIONAL RETENTION NOTICE


                                                     Date:
                                                          ---------------------

First Union National Bank, as
Trustee (the "Trustee") under the Trust Indenture dated as of January 1, 1999 (the "Indenture") between the
Trustee and The Industrial Development Board of the
County of Hamilton, Tennessee

Attention:     Corporate Trust Department

         Re: $4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Tax-Exempt Series

         1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above.

         2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably elect(s) to hold the Bonds, which will bear interest at the Fixed Rate (as defined in, and to be determined as described in, the Indenture), effective on the Conversion Date (as defined in the Indenture) specified in the notice from the Trustee (the "Notice of Conversion").

         3. The undersigned hereby acknowledges that it has received the Notice of Conversion and that it acknowledges, without limitation, that (i) the Bonds will not be supported by an Alternate Credit Facility after the Conversion Date, (i) the rating on the Bonds, if any, may be reduced or withdrawn after the Conversion Date, and (iii) after the tenth day preceding he Conversion Date the undersigned will not be entitled to deliver Bonds for purchase pursuant to
Section 2.3 of the Indenture.

         4. The undersigned hereby acknowledges that, even if it fails to deliver such Bonds as agreed pursuant to paragraph 5 hereof, the bonds will nevertheless bear the Fixed Rate effective on the Conversion Date.

         5. The undersigned hereby undertakes to deliver the Bonds to First Union National Bank, as Tender Agent, at its corporate trust office located at 150 Fourth Avenue, North, TN 1327, Nashville, Tennessee 37219, Attention:
Corporate Trust Department, to be stamped with the legend set forth in Section 2.2(e) of the Indenture not later than 10:00 A.M. prevailing Eastern time on the Conversion Date.





                                    C-2-17

Name of Bondholder:
                   ------------------------------
                           (Type or Print)

Signature:
          ---------------------------------------

Guaranteed by:
              -----------------------------------

Name of Institution:
                    -----------------------------
Date:
     --------------------------------------------


                       [End of Exhibit A to Form of Bond]




                                    C-2-18

                                   EXHIBIT B

                  FORM OF BONDHOLDER'S OPTIONAL TENDER NOTICE


                                                     Date:
                                                          ---------------------


First Union National Bank, as
Trustee (the "Trustee") under the Trust Indenture dated as of January 1, 1999 (the "Indenture") between the
Trustee and The Industrial Development Board of the
County of Hamilton, Tennessee

Attention:     Corporate Trust Department

         Re: $4,500,000 The Industrial Development Board of the County of Hamilton, Tennessee Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Tax-Exempt Series

         1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above.

         2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of the Bonds described above.

         3. The date on which the Bonds shall be purchased shall be ______________, ____ [Note: This date must be a Business Day (as defined in the Indenture) which is at least seven days after delivery of this notice to the Tender Agent].

         4. The person or persons to whom or to whose order the proceeds of the purchase of the Bonds are to be paid is ___________________, and the address or addresses of such payee or payees is _________________________________________.

         5. The undersigned hereby irrevocably authorizes and instructs the Trustee or the Bond Registrar (as defined in the Bonds) to the effect the transfer of such Bonds (or any Bond(s) exchanged therefor), upon payment of the purchase price therefor, to the purchaser(s) thereof, whether or not it delivers such Bonds as agreed pursuant to paragraph (7) hereof.

         6. The undersigned hereby acknowledges that, even it if fails to deliver such Bonds, the bonds may nevertheless be purchased pursuant to the Indenture, and that, in any event, on and after the proposed purchase date set forth in paragraph 3 hereof, the bonds will cease to be outstanding for all purposes under the Indenture, to evidence the indebtedness of the Issuer with respect thereto and to bear interest.




                                    C-2-19

         7. The undersigned hereby undertakes to deliver the Bonds to you, as Tender Agent, at 150 Fourth Avenue, North, TN 1327, Nashville, Tennessee 37219,
Attention: Corporate Trust Department at least five days prior to the proposed purchase date set forth in paragraph 3 above duly endorsed in blank for transfer.


Name of Bondholder:
                   ------------------------------
                           (Type or Print)

Signature:
          ---------------------------------------

Guaranteed by:
              -----------------------------------

Name of Institution:
                    -----------------------------
Date:
     --------------------------------------------


                       [End of Exhibit B to Form of Bond]



                                    C-2-20

                                   EXHIBIT D

                             Description of Project


Legal Description of the Property

         ALL that certain plot, piece or parcel of land situate, lying and being in Hamilton County, Tennessee, bounded and described as follows:

                                (to be supplied)


Description of Equipment

         All equipment, machinery, and items of personal property acquired, constructed and installed and/or to be acquired, constructed and installed in connection with the completion of the Project located at 6024 Century Oaks Drive, Chattanooga, Tennessee, and purchased with the proceeds of The Industrial Development Board of the County of Hamilton, Tennessee's Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999.

                                   EXHIBIT E

                            REQUISITION CERTIFICATE

TO:      FIRST UNION NATIONAL BANK, as Trustee

FROM:    STERILE RECOVERIES, INC. (agent for the Lessee)

SUBJECT: LEASE AGREEMENT DATED AS OF FEBRUARY 1, 1999


         This represents Requisition Certificate No. _______ in the total amount of $___________ for payment of those Costs of the Project detailed in the schedule attached.

         The undersigned does certify that:

         1. All of the expenditures for which moneys are requested hereby represent proper Costs of the Project, have not been included in a previous Requisition Certificate and have been properly recorded on the Lessee's books.

         2. The moneys requested thereby are not greater than those necessary to meet obligations due and payable or to reimburse the company for funds actually advanced for Costs of the Project. The moneys requested do not include retention or other moneys not yet due or earned under construction contracts.

         3. After payment of moneys hereby requested, there will remain available to the Lessee sufficient funds to complete the Project substantially in accordance with the plans.

         4. At least 95% of the sum of the payment herein requested form the bond proceeds and all other payments from the proceeds of the Bonds heretofore made have been used to finance the acquisition, renovation, construction, renovation or improvement of land and buildings, all of which property other than land is of a character subject to the allowance for depreciation under
Section 167 of the Code, all of which costs for such property or land were first incurred subsequent to September 25, 1998, and no more than 5% of the sum of the payment herein requested from the bond proceeds, and no more than 2% of the sum for payment of costs of issuance, and all other payments from the proceeds of the Bonds heretofore made from the bond proceeds has been or will be used, directly or indirectly as working capital or to finance inventory or issuance costs.

         5. The Lessee is not in default under the Lease Agreement or the Reimbursement Agreement and nothing has occurred to the knowledge of the Lessee that would prevent the performance of its obligations under the Lease Agreement or the Reimbursement Agreement.

         Executed this _________ day of ________________, _____.

                                          STERILE RECOVERIES, INC.


                                          By:
                                             ----------------------------------
                                             Its:

Approved by First Union National Bank
(as the "Bank")



By:
   ----------------------------------
Title:








                                      E-2